                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                       REGISTRATION STATEMENT NO.: 333-126218-04

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-126218) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

[LOGO] MERRILL LYNCH                                [LOGO] COUNTRYWIDE
                                           -------------------------------------
                                                  SECURITIES CORPORATION
                                           A COUNTRYWIDE CAPITAL MARKETS COMPANY

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET
                          $1,897,259,000 (APPROXIMATE)

           SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-3FL, CLASS A-3B, CLASS A-SB, CLASS A-4,
          CLASS A-1A, CLASS AM, CLASS AJ, CLASS B, CLASS C AND CLASS D
--------------------------------------------------------------------------------
                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
                                 Issuing Entity

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                          EUROHYPO AG, NEW YORK BRANCH
                              Mortgage Loan Sellers

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                 Master Servicer

                           MIDLAND LOAN SERVICES, INC.
                                Special Servicer

                        LASALLE BANK NATIONAL ASSOCIATION
                                     Trustee

                                 MARCH 22, 2006

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, EHY Securities (USA), LLC,
Banc of America Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co.
Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED IN ITS ENTIRETY
BY THE INFORMATION CONTAINED IN ANY FREE WRITING PROSPECTUS DELIVERED TO YOU
PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION
                                    EUROHYPO
BANC OF AMERICA SECURITIES LLC        GOLDMAN, SACHS & CO.        MORGAN STANLEY

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                                     INITIAL                         APPROX.
                                   CERTIFICATE        APPROX.      PERCENTAGE    WEIGHTED
          EXPECTED RATINGS      PRINCIPAL BALANCE  TOTAL INITIAL   OF INITIAL    AVERAGE     PRINCIPAL    ASSUMED FINAL
        ---------------------      OR NOTIONAL        CREDIT        MORTGAGE       LIFE        WINDOW      DISTRIBUTION
 CLASS   DBRS      FITCH  S&P      AMOUNT (1)         SUPPORT     POOL BALANCE  (YEARS)(2)  (MO./YR.)(2)     DATE(2)      RATE TYPE
------------------------------------------------------------------------------------------------------------------------------------

  A-1     AAA       AAA   AAA   $   65,000,000       30.000%          3.035%      2.619     04/06-12/10   December 2010      (3)
  A-2     AAA       AAA   AAA   $  337,500,000       30.000%         15.758%      4.807     12/10-03/11     March 2011       (3)
  A-3     AAA       AAA   AAA   $   66,150,000       30.000%          3.088%      6.450     09/12-09/12   September 2012     (3)
 A-3FL    AAA       AAA   AAA   $  105,150,000       30.000%          4.909%      6.450     09/12-09/12   September 2012     (3)
 A-3B     AAA       AAA   AAA   $   75,000,000       30.000%          3.502%      6.632     09/12-03/13     March 2013       (3)
 A-SB     AAA       AAA   AAA   $  121,000,000       30.000%          5.649%      7.254     03/11-10/15    October 2015      (3)
 A-1A     AAA       AAA   AAA   $  240,000,000       30.000%         11.205%      9.132     04/06-01/16    January 2016      (3)
  A-4     AAA       AAA   AAA   $  489,483,000       30.000%         22.853%      9.719     10/15-01/16    January 2016      (3)
  AM      AAA       AAA   AAA   $  214,183,000       20.000%         10.000%      9.832     01/16-02/16   February 2016      (3)
  AJ      AAA       AAA   AAA   $   82,056,000       11.500%          3.831%      9.867     02/16-02/16   February 2016      (3)
   B       AA       AA    AA    $   50,868,000        9.125%          2.375%      9.867     02/16-02/16   February 2016      (3)
   C    AA(Low)     AA-   AA-   $   21,419,000        8.125%          1.000%      9.867     02/16-02/16   February 2016      (3)
   D       A         A     A    $   29,450,000        6.750%          1.375%      9.867     02/16-02/16   February 2016      (3)

NON-OFFERED CERTIFICATES(5)

                                     INITIAL                         APPROX.
                                   CERTIFICATE        APPROX.      PERCENTAGE    WEIGHTED
          EXPECTED RATINGS      PRINCIPAL BALANCE  TOTAL INITIAL   OF INITIAL    AVERAGE     PRINCIPAL    ASSUMED FINAL
        ---------------------      OR NOTIONAL        CREDIT        MORTGAGE       LIFE        WINDOW      DISTRIBUTION
 CLASS   DBRS      FITCH  S&P      AMOUNT (1)         SUPPORT     POOL BALANCE  (YEARS)(2)  (MO./YR.)(2)     DATE(2)      RATE TYPE
------------------------------------------------------------------------------------------------------------------------------------

AN-FL      AAA      AAA    AAA  $  100,000,000       11.500%          4.669%      9.867     02/16-02/16    February 2016     (3)
  E      A(Low)     A-     A-   $   16,064,000        6.000%          0.750%      9.867     02/16-02/16    February 2016     (3)
  F     BBB(High)  BBB+   BBB+  $   24,095,000        4.875%          1.125%      9.943     02/16-03/16      March 2016      (3)
  G        BBB      BBB    BBB  $   16,064,000        4.125%          0.750%      9.950     03/16-03/16      March 2016      (3)
  H     BBB(Low)   BBB-   BBB-  $   26,773,000        2.875%          1.250%      9.950     03/16-03/16      March 2016      (3)
  J     BB(High)    BB+    BB+  $    5,354,000        2.625%          0.250%      9.950     03/16-03/16      March 2016      (3)
  K        BB       BB     BB   $    5,355,000        2.375%          0.250%      9.950     03/16-03/16      March 2016      (3)
  L      BB(Low)    BB-    BB-  $    8,032,000        2.000%          0.375%      9.950     03/16-03/16      March 2016      (3)
  M      B(High)    B+     B+   $    2,677,000        1.875%          0.125%      9.950     03/16-03/16      March 2016      (3)
  N         B        B      B   $    8,032,000        1.500%          0.375%      9.971     03/16-04/16      April 2016      (3)
  P      B(Low)     B-     B-   $    5,355,000        1.250%          0.250%     10.033     04/16-04/16      April 2016      (3)
  Q        NR       NR     NR   $   26,773,151        0.000%          1.250%     11.247     04/16-03/26      March 2026      (3)
  X        AAA      AAA    AAA  $2,141,833,151         N/A             N/A        N/A           N/A          March 2026      (4)

___________________________________
(1)   In the case of each such class, subject to a permitted variance of plus or minus 5.0%.

(2)   As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates
      (except in the case of loans with anticipated repayment dates (ARD loans), which are assumed to prepay on their anticipated repayment dates) and the other Modeling Assumptions that will be described in the offering prospectus.

(3)   The pass-through rates on the class A-1, A-2, A-3, A-3B, A-SB, A-4, A-1A,
      AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates will equal any one of (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
      30-day months), (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) and (iv)
      the weighted average of certain net mortgage rates on the mortgage loans
      (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) less a specified percentage. By virtue of an interest rate swap contract, the pass-through rate for the class A-3FL and AN-FL certificates will be based on one month LIBOR plus a specified percentage; provided that interest payments made under the related swap contract are subject to reduction as described in the offering prospectus (thereby resulting in an effective pass-through rate below LIBOR plus a specified percentage). The initial LIBOR rate will be determined prior to closing and subsequent LIBOR rates will be determined two LIBOR business days before the start of each class A-3FL or class
      AN-FL, as the case may be, interest accrual period. Under circumstances described in the offering prospectus, the pass-through rate for class
      A-3FL or class AN-FL certificates may convert to a rate described herein in clause (i), (ii) or (iii) of the first sentence of this footnote (3).

(4)   The class X certificates will not have certificate principal balances and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class X certificates, as described in the offering prospectus. The interest rate applicable to each component of the class X certificates for each distribution date will equal the rate described in the offering prospectus.

(5)   Not offered pursuant to the offering prospectus. Any information provided herein regarding the characteristics of these classes of certificates is provided only to enhance your understanding of the offered certificates.

                                        1

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--------------------------------------------------------------------------------
TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE                  Sequential pay REMIC. Class A-1, A-2, A-3, A-3FL, A-3B, A-SB, A-4, A-1A, AM,
                            AJ, B, C and D certificates are offered publicly. All other certificates will be privately placed with qualified institutional buyers, with institutional accredited investors or non-U.S. persons under Regulation S.

CUT-OFF DATE                References in this term sheet to the "cut-off date" mean, with respect to each mortgage loan, the related due date of that mortgage loan in March 2006 or, in the case of any mortgage loan that has its first payment date in April
                            2006, March 1, 2006 or, in the case of any mortgage loan that has its first payment date in May 2006, the date of its origination.

OFFERING TERMS              The commercial mortgage backed securities referred to in these materials, and the mortgage pool backing them, are subject to modification or revision
                            (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you. Any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

MORTGAGE POOL               The mortgage pool consists of 152 mortgage loans with an aggregate initial mortgage pool balance of $2,141,833,058, subject to a variance of plus or minus
                            5.0%. The mortgage loans are secured by 212 mortgaged real properties located throughout 36 states.

LOAN GROUPS                 For purposes of making distributions to the class A-1, A-2, A-3, A-3FL, A-3B,
                            A-SB, A-4 and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 123 mortgage loans, representing approximately 88.8% of the initial mortgage pool balance and that are secured by the various property types that make up the collateral for those mortgage loans, and loan group 2 will consist of 29 mortgage loans, representing approximately 11.2% of the initial mortgage pool balance and that are secured by multifamily and manufactured housing community properties (approximately 99.6% of all the mortgage loans secured by multifamily and manufactured housing community properties).

ISSUING ENTITY              ML-CFC Commercial Mortgage Trust 2006-1

DEPOSITOR                   Merrill Lynch Mortgage Investors, Inc.

SPONSORS                    Merrill Lynch Mortgage Lending, Inc. (MLML)
                            Countrywide Commercial Real Estate Finance, Inc. (CRF)

MORTGAGE LOAN               Merrill Lynch Mortgage Lending, Inc. (MLML)..........55.5% of the
SELLERS                     initial mortgage pool balance
                            Countrywide Commercial Real Estate Finance, Inc. (CRF). 41.5% of the initial mortgage pool balance
                            Eurohypo AG, New York Branch (EHY)................3.0% of the
                            initial mortgage pool balance

UNDERWRITERS                Merrill Lynch, Pierce, Fenner & Smith Incorporated
                            Countrywide Securities Corporation
                            EHY Securities (USA), LLC
                            Banc of America Securities LLC
                            Goldman, Sachs & Co.
                            Morgan Stanley & Co. Incorporated

TRUSTEE                     LaSalle Bank National Association

                                        2

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--------------------------------------------------------------------------------

MASTER SERVICER             Wachovia Bank, National Association

SPECIAL SERVICER            Midland Loan Services, Inc.

RATING AGENCIES             Dominion Bond Rating Service, Inc.
                            Fitch, Inc.
                            Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

SWAP COUNTERPARTY           Expected to be Merrill Lynch Capital Services, Inc.
FOR CLASSES

DENOMINATIONS               $25,000 minimum for the offered certificates.

CLOSING DATE                On or about March 30, 2006.

SETTLEMENT TERMS            Book-entry through DTC for all offered certificates.

DETERMINATION DATE          For any distribution date, the fourth business day prior to the distribution date, except that in the case of certain mortgage loans, the master servicer may make its determination as to the collections received as of a later date during each month.

DISTRIBUTION DATE           The 12th day of each month or, if the 12th day is not a business day, the next succeeding business day, beginning in April 2006.

DAY COUNT                   30/360 (or, in the case of the class A-3FL certificates, for so long as the related swap agreement is in effect and no payment default is continuing thereunder, actual/360).

INTEREST DISTRIBUTIONS      Each class of offered certificates will be entitled on each distribution date to interest accrued during the prior calendar month at its pass-through rate for such distribution date on the outstanding certificate balance of such class immediately prior to such distribution date; provided that, for so long as the related swap agreement is in effect and no payment default is continuing thereunder, the interest accrual period for the class A-3FL certificates will, for each distribution date, begin on the prior distribution date (or, in the case of the initial such interest accrual period, on the closing date) and end on the business day preceding the subject distribution date. Subject to available funds, distributions of interest will be made with respect to the following classes of certificates in the following order on each distribution date: FIRST, the class A-1, A-2, A-3, A-3FL, A-3B, A-SB, A-4, A-1A and X certificates, pro rata and pari passu; SECOND, the class AM certificates;
                            THIRD, the class AJ certificates; and THEN the respective remaining classes of certificates with principal balances, sequentially in alphabetical order of class designation. In general, payments of interest in respect of the class
                            A-1, A-2, A-3, A-3FL, A-3B, A-SB and A-4 certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 1, payments of interest in respect of the class A-1A certificates will be made to the extent of available funds attributable to the mortgage loans in loan group
                            2, and payments of interest in respect of the class X certificates will be made to the extent of available funds attributable to mortgage loans in both loan groups. However, if the application of available funds as described in the preceding sentence would result in an interest shortfall to any of those classes of certificates, then payments of interest will be made with respect to all of those classes on a pro rata (based on amount of interest accrued) and pari passu basis without regard to loan groups. Furthermore, notwithstanding the foregoing, payments of interest with respect to the class A-3FL certificates out of collections on the mortgage loans will be calculated on a
                            30/360 basis at a fixed coupon or a coupon calculated at the lesser of a specified percentage and a weighted average coupon derived from net interest rates on the mortgage loans, with such interest to be

                                        3

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SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

                            exchanged under the related swap agreement for interest calculated on an actual/360 basis at a  LIBOR-based rate. No class of certificates will provide credit support for any failure on the part of  the swap counterparty to make any required payment under the swap contract. Interest payments  with respect to the class A-3FL certificates will be subject to reduction if the weighted average of  certain net interest rates on the mortgage loans declines below the fixed rate per annum at which  interest is payable by the trust to the swap counterparty.

PRINCIPAL DISTRIBUTIONS     Except as described below, principal will be distributed on each distribution date, to the extent of  available funds, to the most senior class of sequential pay certificates outstanding until its certificate  balance is reduced to zero.
                            Payments of principal will generally be made, to the extent of available  funds
                            (i) to the class A-1 certificates, the class A-2 certificates, the class A-3 and A-3FL certificates (on  a pro rata and pari passu basis), the class A-3B certificates, the class A-SB certificates and the class  A-4 certificates, in that order, in an amount equal to the funds received or advanced with respect to  principal on mortgage loans in loan group 1 and, after the principal balance of the class A-1A  certificates has been reduced to zero, the funds received or advanced with respect to principal on  mortgage loans in loan group
                            2, in each case until the principal balance of the subject class of certificates is reduced to zero, and (ii) to the class A-1A certificates, in an amount equal to the funds  received or advanced with respect to principal on mortgage loans in loan group 2 and, after the  principal balance of the class
                            A-4 certificates has been reduced to zero, the funds received or  advanced with respect to principal on mortgage loans in loan group 1, until the principal balance of  the class A-1A certificates is reduced to zero.

                            Notwithstanding the foregoing, on any distribution date as of which the principal balance of the  class A-SB certificates is required to be paid down to its scheduled principal balance for that  distribution date in accordance with a specified schedule that will be annexed to the offering  prospectus, distributions of principal will be made, to the extent of available funds, to reduce the  principal balance of the class A-SB certificates to its scheduled principal balance for the subject  distribution date, out of the funds received or advanced with respect to principal on the mortgage  loans in loan group 1
                            (prior to any distributions of principal from those loan group 1 funds to any other class of certificates on that distribution date) and, after the principal balance of the class A-1A  certificates has been reduced to zero, out of the funds received or advanced with respect to principal  on mortgage loans in loan group 2 (prior to any distributions of principal with respect to the class
                            A-1, A-2, A-3, A-3FL, A-3B, A-SB and A-4 certificates on that distribution date).

                            If, due to losses, the certificate balances of the class AM through class Q certificates are reduced to  zero, payments of principal to the class A-1, A-2,
                            A-3, A-3FL, A-3B, A-SB, A-4 and A-1A certificates  (to the extent that any two or more of these classes are outstanding) will be made on a pro rata and  pari passu basis.

                            Following retirement of the class A-1, A-2, A-3, A-3FL, A-3B, A-SB, A-4 and
                            A-1A certificates,  amounts distributable as principal will be distributed on each distribution date, to the extent of  available funds, to the class AM, AJ,
                            AN-FL, B, C, D, E, F, G, H, I, K, L, M, N, P and Q certificates, in  that order, in each case until the related certificate balance of the subject class of certificates is  reduced to zero.

LOSSES                      Losses realized on the mortgage loans and certain default-related and other unanticipated expenses,  if any, will be allocated to the class Q, P, N, M, L,
                            K, J, H, G, F, E, D, C, B, AN-FL, AJ and AM  certificates, in that order, and then, on a pro rata and pari passu basis, to the class A-1, A-2, A-3,  A-3FL,
                            A-3B, A-SB, A4 and A-1A certificates.

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PREPAYMENT PREMIUMS AND     Any prepayment premiums or yield maintenance charges collected will be
YIELD MAINTENANCE CHARGES   distributed to certificateholders and/or the swap counterparty on the distribution date following the collection period in which the prepayment premium was received. On each distribution date, the holders of each class of offered certificates and of the class E, F, G and H certificates then entitled to principal distributions (to the extent such prepayment premium or yield maintenance charge is collected from mortgage loans in the loan group, if applicable, from which such class of certificates is receiving payments of principal) will be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of (a) the amount of such prepayment premiums or yield maintenance charges, net of workout fees and principal recovery fees payable therefrom, multiplied by (b) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates (or, in the case of the class A-3FL and class AN-FL certificates, the pass-through rate that would be payable thereon without regard to the related interest rate swap agreement as described under "Interest Distributions" above) over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such class of certificates on that distribution date, and the denominator of which is equal to the total principal distribution amount for that distribution date; provided that, if the
                            A-4 and A-1A classes were both outstanding (prior to any distributions) on such distribution date, then the number in clause (c) will be a fraction, the numerator of which is equal to the amount of principal distributable on the subject class of certificates on such distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the portion of the total principal distribution amount for such distribution date that is attributable to the loan group that includes the prepaid mortgage loan. HOWEVER, AS LONG AS THE RELATED SWAP AGREEMENT IS IN
                            EFFECT AND THERE IS NO CONTINUING PAYMENT DEFAULT THEREUNDER, ANY PREPAYMENT
                            PREMIUM OR YIELD MAINTENANCE CHARGE ALLOCABLE TO THE CLASS A-3FL OR CLASS AN-FL
                            CERTIFICATES WILL BE PAYABLE TO THE SWAP COUNTERPARTY.

                            The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed to the holders of the class X certificates.

                            All prepayment premiums and yield maintenance charges payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain expenses of the trust fund and losses realized in respect of the mortgage loans previously allocated to any class of certificates.

ADVANCES                    The master servicer and, if it fails to do so, the trustee will be obligated to make P&I advances and servicing advances, including advances of delinquent property taxes and insurance, but only to the extent that such advances are considered recoverable, and, in the case of P&I advances, subject to appraisal reductions that may occur.

APPRAISAL REDUCTIONS        If any of certain adverse events or circumstances described in the offering prospectus occur or exist with respect to any mortgage loan or the mortgaged real property for any mortgage loan, that mortgage loan will be considered a required appraisal loan. An appraisal reduction will generally be made in the amount, if any, by which the principal balance of the required appraisal loan
                            (plus other amounts overdue or advanced in connection with such loan) exceeds
                            90% of the appraised value of the related mortgaged real property plus all escrows and reserves (including letters of credit) held as additional collateral with respect to the mortgage loan. As a result of calculating an appraisal reduction amount for a given mortgage loan, the interest portion of any P&I advance for such loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates.

                                        5

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--------------------------------------------------------------------------------

                            A required appraisal loan will cease to be a required appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist which would cause such mortgage loan to be a required appraisal loan.

OPTIONAL TERMINATION        The master servicer, the special servicer and certain certificateholders will have the option to terminate the trust and retire the then outstanding certificates, in whole but not in part, and purchase the remaining assets of the trust on or after the distribution date on which the stated principal balance of the mortgage loans is less than approximately 1.0% of the initial mortgage pool balance. Such purchase price will generally be at a price equal to the unpaid aggregate principal balance of the mortgage loans, plus accrued and unpaid interest and certain other additional trust fund expenses, and the fair market value of any REO properties acquired by the trust following foreclosure.

                            In addition, if, following the date on which the total principal balances of the class A-1, A-2, A-3, A-3FL, A-3B, A-SB, A-4, A-1A, AM, AJ, AN-FL, B, C and
                            D certificates are reduced to zero, all of the remaining certificates, except the class Z, R-I and R-II certificates, are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates, except the class Z, R-I and R-II certificates, for all the mortgage loans and REO properties remaining in the trust fund at the time of exchange.

CONTROLLING CLASS           The most subordinate class of principal balance certificates that has a class certificate balance greater than 25% of its original certificate balance will be the controlling class of certificates; provided, however, that if no such class of principal balance certificates satisfies such requirement, the controlling class of certificates will be the most subordinate class of principal balance certificates with a class certificate balance greater than zero. The holder(s) of certificates representing a majority interest in the controlling class will have the right, subject to the conditions described in the offering prospectus, to replace the special servicer and select a representative that may direct and advise the special servicer on various servicing matters.

                            Each of the Kenwood Towne Centre mortgage loan and the 60 State Street mortgage loan is part of a separate loan combination that involves another loan that will not be included in the trust (each, a "non-trust loan") and that is subordinate in right of payment to, the Kenwood Towne Centre mortgage loan and the 60 State Street mortgage loan, as applicable. The holder of a related subordinate non-trust loan, for so long as that subordinate non-trust loan has an unpaid principal balance, net of any existing related appraisal reduction amounts allocable thereto, equal to or greater than 25% of its then outstanding principal balance (without taking into account any appraisal reduction amount)
                            will have the right to direct or advise the special servicer with respect to certain specified servicing actions with respect to the Kenwood Towne Centre loan combination or the 60 State Street loan combination, as the case may be.

ERISA                       The offered certificates are expected to be eligible for purchase by employee benefit plans and other plans or arrangements, subject to certain conditions.

SMMEA                       The offered certificates will not be "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                        6

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

CONTACTS

    MERRILL LYNCH & CO.            COUNTRYWIDE SECURITIES CORPORATION           EHY SECURITIES (USA) LLC

      John Mulligan                         Tom O'Hallaron                            Jim Reicheck
  (212) 449-3860 (Phone)                (818) 225-6353 (Phone)                   (212) 479-5848 (Phone)
   (212) 738-1491 (Fax)                  (818) 225-4032 (Fax)                     (212) 479-3010 (Fax)

        Max Baker                             Stew Ward                             Yaniv Blumenfeld
  (212) 449-3860 (Phone)                (818) 225-6353 (Phone)                   (212) 479-5837 (Phone)
   (212) 738-1491 (Fax)                  (818) 225-4032 (Fax)                     (212) 479-5800 (Fax)

        Rich Sigg                           Chris Tokarski                           Peter Tzelios
  (212) 449-3860 (Phone)                (818) 225-6331 (Phone)                   (212) 479-5751 (Phone)
   (212) 738-1491 (Fax)                  (818) 225-4179 (Fax)                     (866) 251-7221 (Fax)

      David Rodgers                         Cary Carpenter
  (212) 449-3611 (Phone)                (818) 225-6336 (Phone)
   (212) 449-7684 (Fax)                  (818) 225-4032 (Fax)

       Glenn Thaler
  (212) 449-4004 (Phone)
   (212) 449-7684 (Fax)

  BANC OF AMERICA SECURITIES LLC                                           MORGAN STANLEY & CO. INCORPORATED

            Bill Hale                                                                 Kara McShane
      (704) 388-1597 (Phone)                                                     (212) 761-2164 (Phone)
       (704) 388-9677 (Fax)                                                       (212) 507-5062 (Fax)

          Geordie Walker                                                               Jon Miller
      (704) 388-1597 (Phone)                                                     (212) 761-1371 (Phone)
       (704) 388-9677 (Fax)                                                       (212) 507-6994 (Fax)

           Chuck Mather
      (704) 388-1597 (Phone)
       (704) 388-9677 (Fax)

          Chris Springer
      (704) 388-1597 (Phone)
       (704) 388-9677 (Fax)

                                        7

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE (THE SUM OF THE PERCENTAGE
CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

All numerical information provided with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances. When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans comprising the mortgage pool.
If any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan or (iii) an allocated loan balance specified in the related loan documents. Unless specifically indicated
otherwise, statistical information presented with respect to any mortgage loan in the trust that is part of a loan combination excludes the related B-note non-trust loan or for certain statistical information.

GENERAL CHARACTERISTICS
--------------------------------------------------------------------------------------------------------------------------
                                                                        ALL MORTGAGE          LOAN                LOAN
                                                                           LOANS            GROUP 1             GROUP 2

Initial Mortgage Pool Balance ...................................      $2,141,833,058    $1,901,756,353       $240,076,705
Number of pooled mortgage loans .................................                 152               123                 29
Number of mortgaged properties ..................................                 212               182                 30
Percentage of investment grade loans(1) .........................                13.5%             15.2%               0.0%
Average cut-off date principal balance ..........................         $14,091,007       $15,461,434         $8,278,507
Largest cut-off date principal balance ..........................         $173,000,00      $173,000,000        $62,300,000
Smallest cut-off date principal balance .........................            $996,219          $996,219         $1,312,440
Weighted average mortgage interest rate .........................              5.5671%           5.5728%            5.5226%
Highest mortgage interest rate ..................................              9.6000%           9.3750%            9.6000%
Lowest mortgage interest rate ...................................              5.0000%           5.1440%            5.0000%
Number of cross collateralized mortgage loans ...................                   2                 2                  0
Cross collateralized mortgage loans as a % of IPB ...............                 9.9%             11.1%               0.0%
Number of multi-property mortgage loans .........................                  14                13                  1
Multi-property mortgage loans as a % of IPB .....................                31.4%             35.1%               2.2%
Weighted average underwritten debt service coverage ratio(2) ....                1.60x             1.61x              1.52x
Maximum underwritten debt service coverage ratio ................               12.75x             3.39x             12.75x
Minimum underwritten debt service coverage ratio ................                1.08x             1.12x              1.08x
Weighted average cut-off date loan-to-value ratio ...............                65.3%             64.9%              68.1%
Maximum cut-off date loan-to-value ratio ........................                83.8%             83.8%              79.7%
Minimum cut-off date loan-to-value ratio ........................                 6.8%             10.0%               6.8%
Weighted average remaining term to maturity or anticipated
repayment date (months) .........................................                 104               102                117
Maximum remaining term to maturity or anticipated repayment
date (months) ...................................................                 240               240                120
Minimum remaining term to maturity or anticipated repayment
date (months) ...................................................                  25                25                 52
Weighted average remaining amort. Term (months)(3) ..............                 344               344                350
Maximum remaining amort. Term (months) ..........................                 395               395                360
Minimum remaining amort. Term (months) ..........................                  25                25                 52

___________________________________
(1)   It has been confirmed by DBRS, Fitch and S&P, in accordance with their respective methodologies, that the 60 State Street, Kenwood Towne Centre and Southern California Ground Lease Portfolio Loans have credit characteristics consistent with investment-grade rated obligations.

(2)   The debt service coverage ratios with respect to certain mortgage loans were calculated assuming the application of a holdback amount and/or a letter of credit in reduction of the respective cut-off date principal balances or taking into account various assumptions regarding the financial performance of the related mortgaged real property on a
      "stabilized" basis.

(3)   Excludes loans that are interest-only for their entire term.

                                        8

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

                 PROPERTY TYPE BY STATE MATRIX FOR MORTGAGE POOL
--------------------------------------------------------------------------------

                       % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE
----------------------------------------------------------------------------
                      % OF INITIAL
                      ORTGAGE POOL
      STATE             BALANCE         RETAIL      OFFICE       HOSPITALITY
----------------------------------------------------------------------------

California.........       20.7           6.7          2.4             3.1
  Southern(1)......       13.8           6.1          2.0             3.1
  Northern(1)......        6.9           0.6          0.4              --
Ohio...............        7.6           7.6           --              --
Texas..............        6.7           2.9          0.6             1.8
Georgia............        6.7           2.6          3.1              --
Florida............        6.4           1.4          1.0             2.5
Massachusetts......        6.1            --          6.1              --
Pennsylvania.......        5.4           4.2          0.3              --
Maryland...........        4.8            --          3.0             0.8
Arizona............        4.7           3.5          1.3              --
Nevada.............        4.6           3.2          1.4              --
New York...........        3.5           0.6          2.4              --
Virginia...........        2.8           0.4          0.4             2.0
Indiana............        2.2            --           --             1.3
Missouri...........        2.0            --          0.9              --
Illinois...........        1.8           0.4           --              --
Kentucky...........        1.4           0.7          0.6              --
Wisconsin..........        1.3           0.3           --              --
Hawaii.............        1.3           1.0          0.3              --
Michigan...........        1.0           0.7          0.4              --
Colorado...........        1.0           0.7           --              --
Minnesota..........        1.0            --           --              --
Mississippi........        0.8           0.1          0.7              --
Iowa...............        0.8            --           --              --
Alabama............        0.7           0.2           --              --
Utah...............        0.7            --           --             0.6
Louisiana..........        0.7            --           --              --
New Jersey.........        0.6            --           --              --
North Carolina.....        0.5           0.4          0.1              --
Oregon.............        0.5           0.2          0.3              --
South Carolina.....        0.4           0.4           --              --
Connecticut........        0.3            --           --              --
Washington.........        0.3           0.2          0.1              --
Rhode Island.......        0.3            --          0.3              --
Tennessee..........        0.2            --          0.2              --
Nebraska...........        0.2           0.2           --              --
North Dakota.......        0.1            --          0.1              --
                         -----          ----         -----           -----
TOTAL(2)...........      100.0%         38.4%        25.9%           12.1%
                         =====          ====         =====           =====

--------------------------------------------------------------------------------------------------------------
                                                                         SELF         MANUFACTURED       MIXED
      STATE            MULTIFAMILY      INDUSTRIAL        OTHER         STORAGE         HOUSING           USE
--------------------------------------------------------------------------------------------------------------

California.........        4.9             2.9             0.6             --              --              --
  Southern(1)......        1.5             0.4             0.6             --              --              --
  Northern(1)......        3.4             2.5              --             --              --              --
Ohio...............         --              --              --             --              --              --
Texas..............        0.6              --             0.7             --              --              --
Georgia............        1.0              --              --             --              --              --
Florida............        0.3             0.8              --             --             0.4              --
Massachusetts......         --              --              --             --              --              --
Pennsylvania.......         --             0.1              --            0.8              --              --
Maryland...........         --             1.1              --             --              --              --
Arizona............         --              --              --             --              --              --
Nevada.............         --              --              --             --              --              --
New York...........        0.5              --              --             --              --              --
Virginia...........         --              --              --             --              --              --
Indiana............        1.0              --              --             --              --              --
Missouri...........        1.1              --              --             --              --              --
Illinois...........         --              --             0.5            1.0              --              --
Kentucky...........         --              --              --             --              --              --
Wisconsin..........        0.1             0.9              --             --              --              --
Hawaii.............         --              --              --             --              --              --
Michigan...........         --              --              --             --              --              --
Colorado...........        0.3              --              --             --              --              --
Minnesota..........        0.1             0.6              --             --              --             0.3
Mississippi........         --              --              --             --              --              --
Iowa...............         --             0.8              --             --              --              --
Alabama............        0.3             0.3              --             --              --              --
Utah...............         --              --              --            0.1              --              --
Louisiana..........        0.7              --              --             --              --              --
New Jersey.........         --             0.6              --             --              --              --
North Carolina.....         --              --              --             --              --              --
Oregon.............         --              --              --             --              --              --
South Carolina.....         --              --              --             --              --              --
Connecticut........         --              --             0.3             --              --              --
Washington.........        0.1              --              --             --              --              --
Rhode Island.......         --              --              --             --              --              --
Tennessee..........         --              --              --             --              --              --
Nebraska...........         --              --              --             --              --              --
North Dakota.......         --              --              --             --              --              --
                         -----           -----           -----          -----           ------          ------
TOTAL(2)...........       10.8%            8.0%            2.1%           1.9%            0.5%            0.3%
                         =====           =====           =====          =====           ======          ======

___________________________________
(1)   For purposes of determining whether a mortgaged real property is located in Northern California or Southern California, Northern California
      includes areas with zip codes of 93600 and above and Southern California includes areas below 93600.

(2)   The sum of the percentage calculations may not equal 100% due to rounding.

                                        9

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                                             CUT-OFF DATE      % OF INITIAL
                                                             NUMBER OF         PRINCIPAL       MORTGAGE POOL
                                                           MORTGAGE LOANS       BALANCE           BALANCE
------------------------------------------------------------------------------------------------------------

Interest Only ..........................................         10         $   402,600,000        18.8%
Single Tenant ..........................................         17         $   183,513,139         8.6%
Loans(greater than)50% Single Tenant ...................         32         $   277,155,696        12.9%
Current Secondary Debt .................................          8         $   366,630,131        17.1%
Future Secondary Debt Permitted ........................         35         $   651,162,181        30.4%
Lockbox ................................................         58         $ 1,336,586,033        62.4%
Escrow Type(1)
  TI/LC Reserves(2) ....................................         49         $   557,220,265        34.8%
  Real Estate Taxes ....................................        131         $ 1,700,544,801        78.6%
  Insurance ............................................        115         $ 1,478,262,141        79.4%
  Replacement Reserves .................................        104         $ 1,494,582,840        69.8%

SELECT CHARACTERISTICS OF LOAN GROUP 1
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                                             CUT-OFF DATE      % OF INITIAL
                                                             NUMBER OF         PRINCIPAL       LOAN GROUP 1
                                                           MORTGAGE LOANS       BALANCE           BALANCE
------------------------------------------------------------------------------------------------------------

Interest Only ..........................................          8         $   394,150,000        20.7%
Single Tenant ..........................................         17         $   183,513,139         9.6%
Loans (greater than) 50% Single Tenant .................         32         $   277,155,696        14.6%
Current Secondary Debt .................................          7         $   364,886,530        19.2%
Future Secondary Debt Permitted ........................         28         $   628,072,465        33.0%
Lockbox ................................................         56         $ 1,321,812,807        69.5%
Escrow Type(1)
  TI/LC Reserves(2) ....................................         49         $   557,220,265        34.8%
  Real Estate Taxes ....................................        104         $ 1,467,565,137        77.2%
  Insurance ............................................         89         $ 1,247,026,078        65.6%
  Replacement Reserves .................................         85         $ 1,349,088,705        70.9%

SELECT CHARACTERISTICS OF LOAN GROUP 2
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                                             CUT-OFF DATE      % OF INITIAL
                                                             NUMBER OF         PRINCIPAL       LOAN GROUP 2
                                                           MORTGAGE LOANS       BALANCE           BALANCE
------------------------------------------------------------------------------------------------------------

Interest Only ..........................................          2         $     8,450,000         3.5%
Single Tenant ..........................................          0         $            --         0.0%
Loans (greater than)50% Single Tenant ..................          0         $            --         0.0%
Current Secondary Debt .................................          1         $     1,743,601         0.7%
Future Secondary Debt Permitted ........................          7         $    23,089,716         9.6%
Lockbox ................................................          2         $    14,773,225         6.2%
Escrow Type(1)
  Real Estate Taxes ....................................         27         $   232,979,664        97.0%
  Insurance ............................................         26         $   231,236,063        96.3%
  Replacement Reserves .................................         19         $   145,494,136        60.6%

___________________________________
(1)   Excludes mortgage loans with upfront reserves.

(2)   TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, industrial and other properties.

                                       10

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE ($)
-------------------------------------------------------------------------------------------------------
                                                                      % OF         % OF         % OF
                                                   AGGREGATE         INITIAL     INITIAL      INITIAL
            RANGE OF               NUMBER OF        CUT-OFF         MORTGAGE     MORTGAGE     MORTGAGE
            CUT-OFF                 MORTGAGE     DATE PRINCIPAL       POOL         LOAN         LOAN
       DATE BALANCES ($)             LOANS          BALANCE          BALANCE     GROUP 1      GROUP 2
-------------------------------------------------------------------------------------------------------

996,219 - 2,999,999.............       28           $55,933,839        2.6%         2.3%         5.3%
3,000,000 - 3,999,999...........       14            49,107,804        2.3          2.0          4.4
4,000,000 - 4,999,999...........       11            50,042,190        2.3          2.2          3.8
5,000,000 - 5,999,999...........       14            77,606,404        3.6          2.7         11.3
6,000,000 - 6,999,999...........       17           109,101,489        5.1          4.7          8.2
7,000,000 - 7,999,999...........       5             38,038,345        1.8          1.6          3.3
8,000,000 - 9,999,999...........       12           108,546,888        5.1          4.3         11.3
10,000,000 - 12,999,999.........       11           126,871,565        5.9          6.1          4.7
13,000,000 - 19,999,999.........       20           309,662,427       14.5         14.7         12.7
20,000,000 - 49,999,999.........       11           325,282,872       15.2         16.0          9.1
50,000,000 - 99,999,999.........       5            326,500,938       15.2         13.9         26.0
100,000,000 - 173,000,000.......       4            565,138,297       26.4         29.7          0.0
-------------------------------------------------------------------------------------------------------
Total:..........................      152        $2,141,833,058      100.0%       100.0%       100.0%
MIN: $996,219                     MAX: $173,000,000                         WTD. AVERAGE: $14,091,007
-------------------------------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
-------------------------------------------------------------------------------------------------------
                                                                      % OF         % OF         % OF
                                                   AGGREGATE         INITIAL     INITIAL      INITIAL
                                   NUMBER OF        CUT-OFF         MORTGAGE     MORTGAGE     MORTGAGE
            RANGE OF                MORTGAGE     DATE PRINCIPAL       POOL         LOAN         LOAN
           DSCRS (X)                 LOANS          BALANCE          BALANCE     GROUP 1      GROUP 2
-------------------------------------------------------------------------------------------------------

1.08 - 1.14.....................       2             $4,420,032        0.2%         0.1%         0.8%
1.15 - 1.19.....................       2             17,414,511        0.8          0.1          6.5
1.20 - 1.24.....................      46            503,132,695       23.5         22.3         33.3
1.25 - 1.29.....................      25            277,817,733       13.0         10.0         36.8
1.30 - 1.34.....................      25            240,982,073       11.3         11.2         11.9
1.35 - 1.39.....................       8             88,222,292        4.1          4.2          3.2
1.40 - 1.44.....................      13             95,286,007        4.4          4.9          0.7
1.45 - 1.49.....................       1             14,250,000        0.7          0.7          0.0
1.50 - 1.59.....................      10            300,345,795       14.0         15.8          0.0
1.60 - 1.99.....................      13            244,741,833       11.4         12.3          4.7
2.00 - 3.49.....................       6            350,120,089       16.3         18.4          0.0
3.50 - 12.75....................       1              5,100,000        0.2          0.0          2.1
-------------------------------------------------------------------------------------------------------
Total:..........................      152        $2,141,833,058      100.0%       100.0%       100.0%
MIN: 1.08X                        MAX: 12.75X                                     WTD. AVERAGE: 1.60X
-------------------------------------------------------------------------------------------------------

MORTGAGE RATE (%)
-------------------------------------------------------------------------------------------------------
                                                                      % OF         % OF         % OF
                                                   AGGREGATE         INITIAL     INITIAL      INITIAL
                                   NUMBER OF        CUT-OFF         MORTGAGE     MORTGAGE     MORTGAGE
            RANGE OF                MORTGAGE     DATE PRINCIPAL       POOL         LOAN         LOAN
       MORTGAGE RATES (%)            LOANS          BALANCE          BALANCE     GROUP 1      GROUP 2
-------------------------------------------------------------------------------------------------------

5.0000 - 5.2499.................      10           $284,450,555       13.3%        12.9%        16.3%
5.2500 - 5.4999.................      34            535,594,977       25.0         21.5         52.5
5.5000 - 5.5999.................      28            588,856,050       27.5         29.8          9.6
5.6000 - 5.6999.................      19            263,184,011       12.3         12.7          9.4
5.7000 - 5.7499.................       9             59,829,158        2.8          2.7          3.7
5.7500 - 5.9999.................      31            334,912,679       15.6         16.8          6.1
6.0000 - 6.2499.................       8             32,793,338        1.5          1.7          0.0
6.2500 - 6.7499.................       2             13,389,761        0.6          0.7          0.0
6.7500 - 9.6000.................      11             28,822,528        1.3          1.2          2.4
-------------------------------------------------------------------------------------------------------
Total:..........................      152        $2,141,833,058      100.0%       100.0%       100.0%
MIN: 5.0000%                      MAX: 9.6000%                                  WTD. AVERAGE: 5.5671%
-------------------------------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
-------------------------------------------------------------------------------------------------------
                                                                      % OF         % OF         % OF
                                                   AGGREGATE         INITIAL     INITIAL      INITIAL
            RANGE OF               NUMBER OF        CUT-OFF         MORTGAGE     MORTGAGE     MORTGAGE
        CUT-OFF DATE LTV            MORTGAGE     DATE PRINCIPAL       POOL         LOAN         LOAN
           RATIOS (%)                LOANS          BALANCE          BALANCE     GROUP 1      GROUP 2
-------------------------------------------------------------------------------------------------------

6.8 - 24.9......................       7            $16,102,056        0.8%         0.4%         3.7%
25.0 - 49.9.....................      15            339,790,592       15.9         17.2          5.1
50.0 - 59.9.....................      16            196,860,255        9.2          9.5          6.6
60.0 - 64.9.....................      16            120,305,487        5.6          6.1          2.0
65.0 - 69.9.....................      24            327,134,961       15.3         12.9         33.9
70.0 - 74.9.....................      39            779,545,969       36.4         40.1          6.8
75.0 - 79.9.....................      33            313,668,738       14.6         11.2         42.0
80.0 - 83.8.....................       2             48,425,000        2.3          2.5          0.0
-------------------------------------------------------------------------------------------------------
Total:..........................      152        $2,141,833,058      100.0%       100.0%       100.0%
MIN: 6.8%                         MAX: 83.8%                                      WTD. AVERAGE: 65.3%
-------------------------------------------------------------------------------------------------------

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)
-------------------------------------------------------------------------------------------------------
                                                                      % OF         % OF         % OF
            RANGE OF                               AGGREGATE         INITIAL     INITIAL      INITIAL
         MATURITY DATE             NUMBER OF        CUT-OFF         MORTGAGE     MORTGAGE     MORTGAGE
             OR ARD                 MORTGAGE     DATE PRINCIPAL       POOL         LOAN         LOAN
         LTV RATIOS (%)              LOANS          BALANCE          BALANCE     GROUP 1      GROUP 2
-------------------------------------------------------------------------------------------------------

Fully Amortizing................       9            $28,335,607        1.3%         1.3%         1.5%
0.0 - 24.9......................       5             12,536,921        0.6          0.3          3.0
25.0 - 49.9.....................      16            403,911,793       18.9         19.8         11.5
50.0 - 54.9.....................      20            173,094,074        8.1          8.9          1.9
55.0 - 59.9.....................      27            263,331,901       12.3         12.8          7.9
60.0 - 62.4.....................      12            149,085,181        7.0          4.6         26.0
62.5 - 64.9.....................      13            143,803,422        6.7          6.0         12.2
65.0 - 67.4.....................      25            404,366,270       18.9         19.5         14.2
67.5 - 69.9.....................      11            207,541,890        9.7          9.0         15.3
70.0 - 77.6.....................      14            355,826,000       16.6         17.9          6.5
-------------------------------------------------------------------------------------------------------
Total:..........................      152        $2,141,833,058      100.0%       100.0%       100.0%
MIN: 0.0%                         MAX: 77.6%                                      WTD. AVERAGE: 58.6%
-------------------------------------------------------------------------------------------------------

                                       11

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--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

ORIGINAL TERM TO MATURITY OR ARD (MOS)
-------------------------------------------------------------------------------------------------------
                                                                      % OF         % OF         % OF
                                                   AGGREGATE         INITIAL     INITIAL      INITIAL
            RANGE OF               NUMBER OF        CUT-OFF         MORTGAGE     MORTGAGE     MORTGAGE
         ORIGINAL TERMS             MORTGAGE     DATE PRINCIPAL       POOL         LOAN         LOAN
       TO MATURITY (MOS.)            LOANS          BALANCE          BALANCE     GROUP 1      GROUP 2
-------------------------------------------------------------------------------------------------------

60 - 60.........................       7           $345,801,178       16.1%        18.2%         0.0%
61 - 84.........................       5            258,325,000       12.1         13.6          0.0
85 - 120........................      124         1,264,334,353       59.0         54.2         97.6
121 - 300.......................      16            273,372,528       12.8         14.1          2.4
-------------------------------------------------------------------------------------------------------
Total:..........................      152        $2,141,833,058      100.0%       100.0%       100.0%
MIN: 60 MOS.                      MAX: 300 MOS.                                 WTD AVERAGE: 108 MOS.
-------------------------------------------------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)
-------------------------------------------------------------------------------------------------------
                                                                      % OF         % OF         % OF
                                                   AGGREGATE         INITIAL     INITIAL      INITIAL
            RANGE OF               NUMBER OF        CUT-OFF         MORTGAGE     MORTGAGE     MORTGAGE
            ORIGINAL                MORTGAGE     DATE PRINCIPAL       POOL         LOAN         LOAN
   AMORTIZATION TERMS (MOS.)         LOANS          BALANCE          BALANCE     GROUP 1      GROUP 2
-------------------------------------------------------------------------------------------------------

Interest Only...................      10           $402,600,000       18.8%        20.7%         3.5%
180 - 299.......................      10             25,599,067        1.2          0.9          3.5
300 - 329.......................      13            291,037,013       13.6         15.1          1.4
330 - 396.......................      119         1,422,596,978       66.4         63.2         91.6
-------------------------------------------------------------------------------------------------------
Total:..........................      152        $2,141,833,058      100.0%       100.0%       100.0%
MIN: 180 MOS.(1)                  MAX:396 MOS.                               WTD AVERAGE: 348 MOS.(1)
-------------------------------------------------------------------------------------------------------

AMORTIZATION TYPES FOR ALL MORTGAGE LOANS
-------------------------------------------------------------------------------------------------------
                                                                      % OF         % OF         % OF
                                                   AGGREGATE         INITIAL     INITIAL      INITIAL
                                   NUMBER OF        CUT-OFF         MORTGAGE     MORTGAGE     MORTGAGE
                                    MORTGAGE     DATE PRINCIPAL       POOL         LOAN         LOAN
       AMORTIZATION TYPES            LOANS          BALANCE          BALANCE     GROUP 1      GROUP 2
-------------------------------------------------------------------------------------------------------

ARD.............................       1             $5,732,890        0.3%         0.3%         0.0%
Balloon.........................      64            617,807,911       28.8         28.3         32.9
Fully Amortizing................       9             28,335,607        1.3          1.3          1.5
Interest Only...................      10            402,600,000       18.8         20.7          3.5
IO-Balloon/ARD..................      68          1,087,356,650       50.8         49.3         62.1
-------------------------------------------------------------------------------------------------------
Total:..........................      152        $2,141,833,058      100.0%       100.0%       100.0%
-------------------------------------------------------------------------------------------------------

REMAINING TERM TO MATURITY OR ARD (MOS)
-------------------------------------------------------------------------------------------------------
                                                                      % OF         % OF         % OF
                                                   AGGREGATE         INITIAL     INITIAL      INITIAL
            RANGE OF               NUMBER OF        CUT-OFF         MORTGAGE     MORTGAGE     MORTGAGE
        REMAINING TERMS             MORTGAGE     DATE PRINCIPAL       POOL         LOAN         LOAN
       TO MATURITY (MOS.)            LOANS          BALANCE          BALANCE     GROUP 1      GROUP 2
-------------------------------------------------------------------------------------------------------

25 - 84.........................      18           $616,660,368       28.8%        32.2%         1.5%
85 - 119........................      114         1,375,933,904       64.2         60.5         93.6
120 - 239.......................      19            143,738,787        6.7          6.9          4.8
240 - 240.......................       1              5,500,000        0.3          0.3          0.0
-------------------------------------------------------------------------------------------------------
Total:..........................      152        $2,141,833,058      100.0%       100.0%       100.0%
MIN: 25 MOS.                      MAX: 240 MOS.                                WTD. AVERAGE: 104 MOS.
-------------------------------------------------------------------------------------------------------

REMAINING STATED AMORTIZATION TERM (MOS)
-------------------------------------------------------------------------------------------------------
                                                                      % OF         % OF         % OF
                                                   AGGREGATE         INITIAL     INITIAL      INITIAL
            RANGE OF               NUMBER OF        CUT-OFF         MORTGAGE     MORTGAGE     MORTGAGE
     REMAINING AMORTIZATION         MORTGAGE     DATE PRINCIPAL       POOL         LOAN         LOAN
          TERMS (MOS.)               LOANS          BALANCE          BALANCE     GROUP 1      GROUP 2
-------------------------------------------------------------------------------------------------------

Interest Only...................      10           $402,600,000       18.8%        20.7%         3.5%
25 - 60.........................       4              7,808,454        0.4          0.3          0.8
61 - 120........................       3              6,540,246        0.3          0.3          0.7
121 - 395.......................      135         1,724,884,358       80.5         78.7         95.0
-------------------------------------------------------------------------------------------------------
Total:..........................      152        $2,141,833,058      100.0%       100.0%       100.0%
MIN: 25 MOS.(1)                   MAX: 395 MOS.(1)                          WTD. AVERAGE: 344 MOS.(1)
-------------------------------------------------------------------------------------------------------

PARTIAL IO TERM (MOS)
-------------------------------------------------------------------------------------------------------
                                                                      % OF         % OF         % OF
                                                   AGGREGATE         INITIAL     INITIAL      INITIAL
                                   NUMBER OF        CUT-OFF         MORTGAGE     MORTGAGE     MORTGAGE
            RANGE OF                MORTGAGE     DATE PRINCIPAL       POOL         LOAN         LOAN
        PARTIAL IO TERMS             LOANS          BALANCE          BALANCE     GROUP 1      GROUP 2
-------------------------------------------------------------------------------------------------------

0 - 12..........................       4            $39,487,000        1.8%         2.1%         0.0%
13 - 24.........................      22            248,804,000       11.6         10.2         23.1
25 - 36.........................      19            245,205,000       11.4          9.1         29.8
37 - 48.........................       3             43,400,000        2.0          1.5          6.5
49 - 60.........................      20            510,460,650       23.8         26.5          2.6
--------------------------------------------------------------------------------------------------------
Total:..........................      68         $1,087,356,650       50.8%        49.3%        62.1%
MIN: 12 MOS.                      MAX: 60 MOS.                                  WTD. AVERAGE: 43 MOS.
-------------------------------------------------------------------------------------------------------

(1)   Does not include interest only loans.

(2)   Includes one mortgage loan, Sprint Data Center, that is Interest Only up to an ARD.

                                       12

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SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

MORTGAGE POOL PREPAYMENT PROFILE
-----------------------------------------------------------------------------------------------------------
                              PERCENT OF REMAINING BALANCE ANALYSIS(1)
                                                                    % OF              % OF
                                                                     REM              REM         % OF REM
                                                                  MORTGAGE          MORTGAGE      MORTGAGE
                MONTHS                         AGGREGATE            POOL              POOL          POOL
                 SINCE       NUMBER OF         REMAINING           BALANCE          BALANCE        BALANCE
                CUT-OFF      MORTGAGE          PRINCIPAL          LOCK OUT/          YIELD           6%
 PERIOD          DATE          LOANS            BALANCE          DEFEASANCE(2)    MAINTENANCE(3)   PENALTY
-----------------------------------------------------------------------------------------------------------

9/1/2006            6           152        $2,136,148,863.45        88.82%           10.77%         0.08%
9/1/2007           18           152        $2,123,590,776.71        88.92%           10.75%         0.00%
9/1/2008           30           151        $2,108,310,340.09        96.61%            3.15%         0.00%
9/1/2009           42           151        $2,089,195,527.91        96.77%            3.09%         0.00%
9/1/2010           54           148        $2,068,006,159.04        85.54%            5.15%         0.00%
9/1/2011           66           141        $1,712,587,959.38        93.29%            6.57%         0.10%
9/1/2012           78           138        $1,501,987,688.63        92.26%            3.85%         0.00%
9/1/2013           90           134        $1,402,366,270.53        95.91%            3.99%         0.00%
9/1/2014          102           133        $1,374,278,346.23        95.87%            3.93%         0.00%
9/1/2015          114           129        $1,337,605,008.26        58.75%            3.03%         0.00%
9/1/2016          126             4        $    7,292,309.10        48.21%           41.94%         0.00%
9/1/2017          138             4        $    5,713,264.02        56.85%           35.26%         0.00%
9/1/2018          150             4        $    3,999,517.85        74.09%           21.94%         0.00%
9/1/2019          162             1        $    2,660,007.07       100.00%            0.00%         0.00%
9/1/2020          174             1        $    2,337,289.98       100.00%            0.00%         0.00%
9/1/2021          186             1        $    1,993,065.31       100.00%            0.00%         0.00%
9/1/2022          198             1        $    1,626,383.03       100.00%            0.00%         0.00%
9/1/2023          210             1        $    1,235,777.98       100.00%            0.00%         0.00%
9/1/2024          222             1        $      819,880.44       100.00%            0.00%         0.00%
9/1/2025          234             1        $      376,658.24       100.00%            0.00%         0.00%

                % OF REM      % OF REM       % OF REM      % OF REM      % OF REM      % OF REM
                MORTGAGE      MORTGAGE       MORTGAGE      MORTGAGE      MORTGAGE      MORTGAGE
                  POOL          POOL           POOL          POOL          POOL          POOL
                 BALANCE       BALANCE       BALANCE        BALANCE       BALANCE      BALANCE
                   5%            4%             3%            2%            1%           LOCK
 PERIOD          PENALTY       PENALTY       PENALTY        PENALTY       PENALTY        OPEN        TOTAL
-----------------------------------------------------------------------------------------------------------

9/1/2006          0.00%         0.19%         0.13%          0.00%         0.00%         0.00%        100%
9/1/2007          0.07%         0.00%         0.14%          0.11%         0.00%         0.00%        100%
9/1/2008          0.00%         0.06%         0.00%          0.09%         0.09%         0.00%        100%
9/1/2009          0.00%         0.00%         0.05%          0.00%         0.09%         0.00%        100%
9/1/2010          0.00%         0.00%         0.00%          0.04%         0.04%         9.23%        100%
9/1/2011          0.00%         0.00%         0.00%          0.00%         0.05%         0.00%        100%
9/1/2012          0.11%         0.00%         0.00%          0.00%         0.01%         3.77%        100%
9/1/2013          0.00%         0.10%         0.00%          0.00%         0.00%         0.00%        100%
9/1/2014          0.00%         0.00%         0.09%          0.00%         0.00%         0.11%        100%
9/1/2015          0.00%         0.00%         0.00%          0.07%         0.00%        38.15%        100%
9/1/2016          0.00%         0.00%         0.00%          0.00%         9.85%         0.00%        100%
9/1/2017          0.00%         0.00%         0.00%          0.00%         7.88%         0.00%        100%
9/1/2018          0.00%         0.00%         0.00%          0.00%         3.97%         0.00%        100%
9/1/2019          0.00%         0.00%         0.00%          0.00%         0.00%         0.00%        100%
9/1/2020          0.00%         0.00%         0.00%          0.00%         0.00%         0.00%        100%
9/1/2021          0.00%         0.00%         0.00%          0.00%         0.00%         0.00%        100%
9/1/2022          0.00%         0.00%         0.00%          0.00%         0.00%         0.00%        100%
9/1/2023          0.00%         0.00%         0.00%          0.00%         0.00%         0.00%        100%
9/1/2024          0.00%         0.00%         0.00%          0.00%         0.00%         0.00%        100%
9/1/2025          0.00%         0.00%         0.00%          0.00%         0.00%         0.00%        100%

__________________

(1)   Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates). Otherwise calculated based on Modeling
      Assumptions to be described in the offering prospectus.

(2)   Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

(3)   Loans which allow either defeasance or yield maintenance are shown as having yield maintenance.

TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS
--------------------------------------------------------------------------------

The following table and summaries describe the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool as measured by cut-off date principal balance:

                                                          NUMBER OF
                                                           MORTGAGE                                                % OF
                                                            LOANS/                                               INITIAL
                                                          MORTGAGED         CUT-OFF DATE       SHADOW RATING     MORTGAGE
                                           MORTGAGE          REAL             PRINCIPAL         DBRS/FITCH/        POOL
               LOAN NAME                 LOAN SELLER      PROPERTIES           BALANCE            S&P(2)         BALANCES
--------------------------------------------------------------------------------------------------------------------------

Ashford Hotel Portfolio(1).............      MLML            2/10          $211,550,000.00          NAP             9.9%
Galileo NXL Retail Portfolio 3.........      MLML            1/17           173,000,000.00          NAP             8.1
Kenwood Towne Centre...................      MLML             1/1           146,493,297.45      AAA/AAA/AAA         6.8
60 State Street........................    MLML/EHY           1/1           130,000,000.00      AAA/AAA/AAA         6.1
Lakewood Apartments....................       CRF             1/1            62,300,000.00          NAP             2.9
Lightstone Portfolio...................       CRF            1/11            59,165,938.49          NAP             2.8
CNL-Cirrus MOB Portfolio II............       CRF             1/6            56,330,000.00          NAP             2.6
Sprint Data Center.....................      MLML             1/1            52,800,000.00          NAP             2.5
Prince George Center II................       CRF             1/1            43,360,867.94          NAP             2.0
Inglewood Park.........................       CRF             1/7            43,300,000.00          NAP             2.0
                                                            -----          ---------------                         ----
TOTAL..................................                     11/56          $978,300,103.88                         45.7%
                                                            =====          ===============                         ====

                                                                                                        CUT-OFF
                                            PROPERTY       PROPERTY      LOAN BALANCE        DSCR      DATE LTV
               LOAN NAME                      TYPE          SIZE(3)      PER SF/UNIT         (X)       RATIO(%)
-----------------------------------------------------------------------------------------------------------------

Ashford Hotel Portfolio(1).............    Hospitality         2,403       $88,036           1.57x       74.8%
Galileo NXL Retail Portfolio 3.........      Retail        2,387,654       $    72           1.81        73.3
Kenwood Towne Centre...................      Retail          867,504       $   169           2.18        36.6
60 State Street........................      Office          823,014       $   158           2.89        39.4
Lakewood Apartments....................    Multifamily           721       $86,408           1.27        67.7
Lightstone Portfolio...................      Retail        1,352,832       $    44           1.24        70.0
CNL-Cirrus MOB Portfolio II............     Various(4)       323,013       $   174           1.38        74.7
Sprint Data Center.....................    Industrial        160,000       $   330           2.20        53.9
Prince George Center II................      Office          394,578       $   110           1.24        65.7
Inglewood Park.........................     Various(5)       536,197       $    81           1.57        56.7
                                                                                             ----        ----
TOTAL..................................                                                      1.85X       61.0%
                                                                                             ====        ====

__________________

(1)   The Ashford Hotel Portfolio 2 Loan and the Ashford Hotel Portfolio 3 Loan,
      which are cross-collateralized and cross-defaulted, are collectively referred to as the Ashford Hotel Portfolio Loans.

(2)   Dominion Bond Rating Service, Inc., Fitch Inc. and Standard & Poor's
      Ratings Service, a division of The McGraw-Hill Companies, Inc. have indicated that, in accordance with their respective methodologies, the credit characteristics of the related loan(s), are consistent with the characteristics of the applicable rated obligation.

(3)   Property Size is indicated in rooms (for hospitality properties), square feet (for office, industrial, retail, and self storage properties) and pads (for manufactured housing properties).

(4)   CNL-Cirrus MOB Portfolio II Loan consists of 5 medical office properties and 1 surgical center property.

(5)   Inglewood Park Loan consists of five industrial/flex buildings and two traditional office buildings.

                                       13

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--------------------------------------------------------------------------------

ASHFORD HOTEL PORTFOLIO

                                [PHOTOS OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Properties                                                10
Location (City/State)                                                  See Table
Property Type                                                        Hospitality
Size (Rooms)                                                            2,403(1)
Percentage Physical Occupancy as of September 30, 2005                  71.4%(9)
Year Built                                                             See Table
Appraisal Value                                                     $282,810,000
Underwritten Economic Occupancy                                            74.5%
Underwritten Revenues                                                $88,339,525
Underwritten Total Expenses                                          $60,280,931
Underwritten Net Operating Income (NOI)                              $28,058,594
Underwritten Net Cash Flow (NCF)                                     $24,525,013
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                            December 20, 2005(2)
Cut-off Date Principal Balance                                      $211,550,000
Cut-off Date Loan Balance Per Room                                       $88,036
Percentage of Initial Mortgage Pool Balance                                 9.9%
Number of Mortgage Loans                                                       2
Type of Security (Fee/Leasehold)                               9 Fee/1 Leasehold
Mortgage Rate                                                            5.5306%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                               See Footnote(3)
Original Term to Maturity/ARD (Months)                           See Footnote(4)
Original Amortization Term (Months)                                          300
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                  74.8%(5)
LTV Ratio at Maturity or ARD                                            66.1%(6)
Underwritten DSCR on NOI                                                1.79x(7)
Underwritten DSCR on NCF                                                1.57x(8)
--------------------------------------------------------------------------------

__________________

(1)   The number of rooms excludes the 223 rooms located in the east tower at the Radisson Fort Worth property, which is anticipated to be released from the collateral for this loan. Please see Conversion of Franchise; Partial
      Release (Ft. Worth) provision described herein for more detail.

(2)   Final funding occurred on December 20, 2005. Portions of the Loan were funded previously.

(3)   Ashford Hotel Portfolio 2 Loan: 54 Months; Ashford Hotel Portfolio 3 Loan:
      56 Months.

(4)   Ashford Hotel Portfolio 2 Loan: 121 Months; Ashford Hotel Portfolio 3
      Loan: 123 Months.

(5)   Ashford Hotel Portfolio 2 Loan: 73.1%; Ashford Hotel Portfolio 3 Loan:
      74.6%. The Cut-off Date LTV Ratio for the Ashford Hotel Portfolio takes into account the West Tower at the Radisson Fort Worth property and additional collateral (in the form of either cash or Letter of Credit) to be provided by theAshford Hotel Portfolio Borrowers on the date of the release of the east tower parcel. The additional collateral will secure the mortgage loan through the maturity date. The additional collateral equals the difference between $28,900,000 and the appraised value of the
      Ft. Worth Radission West property. As of August 25, 2005, the date of the related appraisal the additional collateral would have equaled $4,000,000.

(6)   Ashford Hotel Portfolio 2 Loan: 64.7%; Ashford Hotel Portfolio 3 Loan:
      68.0%.

(7)   Ashford Hotel Portfolio 2 Loan: 1.78x; Ashford Hotel Portfolio 3 Loan:
      1.82x.

(8)   Ashford Hotel Portfolio 2 Loan: 1.54x; Ashford Hotel Portfolio 3 Loan:
      1.60x.

(9)   Represents average occupancy for the 12 month period ending September 30,
      2005 for the portfolio including the Radission Fort Worth east tower.
      However, underwritten Economic Occupancy excludes the Radisson Fort Worth east tower.

                                       14

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--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                       15

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

THE LOANS. The mortgage loans (the "Ashford Hotel Portfolio 2 Loan" and the
"Ashford Hotel Portfolio 3 Loan", collectively, the "Ashford Hotel Portfolio
Loans") are evidenced by two cross-collateralized and cross-defaulted promissory notes secured by first mortgages encumbering nine fee interest and one leasehold interest full-service and limited-service hotels. The hotels, which total 2,403 rooms, are flagged by Marriott, Radisson, Hilton, Embassy Suites and Crowne
Plaza (each, an "Ashford Hotel Portfolio Property" and collectively the "Ashford
Hotel Portfolio Properties"). The Ashford Hotel Portfolio Loans represent approximately 9.9% of the initial mortgage pool balance and approximately 11.1%
of the initial loan group 1 balance.

The Ashford Hotel Portfolio Loans were originated on December 20, 2005 and
October 13, 2005 and have an aggregate principal balance as of the cut-off date of $211,550,000. The Ashford Hotel Portfolio Loans have a remaining term of 119 months and a scheduled maturity date of February 1, 2016. Beginning on the day of origination and ending the day that is two years after securitization, the
Ashford Hotel Portfolio Loans permit prepayment subject to a prepayment premium equal to the greater of yield maintenance with United States government obligations and one percent of the principal balance being repaid. Additionally, the Ashford Hotel Portfolio Loans permit defeasance with United States governmental obligations beginning two years after the securitization of the
Ashford Hotel Portfolio Loans. Finally, the Ashford Hotel Portfolio Loans may be
prepaid without premium on or after January 1, 2016.

THE PROPERTIES. The Ashford Hotel Portfolio Loans are secured by 10 properties containing a total of 2,403 rooms. The properties are located in 6 states and will be managed by affiliates of either Marriott International, Inc.
("Marriott") or Remington Lodging & Hospitality LP ("Remington").

The following tables present certain information relating to the Ashford Hotel
Portfolio Properties:

--------------------------------------------------------------------------------------
                          ASHFORD HOTEL PORTFOLIO PROPERTIES

                                                                        CUT-OFF DATE
                                                                          ALLOCATED
      PROPERTY NAME               PROPERTY LOCATION        ROOMS           BALANCE
--------------------------------------------------------------------------------------

POOL 2 LOAN
Courtyard Reagan Airport..          Arlington, VA            272         $32,477,154

Radisson Indianapolis             Indianapolis, IN           371          27,576,322
    Downtown .............
Embassy Suites Palm            Palm Beach Gardens, FL        160          19,310,740
    Beach ................

Hilton St. Petersburg ....       St. Petersburg, FL          333          19,091,300

Hilton Nassau - Houston ..           Houston, TX             243          17,189,485
--------------------------------------------------------------------------------------
  POOL 2 LOAN SUBTOTAL ...                                 1,379        $115,645,000
--------------------------------------------------------------------------------------
POOL 3 LOAN
Crowne Plaza Beverly               Los Angeles, CA           258         $32,837,331
    Hills ................
Radisson Fort Worth ......         Fort Worth, TX            294          22,224,798

SpringHill Suites                 Gaithersburg, MD           162          16,080,295
    Gaithersburg .........
Courtyard Fort                   Ft. Lauderdale, FL          174          15,380,483
    Lauderdale ...........

SpringHill Suites                  Centreville, VA           136           9,382,094
    Centreville ..........
--------------------------------------------------------------------------------------
  POOL 3 LOAN SUBTOTAL ...                                 1,024         $95,905,000
--------------------------------------------------------------------------------------
TOTAL ....................                                 2,403        $211,550,000
--------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                               YEAR BUILT/
PROPERTY NAME                  REVOVATED(1)                  BORROWER                      MANAGER
-----------------------------------------------------------------------------------------------------

POOL 2 LOAN
Courtyard Reagan Airport..      1990/2005              Ashford Crystal City                Marriott
                                                        Limited Partnership
Radisson Indianapolis           1968/2005                New Indianapolis                  Remington
    Downtown .............                      Downtown Hotel Limited Partnership
Embassy Suites Palm                1989              Palm Beach Florida Hotel              Remington
    Beach ................                          and Office Building Limited
                                                            Partnership
Hilton St. Petersburg ....      1971/2005              St. Petersburg Hotel                Remington
                                                        Limited Partnership
Hilton Nassau - Houston ..      1982/2004             New Clear Lake Limited               Remington
                                                            Partnership
-----------------------------------------------------------------------------------------------------
  POOL 2 LOAN SUBTOTAL ...
-----------------------------------------------------------------------------------------------------
POOL 3 LOAN
Crowne Plaza Beverly            1972/2004             New Beverly Hills Hotel              Remington
    Hills ................                              Limited Partnership
Radisson Fort Worth ......      1921/2005             New Fort Tower I Hotel               Remington
                                              Limited Partnership, New Fort Tower II
                                                     Hotel Limited Partnership
SpringHill Suites                  2000                Ashford Gaithersburg                Marriott
    Gaithersburg .........                              Limited Partnership
Courtyard Fort                     2002        Ashford Ft. Lauderdale Weston I LLC,        Marriott
    Lauderdale ...........                     Ashford Ft. Lauderdale Weston II LLC,
                                               Ashford Ft. Lauderdale Weston III LLC
SpringHill Suites                  2000                 Ashford Centerville                Marriott
    Centreville ..........                              Limited Partnership
-----------------------------------------------------------------------------------------------------
  POOL 3 LOAN SUBTOTAL ...
-----------------------------------------------------------------------------------------------------
TOTAL ....................
-----------------------------------------------------------------------------------------------------

___________________
(1)   The borrowers are obligated under the loan documents to spend the following on capital improvements by December 31, 2006: (i) $820,400 for
      Courtyard Reagan Airport; (ii) $2,174,306 for Radisson Indianapolis
      Downtown; (iii) $1,596,238 for Hilton Nassau Houston; (iv) $1,695,524 for
      Embassy Suites Palm Beach; (v) $489,771 for Hilton St. Petersburg; (vi)
      $1,078,404 for Crowne Plaza Beverly Hills; (vii) $3,235,728 for Radisson
      Ft. Worth; and (viii) $1,026,000 for SpringHill Suites Gaithersburg.
      Ashford Hospitality Limited Partnership provided a guaranty for the required capital expenditures.

                                       16

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------------------------------------------------------------------------------------------------------
                                        OPERATIONAL STATISTICS

                                           2003(1)                              2004(1)
                               ---------------------------------    ----------------------------------
     PROPERTY NAME               ADR      OCCUPANCY      REVPAR       ADR      OCCUPANCY      REVPAR
------------------------------------------------------------------------------------------------------

POOL 2 LOAN
Courtyard
    Reagan Airport........     $118.93      68.4%       $  81.36    $125.65       74.1%      $   93.12
Radisson Indianapolis
    Downtown..............       82.23      63.6           52.30      90.28       63.4           57.22
Hilton Nassau -
    Houston...............       98.42      62.6           61.61     100.90       63.5           64.06
Embassy Suites Palm
    Beach.................      107.19      82.6           88.54     120.86       86.7          104.81
Hilton St. Petersburg.....       77.95      67.3           52.46      84.83       70.3           59.63
------------------------------------------------------------------------------------------------------
  POOL 2 LOAN
    SUBTOTAL..............     $ 94.18      67.5%       $  63.92    $101.36       69.9%      $   71.61
------------------------------------------------------------------------------------------------------
POOL 3 LOAN
Crowne Plaza Beverly
    Hills.................     $ 88.59      74.9%       $  66.35    $ 95.30       90.0%      $   85.80
Radisson
    Fort Worth............       86.79      59.1           51.30      89.01       62.1           55.24
SpringHill Suites
    Gaithersburg..........       99.66      66.9           66.69     105.76       72.5           76.72
Courtyard
    Fort
    Lauderdale............       78.06      75.2           58.67      85.56       80.0           68.45
SpringHill Suites
    Centreville...........       76.75      70.0           53.71      82.50       82.6           68.18
------------------------------------------------------------------------------------------------------
  POOL 3 LOAN
    SUBTOTAL..............     $ 86.52      66.8%       $  57.70    $ 91.30       74.0%      $   67.61
------------------------------------------------------------------------------------------------------
TOTAL.....................     $ 90.55      67.2%       $  60.97    $ 96.58       71.8%      $   69.71
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                              TRAILING 12-MONTH SEPTEMBER 2005(1)            ML UNDERWRITING
                               ---------------------------------    ----------------------------------
     PROPERTY NAME               ADR      OCCUPANCY      REVPAR       ADR      OCCUPANCY      REVPAR
------------------------------------------------------------------------------------------------------

POOL 2 LOAN
Courtyard
    Reagan Airport........     $130.24      76.6%       $  99.71    $130.24      76.6%       $   99.71
Radisson Indianapolis
    Downtown..............       92.03      67.6           62.18      92.03      67.6            62.18
Hilton Nassau -
    Houston...............      102.71      67.3           69.12     102.71      67.3            69.12
Embassy Suites Palm
    Beach.................      133.61      85.1          113.69     133.61      85.1           113.69
Hilton St. Petersburg.....       94.40      65.3           61.66      94.40      65.3            61.66
------------------------------------------------------------------------------------------------------
  POOL 2 LOAN
    SUBTOTAL..............     $106.85      70.8%       $  76.66    $106.85      70.8%       $   76.66
------------------------------------------------------------------------------------------------------
POOL 3 LOAN
Crowne Plaza Beverly
    Hills.................     $108.41      89.9%       $  97.41    $108.41      89.9%       $   97.41
Radisson
    Fort Worth............       88.84      57.7           51.28     108.15      72.0            77.87
SpringHill Suites
    Gaithersburg..........      113.15      73.9           83.60     113.15      73.9            83.60
Courtyard
    Fort
    Lauderdale............       99.09      76.2           75.50      99.09      76.2            75.50
SpringHill Suites
    Centreville...........       91.85      85.9           78.91      91.85      85.9            78.91
------------------------------------------------------------------------------------------------------
  POOL 3 LOAN
    SUBTOTAL..............     $ 97.81      72.1%       $  71.42    $105.30      79.4%       $   83.44
------------------------------------------------------------------------------------------------------
TOTAL.....................     $102.55      71.4%       $  74.17    $106.19      74.5%       $   79.55
------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                      PENETRATION INDICES(2)

             PROPERTY NAME                   ADR INDEX        OCCUPANCY INDEX       REVPAR INDEX
--------------------------------------------------------------------------------------------------

POOL 2 LOAN
Courtyard Reagan Airport................        96.2%              113.1%              108.8%
Radisson Indianapolis Downtown..........        75.0                93.8                70.4
Embassy Suites Palm Beach...............       117.3               115.2               135.2
Hilton St. Petersburg...................       113.1               101.2               114.6
Hilton Nassau -- Houston................       108.3               112.0               121.2
--------------------------------------------------------------------------------------------------
  POOL 2 LOAN SUBTOTAL..................        99.2%              105.1%              105.1%
--------------------------------------------------------------------------------------------------
POOL 3 LOAN
Crowned Plaza Beverly Hills.............        91.0%              109.4%               99.5%
Radisson Fort Worth.....................        84.8                98.5                83.5
Springhill Suites Gaithersburg..........       124.0               115.5               143.3
Courtyard Fort Lauderdale...............       107.7               129.5               139.5
Springhill Suites Centreville...........       110.6               111.4               123.2
--------------------------------------------------------------------------------------------------
  POOL 3 LOAN SUBTOTAL..................        97.2%              108.7%              106.7%
--------------------------------------------------------------------------------------------------
TOTAL...................................        98.2%              106.8%              105.9%
--------------------------------------------------------------------------------------------------

__________________

(1)   As provided by the Ashford Hotel Portfolio Borrowers.

(2)   Ashford Hotel Portfolio Properties ADR, Occupancy and RevPAR statistics as compared to Competitive Set ADR, Occupancy and RevPAR information obtained from a lodging industry data provider as of September 2005.

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THE MARKET(1,2). The Courtyard Reagan Airport is located in the City of
Arlington, Arlington County, the Commonwealth of Virginia, and is part of the
Washington-Arlington-Alexandria MSA. The surrounding neighborhood includes two hubs of retail development: the Underground and Plaza Shops, which are located adjacent to the Crystal City Metro station, and the Fashion Centre at Pentagon
City, a shopping mall. Both hubs are located within one mile of the property. In addition, the hotel is located near several local demand generators including government offices that are within walking distance, Arlington National Cemetery
(1.5 miles), the Pentagon (2 miles), the White House (4 miles), and the
Smithsonian Museums (4 miles). Market-wide demand has grown by 1.4% and 3.1%, in
2002 and 2003, respectively. In 2004, demand recorded an 8.3% increase. For the competitive set for the twelve months ending September 2005, the occupancy, average daily room rate, and RevPAR was 68.1%, $134.81, and $91.80, respectively.

The Crowne Plaza Beverly Hills is located in the city and county of Los Angeles, the State of California, and is part of the Los Angeles-Long Beach-Santa Ana, CA
MSA. The hotel is situated within a five-mile radius of several entertainment companies including 20th Century Fox, Sony Pictures, Paramount, and CBS. Leisure
attractions within a 10-mile radius include: the beaches of Santa Monica (5 miles), Universal Studios (10 miles), and NBC Studios (10 miles). In addition, the Rodeo Drive shopping area is within walking distance of the hotel. Demand has increased since 2002, with both 2003 and 2004 recording growth rates of approximately 6.0% and 18.0%, respectively. For the competitive set for the twelve months ending September 2005, the occupancy, average daily room rate, and
RevPAR were 82.2%, $119.10, and $97.86, respectively.

The Radisson Indianapolis Downtown is located in the city of Indianapolis,
County of Marion, the State of Indiana and is part of the Indianapolis, IN MSA.
The hotel is located within walking distance of the Indiana Convention Center and the adjacent RCA Dome, the Circle Centre Mall, the Market Square Arena, and
the central business district. The central business district includes commercial office, mixed-use, and residential space. This district also includes several blocks of buildings dedicated to the state government including the capitol building. From 1999 to 2004, market-wide occupied room nights, average rate levels, and RevPAR recorded an annual average compound increase of 4.7%, 2.4%, and 3.0%, respectively. For the competitive set for the twelve months ending
September 2005, the occupancy, average daily room rate, and RevPAR were 71.0%,
$124.41, and $88.31, respectively.

The Radisson Ft. Worth is located in the City of Fort Worth, County of Tarrant, the State of Texas, and is part of the Dallas/Fort Worth/Arlington, TX MSA. The neighborhood is characterized by large corporate offices and retail establishments. Within proximity of the property are the Fort Worth Water
Gardens, the Fort Worth Convention Center, and the Trinity Railway Express. The
hotel is located near several corporations including Lockheed Martin (9 miles),
Bell Helicopter (10 miles), and AMR Corporation (20 Miles). Market RevPAR and average rate levels exhibited increases of 7.2% and 6.3% during the year-to-date through July 2005 period, compared to a corresponding period in the previous year. For the competitive set for the twelve months ending September 2005, the occupancy, average daily room rate, and RevPAR were 58.6%, $104.77, and $61.44, respectively.

The Hilton St. Petersburg is located in the City of St. Petersburg, Pinellas
County, the State of Florida, and is part of the Tampa-St.
Petersburg-Clearwater, FL MSA. The hotel is situated approximately two blocks south of the most developed portion of St. Petersburg's central business district and one block west of the Tampa Bay coastline. The property is located near several corporations including Bank of America (1 mile), Accenture (3 miles), Raymond James Financial (3 miles), William R. Hough & Co. (3 miles), and
Caremedic Systems Inc. (3 miles). Market RevPAR and average rate levels exhibited increases of 11.7% and 12.7% during the, year-to-date through July
2005 period, compared to a corresponding period in the previous year. For the competitive set for the twelve months ending September 2005, the occupancy, average daily room rate, and RevPAR were 64.5%, $83.46, and $53.82, respectively.

The Embassy Suites Palm Beach is located in the City of Palm Beach Gardens, Palm
Beach County, the State of Florida, and is part of the Miami-Fort
Lauderdale-Miami Beach, FL MSA. The hotel is connected to an office building, known as the Admiral Office Tower, housing an array of tenants, including several law firms, RBC Centura Bank, Army Corps of Engineers, PTI associates,
Professional Touch International, General Electric, and Admiralty Bank. In
addition, the hotel is in close proximity to Palm Beach Community College (0.5 mile), PGA Gardens Mall (0.5 mile), PGA of America (1 mile), Upledger Institute
(2 miles), and Florida Power & Light (5 miles). Market RevPAR and average rate levels exhibited strong increases of 16.4% and 19.8% during the year-to-date through July 2005 period, compared to a corresponding period in the previous year. For the competitive set for the twelve months ending September 2005, the occupancy, average daily room rate, and RevPAR were 73.9%, $113.87, and $84.10, respectively.

The Hilton Nassau Houston is located in the City of Houston, the County of
Harris, the State of Texas, and is part of the Houston-Baytown-Sugar Land, TX
MSA. The neighborhood is characterized by Clear Lake and waterfront activities, and NASA related offices, along with retail shopping centers that contain nationally-recognized chain stores, supermarkets, and restaurants. The hotel is in close proximity to Lockheed Martin (0.5 mile), Johnson Space Center (1 mile),
Jacobs Engineering (2 miles), Boeing (3 miles), and Kemah Waterfront District (5 miles). Market occupied room nights, average rate levels, and RevPAR exhibited increases of 3.0%, 1.9% and 5.0% respectively, during the year-to-date through
July 2005 period, compared to a corresponding period in the previous year. For the competitive set for the twelve months ending September 2005, the occupancy, average daily room rate, and RevPAR were 60.1%, $94.85, and $57.04, respectively.

__________________

(1)   Ashford Hotel Portfolio Properties ADR, Occupancy and RevPAR statistics as compared to Competitive Set ADR, Occupancy and RevPAR information obtained from a lodging industry data provider as of September 2005.

(2)   Certain information obtained from third party appraisals. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                       18

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The SpringHill Suites Gaithersburg is located in the City of Gaithersburg,
Montgomery County, the State of Maryland, and is part of the Washington,
DC-MD-VA-WV MSA. The hotel is near Sodexho's headquarters, one of its largest accounts, and a few hundred yards south of the Gaithersburg Washingtonian Center
(Rio Center), a mixed-use facility featuring retail outlets, restaurants, and entertainment. The occupants of the various office buildings in this general area include government-related research and development firms, health care companies, computer companies, engineering firms, and light industrial business.
Market RevPAR and average rate levels exhibited increases of 7.0% and 10.6%
during the year-to-date through February 2005 period, compared to a corresponding period in the previous year. For the competitive set for the twelve months ending September 2005, the occupancy, average daily room rate, and
RevPAR were 63.9%, $91.65, and $58.54, respectively.

The Courtyard Ft. Lauderdale is located in the City of Fort Lauderdale, the
County of Broward, the State of Florida and is part of the Miami-Fort
Lauderdale-Miami Beach, FL MSA. The hotel is located within the Weston Park of
Commerce business park, which is one of the largest business parks in western
Broward County. The hotel is in proximity to American Express (0.5 mile),
Sanford Latin America (0.6 mile), and Levi Strauss (0.9 mile). Market RevPAR and average rate levels exhibited increases of 16.9% and 19.0% during the year-to-date through February 2005 period, compared to a corresponding period in the previous year. For the competitive set for the twelve months ending
September 2005, the occupancy, average daily room rate, and RevPAR were 58.6%,
$91.97, and $53.89, respectively.

The SpringHill Suites Centreville is located in the City of Centreville, Fairfax
County, the Commonwealth of Virginia, and is part of the
Washington-Arlington-Alexandria, DC-VA-MD-WV MSA. The hotel is in close proximity to the Trinity Center (walking distance), Dulles Expo & Convention
Center (5 miles), Sully Plantation (6 miles), and the Manassas National
Battlefield Park (6 miles). Market occupied room nights, average rate levels, and RevPAR exhibited strong increases of 9.2%, 20.2%, and 31.3%, respectively, during the year-to-date through February 2005 period, compared to a corresponding period in the previous year. For the competitive set for the twelve months ending September 2005, the occupancy, average daily room rate, and
RevPAR were 74.5%, $87.83, and $65.47, respectively.

THE BORROWER. The borrowers (the "Ashford Hotel Portfolio Borrowers") are each a single purpose bankruptcy remote entity owned and controlled indirectly by
Ashford Hospitality Limited Partnership, which is the operating partnership of
Ashford Hospitality Trust, Inc. Ashford Hospitality Trust, Inc. is a publicly traded real estate investment trust (REIT) headquartered in Dallas, TX. The company commenced operation and became a public REIT on August 29, 2003 and is listed on the NYSE under the ticker "AHT". Ashford Hospitality Trust, Inc.
invests in both debt and equity investments, secured exclusively by hotel assets. As of February 14, 2006, the company had an equity market capitalization of $526 million. As of September 30, 2005, the company owned 79 hotel properties in 25 states with 12,868 rooms, and had acquired or originated mezzanine or first mortgage loans receivable with a balance at September 30, 2005 of approximately $99.8 million.

PROPERTY MANAGEMENT. Six of the Ashford Hotel Portfolio Properties are managed by Remington, an affiliate of the sponsor, Ashford Hospitality Trust, Inc., with the remaining four properties managed by affiliates of Marriott. Marriott is a leading worldwide hospitality company. Marriott's lodging activities, which include full-service, select-service, extended-stay and timeshare segments, develop, operate and franchise hotels and corporate housing properties under 13 separate brand names in 67 countries. Marriott has more than 2,700 lodging properties located in the United States and 65 other countries and territories.

Each management agreement shall be terminated by the applicable borrower, at lender's request, following any default (beyond applicable notice and cure periods) by manager which permits termination of the management agreement. In the event that the property manager elects not to renew the term of any management agreement at the end of the initial term or any renewal term thereof, or if any management agreement is otherwise terminated by manager, then the applicable borrower shall appoint a replacement manager and a replacement hotel franchise to occupy and operate the property, each of which shall be acceptable to lender and the rating agencies; provided, that Remington Lodging and
Hospitality, L.P. shall be deemed an acceptable replacement manager, and
Starwood Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Marriott
International, Inc. or any brand of any of them shall be deemed an acceptable replacement hotel franchise, and the approval of any of the foregoing as manager or hotel franchise, as applicable, by lender and the rating agencies will not be required.

THE LOCKBOX. Four of the Ashford Hotel Portfolio Properties are managed by affiliates of Marriott. For these Marriott--affiliate managed properties, the borrowers and managers are required to deposit all rents and other gross revenue
(including credit card receivables) from the properties into a related manager-controlled account (the "Manager Account"). Pursuant to the applicable management agreements and related documents, the manager will apply the funds in the Manager Account to its base management fee, applicable taxes, insurance premiums and a capital improvements/FF&E reserve before transferring the remaining funds to a lender-controlled account. Funds in the lender-controlled account will be applied to payment of reserves for taxes and insurance premiums
(unless Marriott is manager of the properties and such amounts are otherwise paid or reserved for by the manager), debt service, a reserve for capital improvements (unless Marriott is manager of the properties and otherwise paid or reserved for by the manager), fees of the cash management bank, operating expenses of the applicable property (unless Marriott is manager of the properties and otherwise paid or reserved for by the manager) and debt service on a permitted mezzanine loan (if any).

The remaining six properties are managed by Remington. For these
Remington-managed properties, the borrowers and managers are required to deposit all rents and other gross revenue (including credit card receivables) from the properties into a lender-controlled account. Funds in the applicable account will be applied in the following order: (a) fund the ground rent reserve, if applicable, (b) fund the monthly tax and insurance reserve, (c) pay

                                       19

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--------------------------------------------------------------------------------

monthly debt service, (d) fund the replacement reserve, (e) pay any other amounts due to lender, and (f) provided no event of default has occurred and be continuing, pay any excess amounts to the Ashford Hotel Portfolio Borrowers.

ESCROWS. The following escrows/reserves have been established with respect to the Ashford Hotel Portfolio Loans:

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES

TYPE:                                                INITIAL        MONTHLY
--------------------------------------------------------------------------------
Taxes: ..........................................    $698,223       $207,750
Insurance: ......................................    $753,209       $102,610
Environmental Remediation: ......................    $  2,475       $      0
Ground Rent: ....................................    $ 42,925       $ 14,585
Immediate Repairs: ..............................    $148,100       $      0
Capital Expenditure Reserve: ....................    $      0   4% of operating
                                                                     revenue
--------------------------------------------------------------------------------

Taxes, Insurance and Capital Expenditure Reserves. The taxes, insurance, ground rent, environmental remediation, and replacement reserve amounts indicated above represent only those reserved for the six properties managed by Remington. For the four properties managed by affiliates of Marriott, escrows for taxes, insurance premiums and replacement reserves are not included in the above and will be held separately by the applicable property managers, so long as Marriott remains as manager and no default has occurred and is continuing under the applicable management agreements.

Ground Rent Reserve. The ground rent reserve was established for the leasehold property, which is the Radisson Fort Worth. This is a Remington-managed asset.

Capital Improvement Guaranty. The Ashford Hotel Portfolio Borrowers are
obligated under the loan documents to spend an amount equal to $12,116,479 on capital improvements by December 31, 2006. Ashford Hospitality Limited
Partnership has provided a guaranty for the required capital expenditures.
Ashford Hospitality Limited Partnership is obligated under the guaranty to maintain (i) a tangible net worth equal to or not less than $100 million and
(ii) liquid assets in excess of its guaranteed obligations.

ADDITIONAL DEBT. The Ashford Hotel Portfolio Borrowers will not be permitted to further encumber the property or incur additional indebtedness while the Loan is outstanding, except, if the DSCR is greater than 1.50x and the LTV based on new appraisals is not more than 70%, then Borrowers may incur mezzanine indebtedness such that the ratio of total indebtedness (i.e., Loan plus mezzanine loan) does not exceed 75% and the all-in DSCR does not fall below 1.40x. In addition, in connection with the sale of the Properties where the purchaser assumes the
Ashford Hotel Portfolio Loans in accordance with the permitted transfers provision of the loan documents, a transferring Borrower or Sponsor may provide mezzanine financing to the purchaser in an amount which, when taken together with any other financing obtained by such purchaser, does not exceed 90% of the sale price, subject to receipt of a rating agency confirmation letter.

SUBSTITUTION PROVISIONS. Subject to the terms and conditions set forth in the loan agreement, Ashford Hotel Portfolio Loan Borrower(s) may, from time to time, replace an individual property with a qualified substitute property (a "Property
Substitution"), provided certain conditions, including the following, are met:
(a) the aggregate of (i) the allocated loan amount with respect to the individual property to be replaced (the "Original Property"), plus (ii) the allocated loan amounts with respect to all individual properties previously or simultaneously replaced by Property Substitutions, shall be less than 50% of the then-current principal balance of the loan; (b) no event of default shall have occurred and be continuing on such date either before or after the Property
Substitution; (c) the then-current market value of any proposed qualified substitute property ("Substitute Property"), as determined by an appraisal acceptable to a reasonable commercial mortgage lender, shall equal or exceed the then-current market value of the Original Property immediately prior to the
Property Substitution; (d) the net operating income of any Substitute Property for the twelve-month period trailing the date of determination ("TTM Period")
shall equal or exceed the net operating income of the Original Property; (e)
after giving effect to the Property Substitution, the DSCR for the aggregate portfolio shall be no less than the greater of (i) 1.52x for Ashford Hotel
Portfolio Pool 2 Loan and 1.53x for Ashford Hotel Portfolio Pool 3 Loan, and
(ii) the DSCR with respect to the Ashford Hotel Portfolio Loans for the TTM
Period; (f) each Substitute Property shall be (i) fully constructed and operating for a minimum of 12 months, and (ii) a limited service hotel property or full service hotel property, in each case operating under a Marriott,
Starwood or Hilton franchise or any other brand affiliated with the foregoing;
and (g) Ashford Hotel Portfolio Borrower(s) shall have delivered to the lender confirmation of each of the rating agencies assigning a rating to securities issued in connection with the Ashford Hotel Portfolio Loans, that the Property
Substitution will not result in the qualification, withdrawal or downgrading of any such rating.

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PARTIAL DEFEASANCE. Individual Ashford Hotel Portfolio Properties may be
released from the lien of the related mortgage by the Ashford Hotel Portfolio
Borrowers, provided conditions set forth in the loan documents are satisfied, including: (i) no defeasance will be permitted until after the second anniversary of the securitization of the loan; (ii) a defeasance of a principal amount equal to 125% of the applicable allocated loan amount; (iii) the DSCR with respect to the remaining collateral is at least equal to the greater of
1.51x and the DSCR for the trailing twelve month period immediately prior to defeasance; and (iv) the RevPAR with respect to the remaining collateral is at least equal to the greater of the RevPAR as of the closing and the RevPAR for the trailing twelve month period immediately prior to defeasance.

CONDOMINIUM CONVERSION; PARTIAL RELEASE (PALM BEACH). Subject to the terms and conditions set forth in the loan agreement, the Ashford Hotel Portfolio Loan
Borrower(s) may convert the individual property located in Palm Beach Gardens,
Florida to condominium form of ownership (the "Condo Conversion") pursuant to which the hotel and the office building shall each become a condominium unit.
Upon successful completion of the Condo Conversion, the office building may be released from the lien of the mortgage (the "Palm Beach Release"). In order to complete the Condo Conversion, certain conditions, including the following, must be met: (a) the condominium declaration and all other documents creating or governing the condominium shall be approved in accordance with the prudent lender standard; (b) lender shall have received the following opinions of counsel stating that: (i) the condominium documents create a legal and valid condominium under applicable law and (ii) the Condo Conversion will not adversely affect the status of any REMIC formed in connection with a secondary market transaction; (c) lender shall have received an endorsement to the title policy confirming that the mortgage constitutes a valid, first priority lien against each unit; (d) Ashford Hotel Portfolio Loan Borrower(s) shall deliver to
Lender such other certificates, opinions, documents or instruments as may be reasonably required by lender; and (e) payment by the Ashford Hotel Portfolio
Borrower of all out-of-pocket costs and expenses of lender incurred in connection with the Condo Conversion, including lender's reasonable attorneys'
fees and expenses. In order to complete the Palm Beach Release certain conditions, including the following, must be met: (a) either (i) the Condo
Conversion shall be successfully consummated, or (ii) the Ashford Hotel
Portfolio Loan Borrower(s) shall record a reciprocal easement agreement whereby the owners of the hotel property and the office building property will agree to certain easements, including, without limitation, for support, access, driveways, parking, utilities, drainage flows or any other purpose.

CONVERSION OF FRANCHISE; PARTIAL RELEASE (FT. WORTH). Subject to the terms and conditions set forth in the loan agreement, the Ashford Hotel Portfolio Loan
Borrower(s) are permitted to and will replace the existing franchise agreement with respect to the individual property known as the West Tower, Radisson, Fort
Worth, Texas (the "West Tower") to a franchise agreement with the Hilton Hotels
Corporation (the "Franchise Conversion") and to release from the lien of the applicable mortgage the portion of the Radisson Fort Worth known as the East
Tower, Radisson, Fort Worth, Texas (the "Ft. Worth Release"). Once the Ashford
Hotel Portfolio Loan Borrower(s) have completed the Franchise Conversion, they may proceed with the Ft. Worth Release if certain conditions, including the following, are met: (a) the then-current market value of the West Tower (as determined by an appraisal satisfying the prudent lender standard) shall exceed
$28,900,000, or the then-current market value of the West Tower (as determined by an appraisal satisfying the prudent lender standard) shall not be less than
$23,900,000, and the Ashford Hotel Portfolio Borrower(s) shall have delivered to lender cash collateral in the amount of the difference between (i) $28,900,000 and (ii) the then-current market value; (b) after giving effect to the Franchise
Conversion, the debt service coverage ratio with respect to the loan for the TTM period shall be no less than the greater of 1.40x and the debt service coverage ratio for the TTM period prior to the Hilton conversion; (c) Ashford Hotel
Portfolio Loan Borrower(s) shall have delivered to lender one of the following:
an endorsement to the title insurance policy relating to the West Tower, an opinion of counsel or a certificate of an architect indicating (i) that the property has been legally subdivided for zoning lot purposes and that the property is in compliance with all applicable zoning, building and similar legal requirements and (ii) the property constitutes separate tax lots; (d) delivery to lender of a certificate from an architect or engineer stating that the released parcel is not needed for zoning or other purposes; (e) the Ashford
Hotel Portfolio Loan Borrower(s) shall deliver acceptable endorsements to the title policy; (f) no event of default shall be continuing; (g) lender shall have received an opinion of counsel confirming that the Ft. Worth Release will not adversely affect the status of any REMIC formed in connection with a secondary market transaction satisfying the prudent lender standard; (h) Ashford Hotel
Portfolio Loan Borrower(s) shall deliver to lender confirmation from the rating agencies assigning a rating to securities issues in connection with the Ashford
Hotel Portfolio Loans that the Ft. Worth Release will not result in a qualification, withdrawal or downgrade of any such rating (if not otherwise approved prior to securitization); (i) Ashford Hotel Portfolio Loan Borrower(s)
shall deliver to lender such other certificates, opinions, documents or instruments as may be reasonably required by lender in accordance with the prudent lender standard; and (j) payment by the Ashford Hotel Portfolio
Borrower(s) of all out-of-pocket costs and expenses of lender incurred in connection with the Ft. Worth Release, including lender's reasonable attorneys'
fees and expenses and all costs. Borrower anticipates that the Franchise
Conversion will occur on or about April 1, 2006.

GROUND LEASES. Two portions of the Radisson Fort Worth property are owned in leasehold by the Ashford Hotel Portfolio Loan Borrower(s) pursuant to two ground leases. The first ground lease expires on May 31, 2040. The annual rent is currently $30,000 and will increase starting on June 1, 2010, as follows: (i)
$40,000 per year from June 1, 2010 to May 31, 2020; (ii) $60,000 per year from
June 1, 2020 -- May 31, 2030; and (iii) $80,000 per year from June 1, 2030 --
May 31, 2040.

The second ground lease expires on April 30, 2030. The annual rent is currently
$85,000 per year and will increase starting on January 1, 2011, as follows: (i)
$90,000 per year from January 11, 2011 to December 31, 2015; (ii) $95,000 per year from January 1, 2016 to December 31, 2020; (iii) $100,000 from January 1,
2021 to December 31, 2025; and (iv) $105,000 from January 1, 2026 to maturity.
If $60,000 plus 50% of the CPI* increase is greater than the rent due as set forth above, then the greater amount applies. In addition, percentage rent of
80% of net profits from the garage is payable if greater than the base rent.

* CPI means the United States Department of Labor Consumer Price Index.

                                       21

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GALILEO NXL RETAIL PORTFOLIO 3

                                [PHOTOS OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          17
Location (City/State)                                                 See Table
Property Type                                                Anchored Retail(1)
Size (Square Feet)                                                    2,387,654
Percentage Occupancy as of January 26, 2006                            96.9%(2)
Year Built                                                            See Table
Year Renovated                                                        See Table
Appraisal Value                                                    $235,895,000
Number of Tenant Leases                                                     299
Average Rent Per Square Foot                                              $8.22
Underwritten Economic Occupancy                                           95.3%
Underwritten Revenues                                               $23,806,467
Underwritten Total Expenses                                          $6,139,990
Underwritten Net Operating Income (NOI)                             $17,666,478
Underwritten Net Cash Flow (NCF)                                    $16,313,597
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                                August 10, 2005
Cut-off Date Principal Balance                                     $173,000,000
Cut-off Date Loan Balance Per SF/Unit                                       $72
Percentage of Initial Mortgage Pool Balance                                8.1%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                  Fee/Leasehold
Mortgage Rate                                                           5.1500%
Amortization Type                                                 Interest Only
IO Period (Months)                                                           84
Original Term to Maturity/ARD (Months)                                       84
Original Amortization Term (Months)                                           0
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    73.3%
LTV Ratio at Maturity or ARD                                              73.3%
Underwritten DSCR on NOI                                                  1.96x
Underwritten DSCR on NCF                                                  1.81x
--------------------------------------------------------------------------------

___________________

(1)   The collateral at San Dimas Plaza is only a portion of the entire shopping center. The portion included in this trust is shadow anchored by Ralph's
      Grocery and Rite Aid.

(2)   Occupancy reflects the weighted average for the Galileo NXL Retail
      Portfolio 3 Properties (herein defined) by square footage.

                                       22

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                                  [MAP OMITTED]

                                       23

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THE LOAN. The mortgage loan (the "Galileo NXL Retail Portfolio 3 Loan") is evidenced by a promissory note secured by a first mortgage encumbering 16 anchored and 1 shadow anchored community shopping centers (the "Galileo NXL
Retail Portfolio 3 Properties"). The table below provides specific information about the Galileo NXL Retail Portfolio 3 Properties. The Galileo NXL Retail
Portfolio 3 Loan represents approximately 8.1% of the initial mortgage pool balance and 9.1% of the initial group 1 balance.

The Galileo NXL Retail Portfolio 3 Loan was originated on August 10, 2005 and has an aggregate principal balance as of the cut-off date of $173,000,000. The
Galileo NXL Retail Portfolio 3 Loan has a remaining term of 78 months to its maturity date of August 31, 2012. The Galileo NXL Retail Portfolio 3 Loan may be
prepaid on or after June 1, 2012, and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

THE PROPERTIES. The Galileo NXL Retail Portfolio 3 Loan is secured by 16 anchored and 1 shadow anchored community shopping centers totaling 2,387,654 square feet. The Galileo NXL Retail Portfolio 3 Properties are located in eleven states and six regions, including the Northeast, Mid-Atlantic, South, Midwest,
Southwest and West Coast. The largest state concentrations are represented by
Texas, with three properties totaling 467,689 square feet (19.6% of total);
Kentucky, with two properties totaling 333,705 square feet (14.0% of total);
California, with two properties totaling 317,645 square feet (13.3% of total);
and Georgia, with two properties totaling 247,083 square feet (10.3% of total).
No other state represents more than 10% of the portfolio by square footage.
Occupancy at the 17 properties is 96.9%. The Galileo NXL Retail Portfolio 3
Properties were purchased by the Borrowers (as defined below) from NXL (as defined below) (or affiliates thereof) simultaneously with the origination of the Galileo NXL Retail Portfolio 3 Loan.

The following table presents certain information regarding the Galileo NXL
Retail Portfolio 3 Properties:

-------------------------------------------------------------------------------------------
                                          GALILEO NXL RETAIL PORTFOLIO 3 PROPERTIES

                                                               YEAR BUILT /
            PROPERTY                    CITY         STATE      RENOVATED       SQUARE FEET
-------------------------------------------------------------------------------------------

The Crossing at Fry Road .......        Katy           TX      1985 / 2004        222,705
Green River Plaza ..............   Campbellsville      KY         1989            203,239
Paradise Plaza .................      Paradise         CA      1979 / 2003        198,484
Fashion Corner(3) ..............      Saginaw          MI      1986 / 2004        179,678
Wisteria Village ...............     Snellville        GA      1985 / 2004        173,152
Hunting Hills ..................      Roanoke          VA         1989            166,207
Brice Park .....................    Reynoldsburg       OH         1988            158,565
Bristol Plaza ..................      Bristol          PA         1989            145,356
Tomball Parkway Plaza ..........      Tomball          TX      1985 / 2004        133,629
Kmart Plaza ....................   Elizabethtown       KY         1989            130,466
Packard Plaza ..................       Cudahy          WI      1957 / 1999        125,247
San Dimas Plaza ................     San Dimas         CA      1986 / 2004        119,161
Jones Plaza ....................      Houston          TX      1977 / 2000        111,355
McKinley Plaza .................      Hamburg          NY         1991             93,144
University Mall ................       Canton          NY         1967             81,027
Northside Plaza ................       Dalton          GA      1990 / 2004         73,931
Stratford Commons ..............   Winston-Salem       NC         1995             72,308
-------------------------------------------------------------------------------------------
TOTAL ..........................                                                2,387,654
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                GALILEO NXL RETAIL PORTFOLIO 3 PROPERTIES

            PROPERTY              % OF TOTAL    OCCUPANCY       PRIMARY TENANT          APPRAISED VALUE
-------------------------------------------------------------------------------------------------------

The Crossing at Fry Road........       9.3%       97.9%(1)          Kroger               $ 25,200,000
Green River Plaza...............       8.5        99.3            Wal-Mart(2)              12,600,000
Paradise Plaza..................       8.3        98.7              K Mart                 10,040,000
Fashion Corner(3)...............       7.5        88.5             Best Buy                20,000,000
Wisteria Village................       7.3       100.0              K Mart                 10,500,000
Hunting Hills...................       7.0       100.0             Wal-Mart                11,200,000
Brice Park......................       6.6        95.7        Gregg Appliances(4)          23,575,000
Bristol Plaza...................       6.1        98.1             Pathmark                18,000,000
Tomball Parkway Plaza...........       5.6        98.4           Palais Royal              10,600,000
Kmart Plaza.....................       5.5       100.0              K Mart                  9,100,000
Packard Plaza...................       5.2        87.1        Merchandise Outlet            6,500,000
San Dimas Plaza.................       5.0        97.8            T.J. Maxx                31,400,000
Jones Plaza.....................       4.7        93.9      24 Hour Fitness Center         13,600,000
McKinley Plaza..................       3.9       100.0            T.J. Maxx                12,700,000
University Mall.................       3.4       100.0             Wisebuys                 3,500,000
Northside Plaza.................       3.1        93.9           Bi-Lo Store                6,150,000
Stratford Commons...............       3.0        94.8            Officemax                11,230,000
-------------------------------------------------------------------------------------------------------
TOTAL...........................     100.0%       96.9%                                  $235,895,000
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                                   LARGEST TENANTS BY BASE RENT

                                                         CREDIT RATING      NUMBER OF
             TENANT                    PARENT COMPANY    (MOODY'S/S&P)(5)     STORES
-------------------------------------------------------------------------------------

K Mart..........................    Sears Holding Corp.     Ba1/BB+              3
Kroger..........................       The Kroger Co.      Baa2/BBB-             3
Pathmark........................    Pathmark Stores Inc.     NR/B-               1
Hobby Lobby.....................            NAP              NR/NR               2
Wal-Mart(2).....................    Wal-Mart Stores Inc.     Aa2/AA              2
24 Hour Fitness Center..........            NAP              NR/NR               1
T.J. Maxx.......................        TJX Cos Inc.          A3/A               2
Best Buy........................     Best Buy Co. Inc.       NR/BBB              1
Michael's.......................   Michael's Stores Inc.     Ba1/NR              2
Palais Royal....................     Stage Stores Inc.       Ba3/NR              2
-------------------------------------------------------------------------------------
TOTAL...........................                                                19
-------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                   LARGEST TENANTS BY BASE RENT

                                                  % OF PORTFOLIO                  % OF PORTFOLIO
             TENANT                   BASE RENT     BASE RENT       SQUARE FEET     SQUARE FEET
------------------------------------------------------------------------------------------------

K Mart..........................     $1,078,972        5.7%           257,364            10.8%
Kroger..........................        720,345        3.8            115,459             4.8
Pathmark........................        710,290        3.7             58,690             2.5
Hobby Lobby.....................        620,127        3.3            101,506             4.3
Wal-Mart(2).....................        617,394        3.2            184,125             7.7
24 Hour Fitness Center..........        497,126        2.6             44,189             1.9
T.J. Maxx.......................        481,463        2.5             57,495             2.4
Best Buy........................        451,470        2.4             36,416             1.5
Michael's.......................        311,204        1.6             36,108             1.5
Palais Royal....................        285,290        1.5             55,225             2.3
------------------------------------------------------------------------------------------------
TOTAL...........................     $5,773,680       30.4%           946,577            39.6%
------------------------------------------------------------------------------------------------

___________________

(1)   The economic occupancy at the Crossing at Fry Road is 97.9%. However, the physical occupancy is 95.0%. LA Fitness Center is currently dark but will continue to pay rent until the expiration of the lease on July 31, 2006.

(2)   The Wal-Mart at Green River Plaza currently subleases its space to Goody's through May 31, 2009.

(3)   Fashion Corner is subject to a ground lease that expires on March 14,
      2035.

(4)   The Gregg Appliances at Brice Park currently subleases its space to Sun
      City Furniture through November 30, 2006.

(5)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

                                       24

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--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule for the Galileo NXL Retail Portfolio 3 Properties:

-------------------------------------------------------------------------------------------------
                                                         LEASE ROLLOVER SCHEDULE(1)

                                        NUMBER OF
                                         LEASES            SQUARE         % OF GLA      BASE RENT
               YEAR                     EXPIRING       FEET EXPIRING      EXPIRING      EXPIRING
-------------------------------------------------------------------------------------------------

Vacant...........................         NAP              74,753            3.1%             NAP
Month-to-Month...................          10               7,820            0.3      $   124,343
2006.............................          40             177,323            7.4        2,022,455
2007.............................          42             161,065            6.7        1,714,174
2008.............................          62             279,022           11.7        2,752,606
2009.............................          52             520,050           21.8        3,444,180
2010.............................          42             340,306           14.3        2,531,959
2011.............................          15             110,202            4.6          936,172
2012.............................           2               7,617            0.3           64,076
2013.............................           6             104,048            4.4          880,408
2014.............................           7             179,442            7.5        1,467,624
2015.............................           6             124,494            5.2        1,109,818
Thereafter.......................          15             301,512           12.6        1,967,034
-------------------------------------------------------------------------------------------------
TOTAL............................         299           2,387,654         100.0%      $19,014,851
-------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                  LEASE ROLLOVER SCHEDULE(1)

                                                           CUMULATIVE      CUMULATIVE     CUMULATIVE     CUMULATIVE %
                                          % OF BASE        SQUARE FEET      % OF GLA      BASE RENT      OF BASE RENT
               YEAR                     RENT EXPIRING       EXPIRING        EXPIRING       EXPIRING        EXPIRING
---------------------------------------------------------------------------------------------------------------------

Vacant...........................            NAP               74,753           3.1%             NAP          NAP
Month-to-Month...................             0.7%             82,573           3.5      $   124,343          0.7%
2006.............................            10.6             259,896          10.9        2,146,798         11.3
2007.............................             9.0             420,961          17.6        3,860,972         20.3
2008.............................            14.5             699,983          29.3        6,613,578         34.8
2009.............................            18.1           1,220,033          51.1       10,057,758         52.9
2010.............................            13.3           1,560,339          65.4       12,589,717         66.2
2011.............................             4.9           1,670,541          70.0       13,525,890         71.1
2012.............................             0.3           1,678,158          70.3       13,589,966         71.5
2013.............................             4.6           1,782,206          74.6       14,470,374         76.1
2014.............................             7.7           1,961,648          82.2       15,937,998         83.8
2015.............................             5.8           2,086,142          87.4       17,047,816         89.7
Thereafter.................                  10.3           2,387,654         100.0       19,014,851        100.0
---------------------------------------------------------------------------------------------------------------------
TOTAL............................           100.0%          2,387,654         100.0%     $19,014,851        100.0%
---------------------------------------------------------------------------------------------------------------------

THE BORROWERS. The following borrowers are associated with the promissory note for the Galileo NXL Retail Portfolio 3 Loan: Galileo Apollo I Sub, LLC; Galileo
Apollo I TX LP; Galileo San Dimas, LP; Galileo Fashion Corner, LLC; HK New Plan
Bristol Plaza, LP; Galileo Stratford Commons, LP; Galileo Paradise Plaza, LP;
and Galileo Elizabethtown, LLC(3) (collectively, the "Galileo NXL Retail
Portfolio 3 Borrowers"). Each of these entities is a single-purpose Delaware limited liability company or limited partnership. Galileo America LLC, a
Delaware limited liability company (the "JV"), the members of which are New Plan
Australian Member, LLC (3.74%), a Delaware limited liability company, ERP
Australian Member, LLC (1.26%), a Delaware limited liability company, and
Galileo America, Inc. (95%), a real estate investment trust ("REIT") organized under the laws of Maryland, indirectly owns 100% of the beneficial interests in all of the Galileo NXL Retail Portfolio 3 Borrowers.

Galileo America, Inc., the US REIT, is wholly-owned by Galileo Shopping America
Trust ("GSA"), a publicly traded REIT on the Australian Stock Exchange that was formed in 2003 and that has an equity market capitalization of approximately
$783.2 million.(2)

New Plan Australian Member, LLC and ERP Australian Member, LLC are each directly or indirectly owned by New Plan Excel Realty Trust, Inc. ("NXL"), a NYSE-listed real estate investment trust. NXL is a New York-based REIT that was formed in
1972 and has been publicly traded since 1993. As of February 16, 2006, NXL's equity market capitalization was valued at over $2.5 billion and its net real estate assets were valued by it at over $3.5 billion, the 52-week range for
NXL's stock is $20.18 to $28.65.

PROPERTY MANAGEMENT. NXL has retained an ownership interest in the properties through its 5% stake in Galileo America LLC, the purchaser of the properties and the deal sponsor. NXL, which managed the properties prior to their acquisition by the Galileo NXL Retail Portfolio Pool 3 Borrowers, will continue to manage the properties through ERT Australian Management, LP.

LOCKBOX. At closing, the Galileo NXL Retail Portfolio 3 Borrowers established a rent account in the lender's name. The Galileo NXL Retail Portfolio 3 Borrowers shall have access to and rights of withdrawal with respect to the rent account until the occurrence of an event of default or if the debt service coverage ratio (DSCR) for the preceding 12 months is less than 1.30x (a "Cash Management
Trigger Event"). Upon the occurrence of a Cash Management Trigger Event, the rent account shall be under the sole dominion and control of the lender until the event of default causing the Cash Management Trigger Event has been cured or waived or the DSCR for the preceding 12 months is at least 1.40x for three months.

___________________

(1)   Information obtained from the Galileo NXL Retail Portfolio 3 Borrower's rent roll.

(2)   Based on the $US exchange rate as of February 16, 2006.

(3)   This entity was formerly known as Galileo Kmart Plaza, LLC.

                                       25

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--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Galileo NXL Retail Portfolio 3 Loan:

    ------------------------------------------------------------------
                                   ESCROWS / RESERVES

    TYPE:                                     INITIAL         MONTHLY
    ------------------------------------------------------------------
    Taxes............................        $1,760,203      $249,933
    Insurance........................         $305,241       $43,606
    Capital Expenditures.............            $0          $29,804
    Immediate Repairs Escrow.........        $169,906(1)        $0
    Rollover Reserves................         $95,675           $0
    Ground Rent Escrow...............           $667           $333
    ------------------------------------------------------------------

Ground Rent Reserve. The ground rent reserve was established for the leasehold property, which is Fashion Corner.

ADDITIONAL DEBT. The Galileo NXL Retail Portfolio 3 Borrowers will not be permitted to further encumber the Galileo NXL Retail Portfolio 3 Properties while the Galileo NXL Retail Portfolio 3 is outstanding, except as approved by
Lender.

SUBSTITUTION. Permitted provided that, among other conditions, the following conditions are satisfied after giving effect to the substitution: (i) the loan-to-value (LTV) ratio is less than the lesser of the LTV ratio for the substituted property based on an appraisal not more than 45 days prior to such substitution and the allocated loan amount for such property and 73.3%, (ii) the
DSCR is at least equal to the greater of the DSCR in the Preceding Period (as defined herein) and 1.77x, and (iii) the net operating income (NOI) is at least equal to the NOI in the Preceding Period. "Preceding Period" is the trailing 12 month period immediately prior to a substitution, release or alteration, as the case may be. The allocated loan amount of the substitute property or properties shall not exceed, individually or in the aggregate, 33% of the principal balance on the closing date.

PARTIAL DEFEASANCE OF INDIVIDUAL PROPERTIES. Permitted after the second anniversary of securitization, provided that, among other conditions, the following conditions are satisfied after giving effect to the release: (i) the
DSCR is equal to or greater than the DSCR in the Preceding Period and 1.77x, and
(ii) the Galileo NXL Retail Portfolio 3 Borrowers deposit with the lender United
States government securities sufficient to make scheduled payments on the loan in the amount of 125% of the allocated loan amount in respect of the released property.

PARCEL RELEASE/PARTIAL DEFEASANCE OF PARCELS. Permitted for unimproved, non-income producing parcels of land (or parking areas with de minimis income)
for addition or expansion of improvements for retail purposes, provided that, among other conditions, (i) the borrower delivers an officer's certificate stating that the value and the NOI at the remaining property would increase after taking into account the proposed use of the release parcel, (ii) the DSCR for the Preceding Period is not less than 1.77x, (iii) prior to the second anniversary of securitization, the greater of the appraised value of the parcel and the purchase price of the parcel plus the greater of 1% thereof or yield maintenance thereon is held by the lender as additional collateral, or after the second anniversary of securitization, defeasance in the amount of 125% of the greater of the appraised value of the parcel and the purchase price of the parcel, (iv) the release parcel is subdivided from the remaining property and
(v) the borrower delivers certain legal opinions and officer's certificates.

PURCHASE OPTION. Two tenants at the Brice Park property each hold an option to purchase the parcels designated under their respective leases. The partial release of the lien in respect of these designated parcels in connection with the exercise of the purchase option is permitted provided that, among other conditions, the following conditions are satisfied; (i) the borrower delivers evidence that the designated parcel is not necessary for the legal use of the remaining property, (ii) if a purchase option is exercised on or prior to the second anniversary of securitization, the amount paid by the tenant in connection with the exercise of the purchase option shall be held by Lender as additional collateral, or if a purchase option is exercised after the second anniversary of securitization, either the amount paid by the tenant in connection with the exercise of the purchase option shall be held by Lender as additional collateral or partial defeasance in an amount based on the rents and other amounts paid by tenant in the Preceding Period and otherwise in accordance with the loan documents and (iii) the borrower delivers certain legal opinions and officer's certificates.

PROPERTY ALTERATIONS. Permitted, subject to certain restrictions, including providing a completion guaranty for alterations, in the aggregate, in excess of
$5,000,000, the posting of collateral in the event that NOI during the Preceding
Period exceeds by 5% or more the NOI during alteration, or any alteration that would exceed 5% of the principal balance of the loan and the delivery of certain legal opinions and officer's certificate of the borrower. However, alterations which would reduce debt yield during such alteration below 90% of the pre-alteration debt yield or which have an aggregate budgeted cost greater than
15% of the principal balance, are not permitted.

ENVIRONMENTAL INSURANCE(2). Eight of the seventeen properties securing the Loan currently have or historically had dry cleaners or gas stations on the premises.
The borrowers have obtained an environmental insurance policy through AIG that provides $2 million of coverage per incident up to a $7.5 million aggregate cap.

GROUND LEASE. The Fashion Corner property is owned by the Galileo NXL Retail
Portfolio 3 Borrowers in leasehold pursuant to a ground lease. The ground lease expires on March 14, 2035. The rent is currently $4,000 per year until March 14,
2010 and will be increased to $6,000 per year for the remainder of the term beginning on March 15, 2010.

_______________________

(1)   This amount was reduced by $25,954 on March 7, 2006.

(2)   The environmental insurance policy provides blanket coverage for a
      69-property portfolio. The policy has a 5-year term and the Galileo NXL
      Retail Portfolio 3 Borrowers have provided a covenant to renew the policy, subject to the availability of a new policy on commercially reasonable terms.

                                       26

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KENWOOD TOWNE CENTRE

                                [PHOTOS OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          1
Location (City/State)                                           Cincinnati, OH
Property Type                                                  Anchored Retail
Size (Square Feet)                                                     867,504
Percentage Physical Occupancy as of February 23, 2006                    99.8%
Year Built                                                                1958
Year Renovated                                                            2005
Appraisal Value                                                   $400,000,000
# of Tenant Leases                                                         142
Average Rent Per Square Foot                                            $23.50
Underwritten Economic Occupancy                                          97.0%
Underwritten Revenues                                              $32,453,251
Underwritten Total Expenses                                        $10,237,559
Underwritten Net Operating Income (NOI)                            $22,215,692
Underwritten Net Cash Flow (NCF)                                   $21,216,422
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                      MLML
Loan Group                                                                   1
Origination Date                                             November 10, 2005
Cut-off Date Principal Balance                                    $146,493,297
Cut-off Date Loan Balance Per SF/Unit                                     $169
Percentage of Initial Mortgage Pool Balance                               6.8%
Number of Mortgage Loans                                                     1
Type of Security (Fee/Leasehold)                                 Fee/Leasehold
Mortgage Rate                                                         5.25519%
Amortization Type                                                      Balloon
IO Period (Months)                                                           0
Original Term to Maturity/ARD (Months)                                      60
Original Amortization Term (Months)                                        360
Lockbox                                                                   Hard
Cut-off Date LTV Ratio                                                36.6%(1)
LTV Ratio at Maturity or ARD                                          34.0%(2)
Underwritten DSCR on NOI                                              2.28x(3)
Underwritten DSCR on NCF                                              2.18x(4)
Shadow Rating (DBRS / Fitch / S&P)                                 AAA/AAA/AAA
--------------------------------------------------------------------------------

__________________________

(1)   If the $61,000,000 subordinate non-trust loan had been included in the calculation, the resulting Cut-Off Date LTV ratio would have been 51.8%.

(2)   If the $61,000,000 subordinate non-trust loan had been included in the calculation, the resulting LTV ratio at maturity would have been 48.2%.

(3)   If the $61,000,000 subordinate non-trust loan had been included in the calculation, the resulting Underwritten DSCR on NOI would have been 1.59x.

(4)   If the $61,000,000 subordinate non-trust loan had been included in the calculation, the resulting Underwritten DSCR on NCF would have been 1.52x.

                                       27

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                                  [MAP OMITTED]

                                       28

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THE LOAN. The mortgage loan (the "Kenwood Towne Centre Loan") is evidenced by one of two promissory notes, secured by a first mortgage encumbering a two-level, regional mall located in Cincinnati, Ohio ("Kenwood Towne Centre ").
The Kenwood Towne Centre Loan has a principal balance of $146,493,297.45 as of the cut-off date and represents approximately 6.8% of the initial mortgage pool balance and approximately 7.7% of the initial loan group 1 balance.

The Kenwood Towne Centre Loan was originated on November 10, 2005 and has a remaining term of 57 months to its maturity date of December 1, 2010. The
Kenwood Towne Centre Loan may be prepaid on or after June 1, 2010 and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

A second promissory note has a principal balance of $61,000,000 ("The Kenwood
Towne Centre B-Note") and is also secured by the first mortgage encumbering The
Kenwood Towne Centre. It is subordinate in right of payment and certain other respects to The Kenwood Towne Centre Loan and is also held outside the trust. In addition, a mezzanine loan in the amount of $40,000,000 ("The Kenwood Towne
Centre Mezzanine Loan") was originated simultaneously with The Kenwood Towne
Centre Loan and is secured by a 100% ownership interest in the Borrower.

THE PROPERTY. Located in Cincinnati, Ohio, The Kenwood Towne Centre is a
two-story super-regional mall that contains approximately 1,131,605 sq. ft. of retail space. The mall is currently anchored by Macy's (213,401 sq. ft.),
Dillard's (240,656 sq. ft.), Parisian (147,535 sq. ft.), Kroger (50,700 sq. ft.)
and Kenwood Cinemas (19,201 sq. ft.). The improvements of Kroger and Macy's are not included in the collateral for the Kenwood Towne Centre Loan, they are ground lease tenants.

Kenwood Towne Centre was originally developed as a single story, free standing strip center in 1958, containing a gross area of approximately 93,000 sq. ft. In
1988, the mall was expanded and redeveloped to create Kenwood Towne Centre, as it is known today. Kenwood Towne Centre has two parking structures, along with surface parking, providing a total parking capacity for approximately 5,600 vehicles.

The following table presents certain information relating to the major tenants of the retail component of The Kenwood Towne Centre Property:

----------------------------------------------------------------------------------------------------------------------------------
                                                                     TENANT INFORMATION(1)

                                                                  CREDIT RATINGS     SQUARE      % OF    BASE RENT      LEASE
        TENANT NAME                      PARENT COMPANY           (MOODY'S/S&P)(2)    FEET       GLA(3)     PSF       EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Dillard's....................            Dillards Inc.                B2/BB          240,656     21.3%    $ 2.51       1/31/2009
Macy's(4)....................   Federated Department Stores Inc.     Baa1/BBB        213,401     18.9       0.94       9/10/2013
Parisian.....................              Saks Inc.                  B2/B+          147,535     13.0       2.03      11/30/2008
Kroger(4)....................            The Kroger Co.             Baa2/BBB-         50,700      4.5       2.86       9/30/2011
Limited......................            Limited Brands              Baa2/BBB         20,734      1.8      36.00      10/31/2010
Kenwood Cinemas..............         National Amusements               NR            19,201      1.7      17.59       5/31/2009
Gap..........................             The Gap Co.               Baa3/BBB-         18,760      1.7      43.16       1/31/2007
Pottery Barn.................        Williams-Sonoma, Inc.              NR            15,913      1.4      29.59       1/31/2020
Maggiano's Little Italy......      Brinker International Inc.           NR            12,611      1.1      20.97       9/15/2014
The Cheesecake Factory.......        The Cheesecake Factory             NR            12,243      1.1      30.00       1/31/2025
Williams Sonoma Home.........        Williams-Sonoma, Inc.              NR            12,106      1.1      26.00       1/31/2018
West Elm.....................        Williams-Sonoma, Inc.              NR            11,833      1.0      24.00       1/31/2019
Restoration Hardware.........      Restoration Hardware Inc.            NR            10,766      1.0      24.00       1/31/2018
Abercrombie & Fitch..........       Abercrombie & Fitch Co.             NR            10,688      0.9      34.00       8/31/2007
----------------------------------------------------------------------------------------------------------------------------------
TOTAL........................                                                        797,147     70.4%    $ 6.86
----------------------------------------------------------------------------------------------------------------------------------

___________________________

(1)   Information obtained from the Kenwood Towne Centre Borrower's rent roll.

(2)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(3)   Based on 1,131,605 square feet of in-line retail space, anchors, outparcels, and food court space.

(4)   Macy's and Kroger are not part of the collateral for the Kenwood Towne
      Centre Loan.

                                       29

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--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule of Kenwood Towne Centre Property:

--------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE(1)

                                     NUMBER OF       SQUARE          % OF
                                       LEASES        FEET            GLA          BASE RENT
              YEAR                    EXPIRING     EXPIRING(2)     EXPIRING       EXPIRING
--------------------------------------------------------------------------------------------

Vacant...........................       NAP           1,634            0.2%          NAP
Month-to-Month.                           3           6,340            0.7       $   312,720
2006.............................         7          13,329            1.5           672,612
2007.............................        15          58,906            6.8         2,496,348
2008.............................        14         170,890           19.7         1,581,156
2009.............................        15         287,239           33.1         2,287,116
2010.............................        11          42,660            4.9         1,734,936
2011.............................        12          29,907            3.4         1,445,676
2012.............................        12          52,089            6.0         2,284,404
2013.............................         9          11,092            1.3           579,732
2014.............................        17          52,910            6.1         2,206,332
Thereafter......................         27         140,508           16.2         4,743,084
--------------------------------------------------------------------------------------------
TOTAL............................       142         867,504          100.0%      $20,344,116
--------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                           LEASE ROLLOVER SCHEDULE(1)

                                        % OF      CUMULATIVE   CUMULATIVE %    CUMULATIVE       CUMULATIVE %
                                     BASE RENT    SQUARE FEET     OF GLA        BASE RENT       OF BASE RENT
              YEAR                    EXPIRING     EXPIRING      EXPIRING       EXPIRING          EXPIRING
------------------------------------------------------------------------------------------------------------

Vacant...........................       NAP           1,634        0.2%            NAP               NAP
Month-to-Month.                          1.5%         7,974        0.9         $   312,720           1.5%
2006.............................        3.3         21,303        2.5             985,332           4.8
2007.............................       12.3         80,209        9.2           3,481,680          17.1
2008.............................        7.8        251,099       28.9           5,062,836          24.9
2009.............................       11.2        538,338       62.1           7,349,952          36.1
2010.............................        8.5        580,998       67.0           9,084,888          44.7
2011.............................        7.1        610,905       70.4          10,530,564          51.8
2012.............................       11.2        662,994       76.4          12,814,968          63.0
2013.............................        2.8        674,086       77.7          13,394,700          65.8
2014.............................       10.8        726,996       83.8          15,601,032          76.7
Thereafter.......................       23.3        867,504      100.0          20,344,116         100.0
------------------------------------------------------------------------------------------------------------
TOTAL............................      100.0%       867,504      100.0%        $20,344,116         100.0%
------------------------------------------------------------------------------------------------------------

THE MARKET.(3) Kenwood Towne Centre is located in Hamilton County, approximately
10 miles northeast of downtown Cincinnati. Hamilton County a densely developed county within the region and contains approximately 50.0 percent of all residents of Cincinnati. The 2004 Hamilton County population was approximately
823,582.

Cincinnati is headquarters to ten Fortune 500 companies and over 370 Fortune 500 companies have regional operations located in the area. Top employers represent industries including higher education, retail, consumer goods, healthcare and financial services. Greater Cincinnati is home to such firms as Procter &
Gamble, Fifth Third Bancorp, Kroger and Federated Department Stores.

The 2004 estimated population within a 5, 7 and 10-mile radius are 170,226,
318,008 and 685,317, respectively. The 2004 estimated average household incomes within a 5, 7 and 10-mile radius are $72,367, $75,203 and $67,967, respectively.
Households within Kenwood Towne Centre's primary trade area enjoy an aggregate effective buying income of $25.5 billion. The average retail expenditure potential per household in Kenwood Towne Centre's primary trade area for all retail stores is approximately $28,261, compared to the United States average of
$28,110.

THE BORROWER. Kenwood Mall L.L.C, a Delaware limited liability company (the
"Kenwood Towne Centre Borrower"), holds both a fee and a leasehold interest in
Kenwood Towne Centre. The Borrower is sponsored by General Growth Properties,
Inc. ("GGP") and the Teachers' Retirement System of the State of Illinois
("TRS"). Ownership interests in the borrowers are split on a 50/50 basis between the two sponsors.

GGP is a public, Chicago-based real estate investment trust (a "REIT") primarily engaged in the ownership, operation, management, leasing, acquisition and development of regional malls and community shopping centers in the United
States. GGP is currently the second largest regional mall REIT in the United
States. As of August 1, 2005, GGP had ownership interests in, or management responsibility for more than 200 regional shopping malls totaling approximately
200 million square feet of retail space, as well as ownership in planned community developments and commercial office buildings. For the year ended
December 31, 2005, GGP had total revenues of $3.1 billion and net income of
$75.6 million. As of December 31, 2005, GGP reported cash liquidity of approximately $42.6 million, total assets of $25.6 billion, and shareholders'
equity of $1.9 billion.

TRS is a public pension plan that provides its members with retirement, disability, and survivor benefits. Using the combined resources of external investment managers, internal staff and consultants, TRS invests the trust assets in accordance with the general fiduciary rules of both state and federal laws. The reported market value of the TRS total fund on June 30, 2005 was approximately $34.0 billion.

PROPERTY MANAGEMENT. General Growth Management, Inc. ("GGM"), an affiliate of the Kenwood Towne Centre Borrower, manages the Kenwood Towne Centre. GGM is a subsidiary of GGP that provides day-to-day property management functions including leasing, management and development services to most of the properties in GGP's portfolio.

_________________________-

(1)   Information obtained from the Kenwood Towne Centre Borrower's rent roll.

(2)   Excludes ground lease tenants, Kroger and Macy's, which together comprise of a total of 264,101 square feet.

(3)   Certain information obtained from a third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                       30

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--------------------------------------------------------------------------------

LOCKBOX. The Kenwood Towne Centre Borrower is required to notify and advise each tenant under each lease to send all payments of rent or any other item payable under the related lease directly to the lockbox. Provided no "trigger event" has occurred and continues to occur, any and all funds in the lockbox account are required to be transferred to an account designated by the Kenwood Towne Centre
Borrower on each business day. Upon the occurrence of a "trigger event," all amounts on deposit in the lockbox account will be automatically transferred daily to the cash management account and will be applied daily in the following order to: (i) fund the taxes, insurance and ground rent reserves (provided that reserves for insurance will not be required as long as GGP maintains a blanket policy), (ii) pay the monthly debt service, (iii) fund the replacement reserve,
(iv) fund the rollover reserve, (v) pay any other amounts due to Lender, (vi)
pay Borrowers for operating expenses, (vii) pay Mezzanine Lender for amounts due under the Mezzanine Loan, and (viii) provided no event of default has occurred and be continuing, pay any excess amounts to the Kenwood Towne Centre Borrower.
A "trigger event" shall occur upon (i) an event of default or (ii) the DSCR dropping below 1.15x.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Kenwood Towne Centre Loan:

Taxes Reserve. Upon the occurrence of and during the continuance of a trigger event, monthly escrows equal to one-twelfth of the annual taxes will be required.

Insurance Reserve. Upon the occurrence of and during the continuance of a trigger event, monthly escrows equal to one-twelfth of the insurance premiums will be required. Notwithstanding the foregoing, insurance reserves are not required as long as GGP maintains a blanket policy.

TI/LC Reserve: Upon the occurrence of and during the continuance of a trigger event, monthly escrows equal to $54,310 will be required, subject to a maximum of $651,720 at any given time.

Capital Expenditure Reserve: Upon the occurrence of and during the continuance of a trigger event, monthly escrows equal to $14,800 will be required, subject to a maximum of $177,600 at any given time.

Ground Rent Reserve: Upon the occurrence of and during the continuance of a trigger event, monthly escrows equal to one-twelfth of 105% of the previous year's actual ground rent will be required.

ADDITIONAL DEBT. A B-Note subordinate in right of payment and certain other respects in the amount of $61,000,000 (the "Kenwood Towne Centre B-Note") is also secured by the first mortgage encumbering the Kenwood Towne Centre. The
Kenwood Towne Centre Borrower is also the borrower under the Kenwood Towne
Centre B-Note. The holders of the B-Note will have certain control, cure and repurchase rights as will be described in the offering prospectus. Additionally, a mezzanine loan in the amount of $40,000,000 ("The Kenwood Towne Centre
Mezzanine Loan") was originated simultaneously with the Kenwood Towne Centre
Loan. The Kenwood Towne Centre Mezzanine Loan is secured by a 100% ownership interest in the Kenwood Towne Centre Borrower. The Kenwood Towne Centre
Mezzanine Loan was originated by Lender, but Teachers Insurance and Annuity
Association of America ("Mezzanine Lender") has succeeded Lender as owner and holder of the Kenwood Towne Centre Mezzanine Loan. The Mezzanine Lender and
Lender have entered into an Intercreditor Agreement whereby the Mezzanine Lender has subordinated and made junior the Kenwood Towne Centre Mezzanine Loan to the
Kenwood Towne Centre Loan in terms of right of payment and certain other respects. The maturity date and the amortization schedule for The Kenwood Towne
Centre B-Note and The Kenwood Towne Centre Mezzanine Loan are the same as those of the Kenwood Towne Centre Loan. In addition, the Kenwood Towne Centre Borrower is permitted to incur certain trade and operational debt in accordance with the loan documents.

PERMITTED MEZZANINE DEBT. If The Kenwood Towne Centre Mezzanine Loan has been fully satisfied and no event of default is then continuing under The Kenwood
Towne Centre Loan, Lender shall permit new mezzanine debt, provided that certain conditions are satisfied, which include, but are not limited to: (i) Lender's receipt of a rating agency confirmation letter; (ii) the mezzanine lender enters into a reasonably acceptable intercreditor agreement with Lender; (iii) the aggregate debt service coverage ratio shall be no less than 1.20x; and (iv) the loan-to-value ratio based upon the aggregate principal balance of The Kenwood
Towne Centre Loan and the new mezzanine loan is not greater than 70%.

GROUND LEASES. A 35.4 acre portion of the Kenwood Town Centre is owned by the
Kenwood Town Centre Borrower in leasehold pursuant to a ground lease. The ground lease expires on December 31, 2020 with two successive ten (10)-year renewal periods and one final fifteen (15)-year extension option. Annual rent is equal to $160,000 plus the greater of (i) $700,000 and (ii) six percent (6%) of the net tenant rentals (within the meaning of the ground lease).

SUBSTITUTION PROVISION. The Kenwood Towne Centre Borrower, at its option and at its sole cost and expense, may obtain a release of one or more portions of the
Property (each such portion, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default is currently in existence; (ii) the Exchange
Parcel shall either be vacant, non-income producing and unimproved land; (iii)
Borrower shall substitute the Exchange Parcel with a parcel reasonably equivalent in use, value and condition ("Acquired Parcel"); (iv) the Kenwood
Towne Centre Borrower will provide Lender with a reasonable acceptable environmental report and engineering report (if applicable) with respect to the
Acquired Parcel; and (v) the Kenwood Towne Centre Borrower shall properly release the Exchange Parcel and shall obtain title insurance or a title endorsement for the Acquired Parcel.

                                       31

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--------------------------------------------------------------------------------

RELEASE PROVISIONS. The Kenwood Towne Centre Borrower has the right to release one or more unimproved, non-income producing outlots from the lien of the mortgage subject to the satisfaction of certain conditions in the loan documents, which include, but are not limited to Lender's receipt of a rating agency confirmation.

                                       32

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--------------------------------------------------------------------------------

60 STATE STREET

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          1
Location (City/State)                                               Boston, MA
Property Type                                                           Office
Size (Square Feet)                                                     823,014
Percentage Physical Occupancy as of February 1, 2006                     98.0%
Year Built                                                                1976
Year Renovated                                                             NAP
Appraisal Value                                                   $330,000,000
Number of Tenant Leases                                                     76
Average Rent Per Square Foot                                            $33.32
Underwritten Economic Occupancy                                          92.5%
Underwritten Revenues                                              $40,713,329
Underwritten Total Expenses                                        $18,534,198
Underwritten Net Operating Income (NOI)                            $22,179,131
Underwritten Net Cash Flow (NCF)                                   $20,952,175
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                  MLML/EHY
Loan Group                                                                   1
Origination Date                                             February 17, 2006
Cut-off Date Principal Balance                                 $130,000,000(1)
Cut-off Date Loan Balance Per SF/Unit                                     $158
Percentage of Initial Mortgage Pool Balance                               6.1%
Number of Mortgage Loans                                                     1
Type of Security (Fee/Leasehold)                                 Fee/Leasehold
Mortgage Rate                                                          5.5040%
Amortization Type                                                Interest Only
IO Period (Months)                                                          60
Original Term to Maturity/ARD (Months)                                      60
Original Amortization Term (Months)                                          0
Lockbox                                                                   Hard
Cut-off Date LTV Ratio                                                39.4%(2)
LTV Ratio at Maturity or ARD                                          39.4%(3)
Underwritten DSCR on NOI                                              3.06x(4)
Underwritten DSCR on NCF                                              2.89x(5)
Shadow Rating (DBRS/Fitch/S&P)                                     AAA/AAA/AAA
--------------------------------------------------------------------------------

_________________________

(1)   Consists of two promissory notes of $65,000,000 each that, prior to initial issuance of the certificates, are held by Merill Lynch Mortgage
      Lending, Inc. and Eurohypo AG, New York Branch.

(2)   If the subordinate $50,000,000 non-trust loan had been included in the calculation, the resulting Cut-off Date LTV Ratio would have been 54.6%.

(3)   If the subordinate $50,000,000 non-trust loan had been included in the calculation, the resulting LTV Ratio at Maturity would have been 54.6%.

(4)   If the subordinate $50,000,000 non-trust loan had been included in the calculation, the resulting Underwritten DSCR on NOI would have been 2.16x.

(5)   If the subordinate $50,000,000 non-trust loan had been included in the calculation, the resulting Underwritten DSCR on NCF would have been 2.04x.

                                       33

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--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                       34

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THE LOAN. The mortgage loan (the "60 State Street Loan") is evidenced by two promissory notes secured by a first mortgage encumbering an office building (the
"60 State Street Property") located in Boston, Massachusetts. The 60 State
Street Loan represents approximately 6.1% of the initial mortgage pool balance and 6.8% of the initial group 1 balance.

The 60 State Street Loan was originated on February 17, 2006 and has an aggregate principal balance as of the cut-off date of $130,000,000. The 60 State
Street Loan has a remaining term of 60 months to its maturity date of March 1,
2011. The 60 State Street Loan may be prepaid on or after December 1, 2010, and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

The two of the promissory notes evidencing the 60 State Street Loan are pari passu in right of payment and in other respects and have the same interest rate, maturity date and amortization term. Both of these notes will be held in the trust.

A third note has a principal balance of $50,000,000 (the "60 State Street
B-Note") and is also secured by the first mortgage encumbering the 60 State
Street Property. It is subordinate in right of payment and certain other respects to the 60 State Street Loan and is held outside the trust.

THE PROPERTY. The 60 State Street Loan is secured by the fee and leasehold interests in a 38-story multi-tenant class A office building with 823,014 square feet of net rentable area, including 22,339 square feet of retail space, in
Boston's Financial District. Built in 1976, the 60 State Street Property has a
three-level underground parking garage with 297 spaces. The 60 State Street
Property contains 16 self-service elevators, two elevators serving the garage, and two freight elevators. There is a full-service bank, upscale restaurant, private club, dry cleaner and delicatessen on the premises. The lobby features walls and flooring of imported Italian granite complemented by mahogany trim, a manned security desk and four storefronts.

The following table presents certain information regarding the major tenants at the 60 State Street Property:

-----------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT INFORMATION(1)

                                                                          CREDIT
                                                                          RATING
                                                                        (MOODY'S /   SQUARE    % OF   BASE RENT PER       LEASE
                  TENANT                          PARENT COMPANY         S&P)(2)      FEET     GLA     SQUARE FOOT     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

Wilmer Cutler Pickering Hale and Dorr ...               NAP                NAP       364,209   44.3%       $27.39      6/30/2013(3)
The Pioneer Group .......................     UniCredito Italiano SpA     A1/A+      179,237   21.8         39.75      3/31/2012(4)
Hemenway & Barnes .......................               NAP                NAP        33,667    4.1         28.57       1/31/2016
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL ...................................                                            577,113   70.1%       $31.30
-----------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule for the 60 State Street Property:

-----------------------------------------------------------------------------------------
                               LEASE ROLLOVER SCHEDULE(1)

                           NUMBER OF                                            % OF
                             LEASES    SQUARE FEET   % OF GLA    BASE RENT    BASE RENT
          YEAR              EXPIRING     EXPIRING    EXPIRING    EXPIRING     EXPIRING
-----------------------------------------------------------------------------------------

Vacant..................      NAP         16,772        2.0%            NAP      NAP
Month-to-Month .........        1            667        0.1     $         0      0.0%
2006 ...................        6          6,889        0.8         243,994      0.9
2007 ...................        6         53,025        6.4       2,060,058      7.7
2008 ...................        3          6,678        0.8         301,144      1.1
2009 ...................       11         59,159        7.2       2,912,536     10.8
2010 ...................        8         38,999        4.7         767,700      2.9
2011 ...................        3         15,317        1.9         635,656      2.4
2012 ...................       10        166,890       20.3       6,623,837     24.7
2013 ...................       19        363,143       44.1       9,935,618     37.0
2014 ...................        3         22,407        2.7         742,636      2.8
2015 ...................        1         22,407        2.7         750,635      2.8
Thereafter .............        5         50,661        6.2       1,890,417      7.0
-----------------------------------------------------------------------------------------
TOTAL...................       76        823,014      100.0%    $26,864,230    100.0%
-----------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE(1)

                           CUMULATIVE    CUMULATIVE %     CUMULATIVE    CUMULATIVE %
                           SQUARE FEET      OF GLA         BASE RENT    OF BASE RENT
          YEAR              EXPIRING       EXPIRING        EXPIRING       EXPIRING
------------------------------------------------------------------------------------

Vacant. ................      16,772          2.0%                NAP        NAP
Month-to-Month .........      17,439          2.1         $         0        0.0%
2006 ...................      24,328          3.0             243,994        0.9
2007 ...................      77,353          9.4           2,304,052        8.6
2008 ...................      84,031         10.2           2,605,196        9.7
2009 ...................     143,190         17.4           5,517,732       20.5
2010 ...................     182,189         22.1           6,285,433       23.4
2011 ...................     197,506         24.0           6,921,088       25.8
2012 ...................     364,396         44.3          13,544,925       50.4
2013 ...................     727,539         88.4          23,480,543       87.4
2014 ...................     749,946         91.1          24,223,179       90.2
2015 ...................     772,353         93.8          24,973,814       93.0
Thereafter .............     823,014        100.0          26,864,230      100.0
------------------------------------------------------------------------------------
TOTAL. .................     823,014        100.0%        $26,864,230      100.0%
------------------------------------------------------------------------------------

___________________

(1)   Information obtained from the 60 State Street Borrower's rent roll.

(2)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(3)   1,066 square feet of this space expires on February 28, 2009.

(4)   22,388 square feet of this space expires on March 31, 2007.

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THE MARKET(1). The 60 State Street Property is located in the Financial District submarket of Boston's Central Business District ("CBD"). The subject's area is well-located relative to transportation access. The CBD is located within the
Boston-Worcester-Manchester Combined Statistical Area ("CSA"), which has a total population of approximately 5.86 million, which includes Boston's population, totaling over 618,000. The median household income in the CSA is $60,700, which is 30.5% higher than the nation's median of $46,500. With over 173 million square feet of inventory, the Boston office market is among the nation's ten largest. The Financial District vacancy rate declined from 11.8% at the end of
2003 to 9.5% at the end of Q3 2005. Boston also experienced the largest direct asking class A CBD rent increase in the U.S. in Q3 2005 with a $1.84 per square foot increase.

THE BORROWER. The borrower for the 60 State Street Loan is MA-60 State
Associates, L.L.C. (the "60 State Street Borrower"). It is a single-purpose
Delaware limited liability company controlled directly or indirectly by EOP
Operating Limited Partnership, which is controlled by Equity Office Properties
Trust ("EOP" or "Sponsor"), a real estate investment trust ("REIT") organized under the laws of Maryland. EOP had its Initial Public Offering in July of 1997
and has an equity market capitalization of over $12.6 billion as of February 22,
2006. The 52-week trading range for EOP's stock as of February 22, 2006 is
$28.00 to $35.79.

PROPERTY MANAGEMENT. The 60 State Street Property will be managed by Equity
Office Management, L.L.C. ("Equity Office Management"). Equity Office Management
manages over 113.1 million square feet of office space in 26 metropolitan markets across the country. 13.0 million square feet, or 7.5% of the Boston region's 173 million square feet of office inventory is managed by Equity Office
Management.

LOCKBOX. All rental payments will go directly into a bank account controlled by
Lender ("Cash Management Account"), provided that prior to a Cash Flow Sweep
Trigger Event, all funds shall be remitted to the 60 State Street Borrower on a daily basis. Upon a Cash Flow Sweep Trigger Event, Lender may trap excess cash flow until $23,673,585 ($65 times the square footage of the demised Wilmer
Cutler Pickering Hale and Dorr ("WH") space) is on reserve. Amounts on deposit in the Cash Management Account will be held by Lender as additional collateral for the Loan. A Cash Flow Sweep Trigger Event shall occur if Sponsor is downgraded below what is then considered to be an investment grade rating by any of Standard & Poors, Moodys, or Fitch Ratings while the Wilmer Hale Guaranty (as hereinafter defined) is in effect.

ESCROWS. Currently, there are no escrows or reserves required for the 60 State
Street Loan. In the event of a Cash Flow Sweep Trigger Event, one twelfth of the annual payment for property taxes, insurance and ground rent as well as the monthly budgeted amount for TI/LC's (in respect of any space at the 60 State
Street Property other than the space leased to WH) and capital expenditures will be required to be funded monthly.

GUARANTY STRUCTURE. WH, which leases 364,209 square feet at 60 State Street (44%
of the Property), has a lease with an expiration date of June 30, 2013. WH also has a termination option for all or a portion of its demised premises. Such option must be exercised by June 30, 2006 and would permit WH to terminate its lease as of June 30, 2008. As a result, the Lender required the following guarantees in the 60 State Street Loan structure:

Partial Debt Service Guaranty ("Wilmer Hale Guaranty"). EOP will guarantee the percentage of the monthly debt service which is attributable to the WH lease now in place (the "WH Percentage"). The "Initial WH Guaranteed Obligations" shall be an amount equal to the product of (x) the WH Percentage and (y) the monthly debt service payments for the period commencing on the date the WH lease either terminates or is amended/modified in a manner which reduces cash flow, through the maturity date of the Loan. The Initial WH Guaranteed Obligations will be reduced during the term of the Loan using the following formula (the "Ongoing WH
Guaranteed Obligations"), calculated on a quarterly basis:

    Ongoing WH          Initial WH        (WH Rent - Replacement Tenant Rent)
    Guaranteed    =     Guaranteed   X  ---------------------------------------
   Obligations         Obligations                      WH Rent

"WH Rent" shall mean the rent paid by the tenant under the WH lease as of the closing of the Loan. "Replacement Tenant Rent" shall mean the rent paid by replacement tenants pursuant to new leases reasonably acceptable to Lender executed for all or a portion of the WH space in accordance with the terms of the Loan. Such guaranty will expire upon the earlier of (i) the maturity and repayment of the Loan, or (ii) when the Ongoing WH Guaranteed Obligations are reduced to 10% or less of the Initial WH Guaranteed Obligations, provided that the guaranty will be reinstated should the Ongoing WH Guaranteed Obligations thereafter exceed 10% of the Initial WH Guaranteed Obligations.

WH TI/LC Guaranty. In the event of the occurrence of an event of default by the
60 State Street Borrower, EOP will guarantee $23,673, 585 ($65 per square foot of WH space) less (i) the amounts on deposit in the Cash Flow Sweep Account and
(ii) an amount equal to the product of (x) $65 per square foot and (y) the aggregate square footage of all of any portion of the WH space leased to one or more replacement tenants pursuant to leases entered into in accordance with the terms and provisions of the loan agreement, provided all related TI/LC's have been paid on behalf of the 60 State Street Borrower ("WH TI/LC Guaranteed
Obligations"). Prior to foreclosure, the WH TI/LC Guaranteed Obligations will expire when (i) the applicable event of default has been fully cured by the 60
State Street Borrower, provided that the WH TI/LC Guaranteed Obligations will be reinstated if a subsequent event of default occurs, (ii) WH has exercised its renewal option under the lease and all related TI/LC's have been paid, or (iii)
the term of the WH lease has been extended for at least 7 years after the maturity date of the 60 State Street Loan (with no termination rights other than any market termination rights relating to casualty and condemnation) and all related TI/LC's have been paid. Post foreclosure, the WH TI/LC Guaranteed
Obligations will expire (i) when an acceptable replacement tenant has taken occupancy and has begun paying fully unabated rent and all related TI/LC's have been paid, (ii) WH has exercised its renewal option under the lease and all related TI/LC's have been paid, (iii) the term of the WH lease has been extended at least 7 years after the maturity of the 60 State Street Loan (with no termination rights other than any market termination rights relating to casualty and condemnation) and all related TI/LC's have been paid, or (iv) Lender has fully conveyed the 60 State Street Property to a third party purchaser and
Sponsor has paid in full to Lender the WH TI/LC Guaranteed Obligations.

ADDITIONAL DEBT. A B-Note subordinate to the 60 State Street Loan in right of payment and certain other respects in the original principal amount of
$50,000,000 is also secured by the first mortgage encumbering the 60 State
Street Property. The 60 State Street Borrower is also the borrower under the 60
State Street B-Note. The 60 State Street Borrower will not be permitted to further encumber the 60 State Street Property while the 60 State Street Loan is outstanding, except as expressly permitted under the loan documents or as approved by Lender. The holder of the B-Note will have certain control, cure and repurchase rights as will be described in the offering prospectus.

GROUND LEASE. The 60 State Street Property is owned primarily in leasehold by the 60 State Street Borrower pursuant to a ground lease. The ground lease expires on December 31, 2066. Annual rent for the remainder of the term is
$398,895.75.

________________________

(1)   Certain information obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of those assumptions.

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LAKEWOOD APARTMENTS

                                [PHOTOS OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          1
Location (City/State)                                        San Francisco, CA
Property Type                                                      Multifamily
Size (Units)                                                               721
Percentage Physical Occupancy as of January 4, 2006                      96.1%
Year Built                                                                1973
Year Renovated                                                             NAP
Appraisal Value                                                    $92,000,000
Underwritten Economic Occupancy                                          95.2%
Underwritten Revenues                                               $9,634,878
Underwritten Total Expenses                                         $4,097,897
Underwritten Net Operating Income (NOI)                             $5,536,980
Underwritten Net Cash Flow (NCF)                                    $5,356,730
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       CRF
Loan Group                                                                   2
Origination Date                                             December 29, 2005
Cut-off Date Principal Balance                                     $62,300,000
Cut-off Date Loan Balance Per SF/Unit                                  $86,408
Percentage of Initial Mortgage Pool Balance                               2.9%
Number of Mortgage Loans                                                     1
Type of Security (Fee/Leasehold)                                           Fee
Mortgage Rate                                                          5.4200%
Amortization Type                                                   IO-Balloon
IO Period (Months)                                                          36
Original Term to Maturity/ARD (Months)                                     120
Original Amortization Term (Months)                                        360
Lockbox                                                                    NAP
Cut-off Date LTV Ratio                                                   67.7%
LTV Ratio at Maturity or ARD                                             60.5%
Underwritten DSCR on NOI                                              1.32x(1)
Underwritten DSCR on NCF                                              1.27x(2)
--------------------------------------------------------------------------------

__________________________

(1)   The debt service coverage ratio on NOI during the interest only period is
      1.62x.

(2)   The debt service coverage ratio on NCF during the interest only period is
      1.56x.

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THE LOAN. The mortgage loan (the "Lakewood Apartments Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a multifamily property (the "Lakewood Apartments Property") located in San Francisco,
California. The Lakewood Apartments Loan represents approximately 2.9% of the initial mortgage pool balance and approximately 26.0% of the initial loan group
2 balance.

The Lakewood Apartments Loan was originated on December 29, 2005, and has a principal balance as of the cut-off date of $62,300,000. The Lakewood Apartments
Loan has a remaining term of 118 months and a scheduled maturity date of
January, 8, 2016. The Lakewood Apartments Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust.
Voluntary prepayment of the Lakewood Apartments Loan is permitted on or after
July 8, 2015 without penalty.

THE PROPERTY. The Lakewood Apartments Property consists of a 721 unit multifamily property located at 515 John Muir Drive, San Francisco, California.
The Lakewood Apartments Property is located near the southwest corner of Skyline
Drive and John Muir Drive. The site consists of a single triangle-shaped parcel that contains approximately 11.31 acres. The surrounding land uses are Lake
Merced to the north, The Olympic Country Club to the south and east and the
Golden Gate National Recreation Area to the west.

The Lakewood Apartments Property consists of six buildings that are either 7 or
8 stories in height. The units consist of 258 studios, 375 one bedroom/one bathroom units, and 88 two bedroom units with one or two bathrooms. The total rentable area is approximately 478,805 square feet. The Lakewood Apartments
Property is operated as a rent-stabilized complex with annual increases for existing leases governed by the local rent guideline board; however new leases are subject only to market conditions.

The buildings are constructed of reinforced concrete over a concrete slab. All of the framing, floors and exterior walls are reinforced concrete. The roofs are flat with tar and gravel surface and were all replaced within the past four years. The Lakewood Apartments Property has two interior stairwells for each building and 14 elevators.

There are a total of 745 on-site parking units in one and two story parking structures located beneath the six apartment buildings. All of the garages are served by elevators and stairwells. Each apartment has an assigned parking space. There are 24 extra spaces that are rented to tenants.

The Lakewood Apartments Property contains an approximately 1,500 square foot leasing office. Additionally, there is a two-story clubhouse that contains approximately 8,000 square feet. The clubhouse contains a men's and women's locker room along with a dry sauna, shower, fitness center, aerobics room, racquetball court, kitchen, billiards room, and ping pong room. Additional amenities include two lighted tennis courts adjacent to the clubhouse, an adjacent BBQ area, and an in-ground pool. The Lakewood Apartments Property offers free yoga and aerobics classes. The Lakewood Apartments Property has three large laundry rooms, each of which provides 18 coin operated machines.

The following table presents certain information relating to the unit configuration at the Lakewood Apartments Property:

-----------------------------------------------------------------------------------------------------------------
                                                MULTIFAMILY INFORMATION(1)

                                      WEIGHTED                                  WEIGHTED AVERAGE    WEIGHTED AVERAGE
                          NO. OF    AVERAGE UNIT       NET          % OF            MONTHLY          MONTHLY MARKET
      UNIT MIX            UNITS     SQUARE FEET    RENTABLE SF   TOTAL UNITS      ASKING RENT          RENT/UNIT
--------------------------------------------------------------------------------------------------------------------

Studio ...............      258          509           509          35.8%            $1,000              $1,100
1 BR/1 BA ............      375          688           688          52.0              1,170               1,314
2 BR/1 BA ............       24          858           858           3.3              1,559               1,735
2 BR/2 BA ............       64        1,058         1,058           8.9              1,637               1,850
--------------------------------------------------------------------------------------------------------------------
TOTAL. ...............      721          663           663         100.0%            $1,118              $1,299
--------------------------------------------------------------------------------------------------------------------

____________________________

(1)   Information obtained from the Lakewood Apartments Rent Roll dated January
      4, 2006.

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THE MARKET(1). The Lakewood Apartments Property is located on the southern edge of San Francisco in an area known as Park Merced, approximately eight miles south of downtown San Francisco and nine miles north of San Francisco
International Airport. San Francisco is located in the San Jose-San
Francisco-Oakland Combined Statistical Area, which has a population of over 7 million people. As of the 2000 census, San Francisco had a population of approximately 776,733 people, making it the second densest city in the United
States. The median household income is approximately $55,221 and the mean is approximately $86,000.

Due to its location on the southern edge of the city of San Francisco, adjacent to Lake Merced, and the surrounding hilly topography, the Lakewood Apartments
Property relates closely to the city of Daly City, the northernmost and largest city of San Mateo County. Daly City is located centrally to two of the Bay
Area's major job growth zones, San Francisco and San Mateo Counties. Daly City has a current population estimated at 103,269 and a mean household income of
$86,100. It has a diversified economy ranging from professional service providers to retail and wholesale trade and manufacturing. Daly City has an extensive transportation infrastructure: Interstate 280, which bisects Daly
City, is a primary transportation corridor linking San Francisco, San Mateo and
Santa Clara counties. U.S. 101 is the other primary artery that runs through the area. The area is served by the Bay Area Rapid Transit District (BART) system which provides access throughout the East Bay, San Francisco and the San
Francisco International Airport.

Daly City has approximately 6,900 apartment units that are studio, one-bedroom, or two-bedroom units. The appraiser concluded that rents at the Lakewood
Apartments Property are at market. San Francisco's vacancy rate is presently 6%, but properties in the San Mateo North submarket are at a 6.4% vacancy rate. The appraiser concluded that the market will likely tighten to 5% based on trends in the market.

THE BORROWER. The borrower, Delaware Lakewood Apartments, LLC (the "Lakewood
Apartments Borrower"), is a single purpose, Delaware limited liability company.
The Lakewood Apartments Borrower is owned by JAH Lakewood Apartments LLC, a
California limited liability company with a 24.5% membership interest; FJH
Lakewood Apartments LLC, a California limited liability company with a 24.5%
membership interest; Muir Partners, a California limited partnership with a 50%
membership interest; and Lakewood Manager LLC with a 1.0% membership interest.
These entities are in turn owned as follows:

      JAH Lakewood Apartments LLC -- 100% owned by Joyce Hameetman

      FJH Lakewood Apartments LLC -- 100% owned by Fred Hameetman

      Muir Partners

            1% general partnership interest owned by John Muir Corporation, a
            California corporation, with the sole shareholder being the Muir
            Trust, and with Joyce Hameetman acting as the trustor and trustee.

            50% limited partnership interest owned by Joyce Hameetman.

            49% limited partnership interest owned by AI Investor, a California limited partnership, with (i) a 1% general partner interest owned by
            American International, Inc., a California corporation, of which
            Fred Hameetman is the sole shareholder, and (ii) a 99% limited partnership interest owned by Fred Hameetman.

The sponsor of the Lakewood Apartments loan is Fred J. Hameetman who is the chairman and chief executive officer of the American Group. The American Group is a holding company that controls approximately 50 corporations, partnerships, limited liability companies and a REIT known as Cal American Properties Trust.
Mr. Hameetman's management company, Cal American Corporation which was founded in 1971, oversees the management of more than $300 million of real estate.

Muir Partners, an indirect 50% owner of the Lakewood Apartments Borrower, filed for bankruptcy protection in 1998 to protect its interest in the Lakewood
Apartments Property from its co-tenant in common, to enable it to refinance the existing loan and ensure that the then existing lender was paid in full. In
September of 1999, Muir Partners emerged from bankruptcy. The previous co-tenant no longer owns the Lakewood Apartments Property.

PROPERTY MANAGEMENT. The property manager for the Lakewood Apartments Property is Cal-American Corporation ("Cal-American"). Cal-American is affiliated with the Lakewood Apartments Borrower. According to Cal-American, it was established in 1971 and over the past 35 years has managed over $500 million in assets.
Currently, the company manages 42 properties totaling 1.5 million square feet of commercial space and 17 apartment complexes totaling 3,414 residential units including Lakewood Apartments.

_____________________________

(1)   Certain information obtained from a third-party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

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ESCROWS. The following escrow/reserve accounts have been established with respect to the Lakewood Apartments Loan:

         ---------------------------------------------------------------
                                  ESCROWS/RESERVES

         TYPE:                                      INITIAL      MONTHLY
         ---------------------------------------------------------------
         Taxes..................................    $259,524     $55,847
         Insurance..............................    $198,918     $49,730
         Capital Expenditure Reserve............    $101,000       $0
         ---------------------------------------------------------------

Capital Expenditure Reserve. The lender required a reserve to cover 125% of the immediate repairs recommended in the Engineering Report dated 12/31/05.

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LIGHTSTONE PORTFOLIO

                                [PHOTOS OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          11
Location (City/State)                                                 See Table
Property Type                                                   Anchored Retail
Size (Square Feet)                                                    1,352,832
Percentage Physical Occupancy as of February 17, 2006                     91.3%
Year Built                                                            See Table
Year Renovated                                                        See Table
Appraisal Value                                                     $84,525,000
# of Tenants Leases                                                         132
Average Rent Per Square Foot                                              $5.72
Underwritten Economic Occupancy                                           91.3%
Underwritten Revenues                                                $9,052,248
Underwritten Total Expenses                                          $3,138,200
Underwritten Net Operating Income (NOI)                              $5,914,048
Underwritten Net Cash Flow (NCF)                                     $5,179,217

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        CRF
Loan Group                                                                    1
Origination Date                                               December 1, 2005
Cut-off Date Principal Balance                                      $59,165,938
Cut-off Date Loan Balance Per SF/Unit                                       $44
Percentage of Initial Mortgage Pool Balance                                2.8%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                  Fee/Leasehold
Mortgage Rate                                                           5.8230%
Amortization Type                                                       Balloon
IO Period (Months)                                                            0
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Lockbox                                                                     NAP
Cut-off Date LTV Ratio                                                    70.0%
LTV Ratio at Maturity or ARD                                              59.2%
Underwritten DSCR on NOI                                                  1.41x
Underwritten DSCR on NCF                                                  1.24x

--------------------------------------------------------------------------------

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THE LOAN. The mortgage loan (the "Lightstone Portfolio Loan") is evidenced by a single promissory note secured by first mortgages encumbering eleven retail properties (the "Lightstone Portfolio Properties") located in Pennsylvania (6),
Florida (1), South Carolina (1), Georgia (1), Alabama (1) and Virginia (1). The
Lightstone Portfolio Loan represents approximately 2.8% of the initial mortgage pool balance and approximately 3.1% of the initial loan group 1 balance.

The Lightstone Portfolio Loan was originated on December 1, 2005, and has a principal balance as of the cut-off date of $59,165,938. The Lightstone
Portfolio Loan has a remaining term of 117 months and a scheduled maturity date of December 8, 2015. The Lightstone Portfolio Loan permits defeasance of the entire loan or partial defeasance (on a property-by-property basis) with United
States Treasury obligations or other non-callable government securities (and in the case of a partial defeasance, in an amount equal to at least 120% of the allocated loan amount) beginning two years after the creation of the securitization trust. Voluntary prepayment of the Lightstone Portfolio Loan is permitted on or after September 8, 2015 without penalty.

THE PROPERTIES AND MARKETS(1). The Lightstone Portfolio Properties consists of eleven retail properties totaling 1,352,832 rentable square feet, located in six states.

25TH STREET PLAZA. The property is located in Easton, Pennsylvania on a
16.2-acre site that was improved in 1960 with a 131,477-square foot, single-story community shopping center. Additionally, there are five (5)
out-parcels, two of which are occupied by Pizza Hut and a movie theatre. These two parcels will be released for redevelopment as a grocery store (see below).

The property is located within an established location on Nazareth Road, with frontage on Route 22 in Palmer Township, Pennsylvania, adjacent to the City of
Easton, Pennsylvania. Route 22 is a major east/west freeway that connects Easton to Allentown and Bethlehem. As of 2004, the 5-mile area around the property had a population of approximately 120,980, and there were approximately 46,567 households. Average household income was approximately $65,155 and the median household income was approximately $49,777.

BIRNEY MALL. The property is located in Moosic, Pennsylvania on a 28.2-acre site that was improved in 1981 with a 193,899-square foot shopping plaza.

The property is located on Birney Avenue. Primary access to the property is provided by Interstate Route 81, a major arterial road that crosses the area in an east to west direction. Access to the property from I-81 is provided by Davis
Street, and travel time from the major arterial road to the property is about three minutes. In addition, other major arteries include Interstate Route 476
(PA Turnpike) as well as Interstate Routes 380 and 84, all are north/south highways located within five to seven minutes drive time of the property. Moosic is located 8 miles south of the City of Scranton. As of 2005, the population in the market area was estimated to be approximately 13,796 and there were approximately 5,441 households. Median household income was approximately
$34,603.

MONROE PLAZA. The property is located in Stroudsburg, Pennsylvania on an
8.2-acre site that was improved in 1981 with a 130,569-square foot, single-story community shopping center.

The property is located on North 3rd Street with good access to highways.
Primary access to the market area is provided by Interstate Route 80, a major artery that runs in an east to west direction. This is the region's main trucking and transportation route that provides access through the Delaware
Water Gap into New Jersey and New York to the east and extends to the West
Coast. Access to the property from Interstate Route 80 is provided by Route 191, and travel time from the major arterial to the subject is about two to three minutes.

The population in the market area is estimated to be 30,493 in 2005 and there are 11,582 households. Median household income is $51,460.

MOUNTAINVILLE SHOPPING CENTER. The property is located in Allentown,
Pennsylvania on an 11.4-acre site that was improved in 1970 with a
118,847-square foot, single-story community shopping center.

The property is located on South 4th Street with good access to highways. It is approximately 1.5 miles south of the Allentown central business district, 3.5 miles south of Route 22 and 2 miles north of I-78, both of which are major arteries that cross the market in an east/west direction and connect the subject with the market area of the 25th Street Shopping Center described above. Access to the property from I-78 is via S. 4th Street, a secondary north/south road which is also known as Route 145. The site is approximately five miles east of
Interstate 476, the Northeast Extension of the Pennsylvania Turnpike. As of
2004, the population in the 5-mile area around the site, as of 2004, is 223,185, and there were approximately 90,775 households. Average household income was approximately $53,531 and median household income was approximately $40,991.

SHILLINGTON PLAZA. The property is located in Reading, Pennsylvania on a
20.3-acre site that was improved in 1970 as a neighborhood shopping center with
150,742 gross leasable square feet.

_________________

(1)   Certain information obtained from a third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

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The property is located just west of downtown Reading in Cumru Township. The market is accessed primarily by US Route 422, which provides access to downtown
Reading through an intersection with Route 222. The area also has secondary access through US Route 724. Route 724 also intersects with I-176, a four-lane highway that provides access to Morgantown to the south and Route 422 to the north. The property is located approximately three miles from the Reading central business district. As of 2004, the population in the 5-mile area surrounding the property had approximately 153,053 people and there were approximately 59,899 households. Average household income was approximately
$57,071 and median household income was approximately $39,810.

CLOUD SPRINGS PLAZA. The property is located in Fort Oglethorpe, Georgia on a
12.2-acre site that was improved in 1975 with a neighborhood shopping center.
The property contains 113,367 gross leasable feet.

The property is located at the intersection of Lafayette Rd. (Route 27) and West
Cloud Springs Rd., a five lane and a two lane road, respectively. The property is located 9.2 miles south of the Chattanooga, Tennessee central business district. Access to the market is primarily by way of Cloud Springs Rd. and the
Battlefield Parkway, both east/west thoroughfares that intersect with I-75.
Lafayette Road provides the north/south access to the area and links Fort
Oglethorpe with Chattanooga. As of 2005, there were an estimated 38,421 households in the five-mile area surrounding the property. Average household income for the area was approximately $43,788 and the median household income was approximately $34,399.

KINGS FAIRGROUND PLAZA. The property is located in Danville, Virginia on a
14.8-acre site that was improved in 1965 with an 118,535-square foot, single-story retail/strip-shopping center.

The property is located on Piney Forest Road within a retail neighborhood that has been developed around the Piedmont Mall. Most retail centers in Danville,
Virginia are located within 3 to 4 blocks of the mall, including the property.
Primary access to the market area is provided by US Highway 29, US Highway 58, and US Highway 293. Danville, Virginia is located in southern Virginia near the
North Carolina border. As of 2005, the population in the market area was estimated to be approximately 46,092 and there are were approximately 19,829 households. Median household income was approximately $29,266.

MARTINTOWN PLAZA. The property is located in North Augusta, South Carolina on a
19.6-acre site that was improved with four buildings constructed between 1975 and 2001. The property is a community shopping center with gross leasable area of approximately 144,172 square feet.

The property is located on Martintown Road. Martintown Road is a four lane commercial thoroughfare that runs north/south through Aiken County, South
Carolina and connects North Augusta with Augusta, Georgia. Martintown Plaza is located approximately five minutes from the Augusta central business district.
Access to the area is primarily provided by I-20, an east/west artery that connects Florence, South Carolina with Atlanta, Georgia. As of 2004, there were an estimated 91,698 people and approximately 39,822 households within a five-mile radius of the property. The average household income was approximately
$47,436 and the median household income was approximately $31,851.

NEW SMYRNA BEACH SHOPPING CENTER. The property is located in New Smyrna Beach,
Florida on a 10-acre site that was improved in 1963 with a neighborhood shopping center. The property contains approximately 101,321 gross leasable square feet.

New Smyrna Beach Shopping Center is located on the S. Dixie Freeway (US1). The
S. Dixie Freeway is a four lane, north/south freeway that experiences heavy traffic. The property is located approximately 1.25 miles from the New Smyrna central business district and approximately 15 miles from the Daytona Beach central business district. Access to the market area is primarily provided by
I-95, a north/south interstate highway that runs along the eastern coast of the
United States. State Route 44 connects I-95 with the S. Dixie Freeway just north of the property.

As of 2004, the estimated population was 49,168 people and 23,800 households within a five-mile radius of the property. The average household income was approximately $50,287 and the median household income is was approximately
$38,108.

NORTHSIDE HOME DEPOT. The property is located in Dothan, Alabama on a 10.4-acre site that was improved in 2003 with a 104,523 square foot single tenant retail store. Home Depot (S&P: AA/Stable; Moody's: Aa3/Stable) signed a twenty year lease on December 29, 2003; there are six 5-year options which extend the lease through 2053.

The property is located in a retail neighborhood on Ross Clark Circle. The
Northside Shopping center is situated on the southwest corner of the intersection of Ross Clark Circle and US Highway 231. The Home Depot is located adjacent to the shopping center, to the south. Ross Clark Circle is the major highway that surrounds the City of Dothan. The property is located approximately
2.5 miles northwest of the Dothan central business district. US Highway 231, a major north/south artery, connects Dothan with Troy and Montgomery, Alabama to the northwest.

As of the 2005, the population of the 5-mile area around the property was estimated to be approximately 636,624 people, and there were 290,264 households.
Average household income was approximately $93,036 and median household income was approximately $64,047.

DUNMORE PLAZA. The property is located in Dunmore, Pennsylvania on a 6.1-acre site that was improved in 1976 with a neighborhood shopping center. The property contains 45,380 square feet of gross leasable area.

                                       45

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The property is located at the intersection of Monroe Avenue and Jefferson
Avenue, approximately three miles from the Scranton central business district.
Access to the market area is primarily by way of I-81. It is approximately a three-minute drive from the interstate to the property via Blakely St. In addition, major arterial thoroughfares I-476, I-380, and I-84 are all within a seven-minute drive of Dunmore Plaza. As of 2005, average household income for the area was approximately $73,618.

The following tables present certain information regarding the Lightstone
Portfolio Properties:

------------------------------------------------------------------------------------------------------------------------------
                                                    TENANT INFORMATION(1)

         TENANT NAME              PARENT COMPANY     MOODY'S / S&P(2)   SQUARE FEET   % OF GLA    BASE RENT   LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

K-Mart........................  Sears Holding Corp.      Ba1/BB+          199,456       14.7%      $204,664      10/31/2009
Home Depot....................    Home Depot Inc.        Aa3/AA           104,523        7.7%      $465,644       2/28/2023
The Furniture Outlet, Inc. ...          NAP               NR/NR            61,489        4.5%      $257,685       7/31/2013
Big Lots......................     Big Lots Inc.         Baa/BBB           60,537        4.5%      $230,148       1/31/2008
Village Supermarkets..........          NAP               NR/NR            52,924        3.9%      $281,278       3/31/2010
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                       LIGHTSTONE PORTFOLIO PROPERTIES

                                                        YEAR BUILT/    SQUARE      % OF TOTAL
           PROPERTY                  LOCATION           RENOVATED     FEET(1)     SQUARE FEET(1)  OCCUPANCY(1)
--------------------------------------------------------------------------------------------------------------

25th Street Plaza .........     2463 Nazareth Road
                                    Easton PA           1960/1990      131,477         9.7%           95.5%

Monroe Plaza ..............    51 North 3rd Avenue
                                  Stroudsburg PA        1981/2004      130,569         9.7           100.0

Cloud Springs Plaza .......  1800 Lafayette Road Fort
                                  Oglethorpe GA            1975        113,367         8.4            98.2

Kings Fairground Plaza ....   101 Piney Forest Road
                                   Danville VA             1965        118,535         8.8            39.0

Martintown Plaza ..........  415 East Marintown Road
                                 North Augusta SC          1975        144,172        10.7            93.2

New Smyrna Beach Shopping
     Center ...............  1421 South Dixie Freeway
                               New Smryna Beach FL      1963/2001      101,321         7.5            89.0

Mountainville Shopping        1604 South 4th Street
     Center ...............        Allentown PA            1970        118,847         8.8            98.7

Birney Mall ...............     3409 Birney Avenue
                                    Moosic PA              1981        193,8991        4.3            93.6

Home Depot ................   3489 Ross Clark Circle
                                    Dothan AL           1968/2005      104,523         7.7           100.0

Dunmore Plaza .............     1400 Monroe Avenue
                                    Dunmore PA             1976         45,380         3.4            95.8

Shillington Plaza .........     1 Parkside Avenue
                                    Reading PA          1970/2000      150,742        11.1           100.0
---------------------------------------------------------------------------------------------------------------
TOTAL .....................                                          1,352,832       100.0%           91.3%
---------------------------------------------------------------------------------------------------------------

                               PRIMARY
           PROPERTY            TENANT(1)         APPRAISED VALUE
-----------------------------------------------------------------

25th Street Plaza .........   Petco Animal
                                Supplies         $ 17,800,000

Monroe Plaza ..............  The Furniture
                              Outlet, Inc.          8,000,000

Cloud Springs Plaza .......  Big Lots Inc.          4,100,000

Kings Fairground Plaza ....  Tractor Supply
                                  Co.               2,900,000

Martintown Plaza ..........    Belk Store
                                Services            7,125,000

New Smyrna Beach Shopping       Theatre
     Center ...............    Management
                                  Inc.              8,100,000

Mountainville Shopping
     Center ...............    PRRC Price
                                  Rite              8,700,000

Birney Mall ...............      Kmart             11,700,000

Home Depot ................    Home Depot           6,700,000

Dunmore Plaza .............  Price Chopper          2,200,000

Shillington Plaza .........      Kmart              7,200,000
--------------------------------------------------------------
Total .....................                      $ 84,525,000
--------------------------------------------------------------

___________________

(1)   Information obtained from the Lightstone Portfolio Borrowers' rent roll dated February 17, 2006.

(2)   Ratings provided are for the entity identified in the "parent company"
      column whether or not the Parent Company guarantees the lease.

                                       46

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The following table presents certain information relating to the lease rollover schedule at the Lightstone Portfolio Properties:

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE(1)

                      NUMBER OF                                     % OF BASE   CUMULATIVE   CUMULATIVE   CUMULATIVE    CUMULATIVE
                       LEASES    SQUARE FEET  % OF GLA  BASE RENT      RENT     SQUARE FEET   % OF GLA    BASE RENT   % OF BASE RENT
       YEAR           EXPIRING    EXPIRING    EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

Vacant..............      NAP       117,125      8.7%          NAP      NAP        117,125       8.7%            NAP        NAP
Month-to-Month......       4         26,050      1.9    $  121,050      1.7%       143,175      10.6      $  121,050        1.7%
2006................      15         65,791      4.9       526,548      7.5        208,966      15.4         647,598        9.2
2007................      22         78,626      5.8       643,046      9.1        287,592      21.3       1,290,644       18.3
2008................      21        165,911     12.3     1,107,977     15.7        453,503      33.5       2,398,621       33.9
2009................      17        364,939     27.0     1,335,443     18.9        818,442      60.5       3,734,064       52.8
2010................      19        210,300     15.5     1,304,421     18.5      1,028,742      76.0       5,038,485       71.3
2011................       9         99,536      7.4       631,619      8.9      1,128,278      83.4       5,670,104       80.2
2012................       1             0       0.0        50,000      0.7      1,128,278      83.4       5,720,104       81.0
2013................       6         77,045      5.7       519,425      7.4      1,205,323      89.1       6,239,529       88.3
2014................       5          8,100      0.6       157,350      2.2      1,213,423      89.7       6,396,879       90.5
2015................       4          9,000      0.7       114,693      1.6      1,222,423      90.4       6,511,572       92.2
Thereafter..........       9        130,409      9.6       554,030      7.8      1,352,832     100.0       7,065,602      100.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL...............     132      1,352,832    100.0%   $7,065,602    100.0%     1,352,832     100.0%     $7,065,602      100.0%
------------------------------------------------------------------------------------------------------------------------------------

THE BORROWER. The borrowers are eleven single purpose entities, seven of which are Delaware limited liability companies and four of which are Pennsylvania limited partnerships (collectively the "Lightstone Portfolio Borrowers"). The indirect owner of 100% of the ownership interests of each of the borrowers is
David Lichtenstein. Mr. Lichtenstein is the founder and president of The
Lightstone Group ("Lightstone"), a large private owner of real estate in the
United States. Lightstone's current portfolio includes properties in 28 states and is comprised of nearly 20,000 apartments and 20 million square feet of commercial and retail space. Lightstone employs over 1,000 professionals and maintains regional offices in New York, Maryland, Virginia and California. Mr.
Lichtenstein founded Lightstone in 1988.

PROPERTY MANAGEMENT. The property manager for the Pennsylvania properties is The
Lightstone Group, which is an affiliate of the Lightstone Portfolio Borrower.
Jeffrey Dash, who joined the Lightstone group in 2003, manages these properties.
Previously, he worked for the developer of the Pennsylvania assets. All of the other properties are managed by Outlook Management, LLC ("Outlook"). Outlook is a Connecticut limited liability company engaged in the development, management and leasing of commercial real estate. Outlook manages 4 million square feet of commercial real estate. The Lightstone Portfolio Borrowers plan to transition the direct management responsibilities for the non-Pennsylvania assets to their internal management personnel over the next year.

___________________

(1)   Information obtained from the Lightstone Portfolio Borrowers' rent roll dated February 17, 2006.

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ESCROWS. The following escrow/reserve accounts have been established with respect to the Lightstone Portfolio Loan:

    ------------------------------------------------------------
                           ESCROWS/RESERVES

    TYPE:                                 INITIAL      MONTHLY
    ------------------------------------------------------------
    Taxes...........................     $860,941      $98,121
    Insurance.......................     $90,137       $10,015
    TI/LC Reserve...................        $0         $73,398
    Capital Expenditure Reserve.....    $2,328,260     $16,938
    Ground Lease Payment Reserve....     $28,565        $9,522
    ------------------------------------------------------------

Capital Expenditure Reserve. A $2,328,260 capital improvements reserve was established at closing to cover costs associated with roofing, paving, and other capital improvements.

GROUND LEASE. With respect to the Kings Fairground Plaza property, the
Lightstone Portfolio Borrower has a leasehold interest that expires on April 30,
2026 with three 10-year options and one 14-year option remaining. Annual rent is
$31,000, with rent increases following the initial lease term based on a schedule set forth in the ground lease. With respect to the Martintown Plaza property, the Lightstone Portfolio Borrower has a leasehold interest that expires on February 28, 2033 with three 10-year options and one 9-year option remaining. Annual rent is $35,206.08, with yearly increases based on a formula tied to the consumer price index. With respect to the North Home Depot property, the Lightstone Portfolio Borrower has a leasehold interest that expires on
January 31, 2024 with six 5-year options remaining. Annual rent is $48,000 with the next scheduled increase due in February 1, 2011 as set forth in the lease agreement.

RELEASE PROVISIONS. Individual Lightstone Portfolio Properties may be released from the lien of the related mortgage upon defeasance by the Lightstone
Portfolio Borrower of a principal amount equal to the highest of the following amounts (a) 120% of the allocated loan amount; (b) 85% of gross sales price for such property, in the event the property is being sold to a unaffiliated third party; and (c) such other amount which results in a remaining unpaid principal balance of the Lightstone Portfolio Loan supporting a minimum debt service coverage ratio of 1.25x on the actual debt service constant.

                                       48

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CNL-CIRRUS MOB PORTFOLIO II

                                [PHOTOS OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           6
Location (City/State)                                                 See Table
Property Type                                    Medical Office/Surgical Center
Size (Square Feet)                                                      323,013
Percentage Occupancy as of January 31, 2006                            90.8%(1)
Year Built                                                            See Table
Year Renovated                                                        See Table
Appraisal Value                                                     $75,450,000
# of Tenants Leases                                                          38
Average Rent Per Square Foot                                             $24.54
Underwritten Economic Occupancy                                           92.2%
Underwritten Revenues                                                $9,260,003
Underwritten Total Expenses                                          $3,294,299
Underwritten Net Operating Income (NOI)                              $5,965,704
Underwritten Net Cash Flow (NCF)                                     $5,348,164

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        CRF
Loan Group                                                                    1
Origination Date                                               January 31, 2006
Cut-off Date Principal Balance                                      $56,330,000
Cut-off Date Loan Balance Per SF/Unit                                      $174
Percentage of Initial Mortgage Pool Balance                                2.6%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.5890%
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Lockbox                                                                     NAP
Cut-off Date LTV Ratio                                                    74.7%
LTV Ratio at Maturity or ARD                                              69.4%
Underwritten DSCR on NOI                                               1.54x(2)
Underwritten DSCR on NCF                                               1.38x(3)

--------------------------------------------------------------------------------

(1)   The Occupancy % of the CNL-Cirrus MOB Portfolio includes tenants in-place and tenants who have signed leases.

(2)   The debt service coverage ratio on NOI during the interest only period is
      1.87x.

(3)   The debt service coverage ratio on NCF during the interest only period is
      1.68x.

                                       49

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                                  [MAP OMITTED]

                                       50

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THE LOAN. The mortgage loan (the "CNL-Cirrus MOB Portfolio II Loan") is evidenced by a single promissory note secured by a first mortgage encumbering five medical office buildings and one surgical center (the "CNL-Cirrus MOB
Portfolio II Properties") located in Texas (four properties), Arizona (one property), and Missouri (one property). The CNL-Cirrus MOB Portfolio II Loan represents approximately 2.6% of the initial mortgage pool balance and approximately 3.0% of the initial loan group 1 balance.

The CNL-Cirrus MOB Portfolio II Loan was originated on January 31, 2006, and has a principal balance as of the cut-off date of $56,330,000. The CNL-Cirrus MOB
Portfolio II Loan has a remaining term of 119 months and a scheduled maturity date of February 8, 2016. The CNL-Cirrus MOB Portfolio II Loan permits defeasance of the entire loan or partial defeasance (on a property-by-property basis) with United States Treasury obligations or other non-callable government securities (and in the case of a partial defeasance, in an amount equal to at least 110% of the allocated loan amount) beginning two years after the creation of the securitization trust. Voluntary prepayment of the CNL-Cirrus MOB
Portfolio II Loan is permitted on or after November 8, 2015 without penalty.

THE PROPERTIES. The CNL-Cirrus MOB Portfolio II Properties consists of five medical office properties and one surgical center with an aggregate 323,013 rentable square feet.

BALLAS MEDICAL PLAZA is a class A, two-story, 102,868 square foot, multi-tenanted medical office building located at 450 North New Ballas Road in
Creve Coeur, Missouri. Creve Coeur is a northwestern suburb of St. Louis,
Missouri, approximately 20 miles from the St. Louis central business district.
The property is an off-campus, surgery center-anchored building located less than two miles from two area hospitals. The property is situated in a residential corridor. The property contains 439 parking spaces. The building was built in three phases from 1984 to 1999.

The anchor tenant is the HealthSouth Outpatient Surgery Center ("HealthSouth").
Many of Ballas Medical Plaza's tenants perform surgeries in the surgery center, and the medical practices in the building provide cross-referrals to one another. Tenant specializations include: ambulatory surgery, cancer care, cardiac catheterization, imaging, pathology, reconstructive surgery, and sleep disorders.

On March 19, 2003, the Securities and Exchange Commission (the "SEC") filed charges against HealthSouth and its founder alleging accounting-related fraud.
Since that time, according to the company, it has reorganized under a new management team and completed a restructuring of its financial statements. On
June 23, 2005, the company settled with the SEC, and a final judgment was entered requiring the company, among other things, to pay $100 million penalty over two years. In addition, on February 23, 2006, the company announced that it reached a global, preliminary agreement in principle with the lead plaintiffs in a federal securities class action and the derivative actions, as well as its insurance carriers, to settle litigation filed against HealthSouth relating to financial reporting and related activity that occurred at the company during the period ending March 2003. Under the proposed settlement, federal securities and fraud claims brought against HealthSouth will be settled for an aggregate consideration of $445 million. The proposed settlement is subject to the satisfaction of a number of conditions, including the successful negotiation of definitive documentation and final court approval.

NORTH TEXAS HOSPITAL is a 16-bed, 59,980-square foot surgical center located at
2801 Mayhill Road in Denton, TX that opened in February 2005. The property contains 59,980 square feet and 152 parking spaces and is triple net-leased to
Rocky Mountain Medical Center, L.P., a joint venture which includes Cirrus
Health, which operates the facility, and physicians that practice at the surgical center. Approximately 50 physicians are on the property's medical staff, of which 30 are investors in the Rocky Mountain Medical Center, L.P. The members of the medical staff practice in a variety of specialties, including gastroenterology, gynecology, pain management, and general surgery.

Features of the property include an imaging center, six operating suites, six procedure rooms, 21 post-anesthesia care unit beds, and 16 overnight beds. The property is part of a 15-acre campus containing a professional building and a specialty hospital. Cirrus is also continuing to develop this campus to create an integrated package of services.

OSBORN MEDICAL PLAZA consists of two buildings that are located at the southwest corner of Osborn Road and 2nd Street in the Midtown/Uptown area of Phoenix,
Arizona. One of the buildings is a nephrology ambulatory surgery center located at 3320 2nd Street that is a three-story, single tenant building measuring
13,307 square feet. The surgery center is connected by a crosswalk on the second level to the other building, a six-story 50,778 square foot multi-tenant medical office building containing a multi-specialty ambulatory surgery center, located at 3330 2nd Street. The buildings were built in 1985 and 1986 and are both connected to a four-level, covered parking structure.

The Osborn Medical Plaza is anchored by the Arizona Kidney Disease and
Hypertension Center ("AKDHC") and a Banner Health Care/Triad Hospitals-sponsored multi-specialty surgery center.

MIDLOTHIAN HEALTHCARE CENTER is a one-story, 35,189-square foot medical office building located at 1441 South Midlothian Parkway in Midlothian, Texas, a
community located approximately 25 miles southwest of downtown Dallas in Ellis
County. The property was developed in conjunction with Baylor Health Care
System's affiliated primary care group, Health Texas Provider Network ("HTPN").

The property's anchor tenant is HTPN, which leases 19,100 square feet. The property opened in February 2005 with HTPN and five other tenants that signed leases during the construction period.

                                       51

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BAYLOR HEALTH CENTER AT LAKE RIDGE is a one-story, 36,061-square foot medical office building located at 4927 Lake Ridge Parkway in the southern portion of
Grand Prairie, Texas, a suburban community located about 25 miles southwest of downtown Dallas. The property was developed in conjunction with the Baylor
Medical Center at Irving. The property opened in October/November 2005 and was
55% pre-leased.

Baylor Medical Center at Irving is the property's anchor tenant, leasing 20,000 square feet.

DETAR HEALTH CENTER is located at 4204 North Laurent Street in Victoria, Texas
The property is a single-story building totaling 24,830 square feet and is 100%
triple net-leased to DeTar Healthcare System, an affiliate of Triad Hospitals,
Inc., with a lease expiring in February 2013. DeTar Healthcare System has a 43%
market share in Victoria and operates a senior health center and rehabilitation program in the property. The property was built in 1980 and contains two indoor pools and a hot tub which are used in conjunction with the rehabilitation programs.

Victoria is situated approximately 120 miles southwest of Houston and 90 miles north of Corpus Christi. The DeTar Health Center is located in a heavily residential area located two miles from DeTar Hospital Navarro.

The following tables present certain information regarding the CNL-Cirrus MOB
Portfolio II Properties:

-----------------------------------------------------------------------------------------------------
                             CNL-CIRRUS MOB PORTFOLIO II PROPERTIES

                                                              YEAR BUILT /   SQUARE    % OF TOTAL
         PROPERTY                            LOCATION          RENOVATED     FEET(1)   SQUARE FEET(1)
-----------------------------------------------------------------------------------------------------

Ballas Medical Plaza.......    450 North New Ballas Road,        1984        102,868        31.8%
                                     Creve Coeur, MO

Osborn Medical Plaza.......  3320 and 3330 North 2nd Street,     1985         64,085        19.8
                                       Phoenix, AZ

North Texas Hospital.......   2801 Mayhill Road, Denton, TX      2005         59,980        18.6

Baylor Health Center at         4927 Lake Ridge Parkway,         2005         36,061        11.2
  Lake Ridge...............         Grand Prairie, TX

Midlothian Healthcare        1441 South Midlothian Parkway,      2004         35,189        10.9
  Center...................          Midlothian, TX

DeTar Health Center........    4204 North Laurent Street,      1980/1996      24,830         7.7
                                      Victoria, TX
-----------------------------------------------------------------------------------------------------
TOTAL......................                                                  323,013       100.0%
-----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                       CNL-CIRRUS MOB PORTFOLIO II PROPERTIES

                                                                       APPRAISED
             PROPERTY        OCCUPANCY(1)     PRIMARY TENANT(1)          VALUE
----------------------------------------------------------------------------------

Ballas Medical Plaza.......     91.9%        Healthsouth Ballas        $25,000,000
                                          Outpatient Surgery Center,
                                                    L.P.
Osborn Medical Plaza.......     84.2         Osborne Ambulatory         10,300,000
                                               Surgical Center

North Texas Hospital.......    100.0        North Texas Hospital        24,000,000
Baylor Health Center at         78.9      Baylor Medical Center at       6,490,000
  Lake Ridge...............
                                                   Irving
Midlothian Healthcare           89.1        HealthTexas Provider         6,790,000
  Center...................
                                                   Network
DeTar Health Center........    100.0           DeTar Hospital            2,870,000
----------------------------------------------------------------------------------
TOTAL......................     90.8%                                  $75,450,000
----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT INFORMATION(1)

             TENANT NAME                   PARENT COMPANY    MOODY'S/S&P(2)  SQUARE FEET   % OF GLA   BASE RENT    LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

Rocky Mountain Medical Center dba
  North Texas Hospital.................          NAP              NR/NR        59,980        18.6%    $2,061,512       2/28/2030
Healthsouth Ballas Outpatient Surgery..   HealthSouth Corp.       NR/NR        34,439        10.7%      $859,845       2/28/2012
DeTar Hospital.........................  DeTar Health System      NR/NR        24,830         7.7%      $305,409       2/28/2013
Ballas Cancer Center, LLC..............          NAP              NR/NR        21,583         6.7%      $589,608       8/31/2009
Health Texas Provider Network..........          NAP              NR/NR        19,100         5.9%      $321,835       2/28/2015
-----------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the CNL-Cirrus MOB Portfolio II Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE(1)

                   NUMBER OF                                                     CUMULATIVE  CUMULATIVE  CUMULATIVE     CUMULATIVE %
                    LEASES      SQUARE      % OF GLA  BASE RENT   % OF BASE     SQUARE FEET   % OF GLA    BASE RENT     OF BASE RENT
      YEAR         EXPIRING  FEET EXPIRING  EXPIRING  EXPIRING   RENT EXPIRING    EXPIRING    EXPIRING    EXPIRING        EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

Vacant...........    NAP            29,865     9.2%         NAP        NAP           29,865        9.2%           NAP        NAP
Month-to-Month...     1              1,600     0.5   $   28,800        0.4%          31,465        9.7     $   28,800        0.4%
2006.............     3              2,327     0.7       62,201        0.9           33,792       10.5         91,001        1.3
2007.............     7             15,212     4.7      342,556        4.8           49,004       15.2        433,557        6.0
2008.............     5             41,153    12.7    1,051,089       14.6           90,157       27.9      1,484,646       20.6
2009.............     3             36,990    11.5    1,078,866       15.0          127,147       39.4      2,563,512       35.6
2010.............     4             10,034     3.1      213,799        3.0          137,181       42.5      2,777,311       38.6
2011.............     5             15,838     4.9      326,916        4.5          153,019       47.4      3,104,227       43.2
2012.............     3             37,965    11.8      921,890       12.8          190,984       59.1      4,026,117       56.0
2013.............     1             24,830     7.7      305,409        4.2          215,814       66.8      4,331,526       60.2
2014.............     1              2,217     0.7       39,906        0.6          218,031       67.5      4,371,432       60.8
2015.............     3             25,002     7.7      424,720        5.9          243,033       75.2      4,796,152       66.7
Thereafter.......     2             79,980    24.8    2,397,113       33.3          323,013      100.0      7,193,265      100.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL..........      38            323,013   100.0%  $7,193,265      100.0%         323,013      100.0%    $ 7,193,265     100.0%
------------------------------------------------------------------------------------------------------------------------------------

__________________

(1)   Information obtained from the CNL-Cirrus MOB Portfolio II Borrower's rent roll dated January 31, 2006.

(2)   Ratings provided are for the entity identified in the "parent company"
      column whether or not the Parent Company guarantees the lease.

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THE MARKET(1).

ST. LOUIS MARKET. Ballas Medical Plaza is located in the St. Louis MSA, which is a bi-state region that includes the areas of Missouri and Illinois. As of the
2000 Census, the population was approximately 2,603,607 people, a 4.46% increase over the 1990 population, which makes the St. Louis MSA the 18th most populous metropolitan area in the United States.

The property is located in the Olive Blvd/Westport submarket of Creve Coeur,
Missouri. The average occupancy for traditional office buildings in this submarket is 79.8%. However, the medical office comparables reported occupancy rates of 85% or higher. The average rent for traditional office space is currently $19.50 per square foot and average rent for medical office is currently $24.00 per square foot.

DALLAS/FORT WORTH MARKET. Three of the six CNL-Cirrus Portfolio MOB II
Properties are located within the Dallas/Ft. Worth ("DFW") Metroplex market
(North Texas, Baylor Health Center at Lakeridge and Midlothian). The average occupancies for Class A and Class B office properties in this market were 84.1%
and 80.4%, respectively. At the same time, the average asking rents for Class A and Class B office space were $19.56 per square foot and $15.68 per square foot, respectively. The medical office market is a small subset of the overall office market. According to the appraiser, the Dallas area has an overall occupancy rate of 89.8% for medical office properties. Lease rates for medical office building space on a triple net basis range from $16.00 per square foot to $22.00 per square foot. Surgical center lease space in medical office buildings has rental rates that exceed $30.00 per square foot.

VICTORIA, TEXAS MARKET. DeTar Health Center is located in Victoria, Texas. The
Victoria medical office market is concentrated around three hospitals, Citizens
Medical Center, DeTar Hospital Navarro and DeTar Hospital North. DeTar Hospital
Navarro includes two on-site medical office buildings that are owned by the hospital. The newer of the two buildings was constructed in 1995, contains
37,170 square feet, and is currently 60% occupied. The second building was constructed in 1985 contains 18,903 square feet, and is currently 97% occupied.
The asking rental rates for these properties range from $12.00 - $14.00 per square foot on a triple net basis. DeTar Hospital North is located in northwestern Victoria. The hospital's campus setting includes three traditional office buildings owned by the hospital constructed in the 1980's. The buildings range in size from 7,872 to 26,863 square feet and are currently 90-100%
occupied. The asking rental rates for these traditional office properties range from $9.00 - $12.00 per square foot on a triple net basis.

PHOENIX MARKET. Osborn Medical Plaza building is located within the Phoenix MSA.
Phoenix added more than 1.0 million residents from 1990 to 2000. The Phoenix area's growth, coupled with a greater than average percentage of the population that is 65+ years of age, has resulted in strong and growing demand for outpatient services of the type provided in the Osborn Medical Plaza building.
The appraised medical office comparables averaged rental rates of $20.20 per square foot with an occupancy rate of 84%.

THE BORROWER. There are six individual borrowers, (collectively, the "CNL-Cirrus
MOB Portfolio II Borrower"), each of which is a single purpose entity. All six entities are Delaware limited partnerships. The loan's sponsors are CNL
Retirement CRS1, LP ("CRS1") and CNL Retirement CRS2, LP ("CRS2"). CRS1 owns a
99% limited partnership interest in five of the six borrowing entities and also owns the 1% general partner of each of such five borrowing entities. CRS1 is indirectly 98.7% owned by CNL Retirement Properties, Inc. ("CNL RP"), 0.435%
owned by Donald C. Wilson, 0.435% owned by W.L. Hutchinson, Jr., and 0.435%
owned by Red Oak 86, LP. CRS 2 owns the 94% limited partnership interest in the sixth borrower and is indirectly 100% owned by CNL RP. Five percent of the limited partnership interests in CRS2 are owned by individual executives of
Cirrus and the 1% general partnership interest is indirectly owned by CNL RP.

CNL RP is a real estate investment trust ("REIT") that was organized in the
State of Maryland on December 22, 1997. CNL RP is a subsidiary of CNL Financial
Group, Inc. ("CNL"). CNL RP owns more than 4,700 commercial, industrial, hospitality, and retail properties across North America. Other ventures include banking, commercial finance, and property development. For the six months ended
June 30, 2005, CNL RP reported shareholder equity and tangible equity increased
4% to $2.2 billion and total revenues increased 66% to $188.2 million and net income increased 23% to $70.6 million.

As of June 30, 2005 CNL RP held real estate assets in 33 states. Medical office buildings operating or under development were 16% of their $3.43 billion portfolio; accounting for 61 of their 247 properties not held for sale. In
August of 2004, CNL RP purchased 26 medical office buildings from DASCO
Companies, LLC and acquired a 55% interest in the company.

Cirrus is a diversified medical office management and development company. Since
1996, Cirrus has developed over 40 projects. Cirrus' business model dictates that each property is developed to create a vertically integrated, interdependent set of tenants that complement each other's medical services. In addition, Cirrus syndicates ownership interests in the operating companies to interested physicians which allows the physicians to participate in the
"facility-based" reimbursement associated with the treatment of patients.

PROPERTY MANAGEMENT. The property manager for the CNL-Cirrus MOB Portfolio II
Property is The Cirrus Group, LLC ("CG"), which is an affiliate of the
CNL-Cirrus MOB Portfolio II Borrower. CG currently manages approximately 1.3 million square feet of medical office space in 23 properties in Texas, Oklahoma, and Arizona. Cirrus, the parent of CG is in the process of closing additional acquisitions and developments in California, Nevada, Ohio, and Utah. Cirrus was
founded in 1993.

___________________

(1)   Certain information obtained from a third-party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

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ESCROWS. The following escrow/reserve accounts have been established with respect to the CNL-Cirrus MOB Portfolio II Loan:

    ------------------------------------------------------------
                         ESCROWS/RESERVES

    TYPE:                                 INITIAL      MONTHLY
    ------------------------------------------------------------
    Taxes..................              $556,911     $117,390
    ------------------------------------------------------------

RELEASE PROVISIONS. Individual CNL-Cirrus MOB Portfolio II Properties may be
released from the lien of the related mortgage upon defeasance by the CNL-Cirrus
MOB Portfolio II Borrower of a principal amount equal to the highest of the following amounts (a) 110% of the allocated loan amount for the released property; (b) 85% of gross sales price for such property, in the event the property is being sold to a unaffiliated third party; and (c) such other amount which results in a remaining unpaid principal balance of the CNL-Cirrus MOB
Portfolio II Loan supporting a minimum debt service coverage ratio of 1.30x on the actual debt service constant after the expiration of the interest only period.

SUBSTITUTION. The mortgage loan documents permit the CNL-Cirrus MOB Portfolio II
Borrower to substitute an individual real property with properties of like kind and quality (the substitute property must be either a medical office or healthcare building, but the borrower's interest in the substituted property may be either a fee simple or a leasehold interest) upon satisfaction of certain conditions set forth under the related loan documents, including that (a) (x)
the then-current value of the proposed substitute property will equal or exceed the greater of: (i) the initial appraised value of the property being replaced and (ii) the then-current market value of the property being replaced immediately prior to the substitution, provided, however, in all events the ratio of the (y) the outstanding principal indebtedness to (z) such market value of the proposed substitute property will be less than 100%, (b) after giving effect to the proposed property substitution, the debt service coverage ratio for the aggregate of all individual properties will be no less than the greater of (i) 1.38x and (ii) the debt service coverage ratio immediately prior to the property substitution, provided that in no event will a debt service coverage ratio greater than 1.75x be required, (c) after giving effect to the proposed property substitution, the aggregate amount of rent payable under the leases at all the individual properties for traditional medical office use (as opposed to surgical use) will not be less than 50% of all rents payable under the leases at all the individual properties, and (d) the rating agencies will have provided a written confirmation that the proposed substitution will not result in a qualification, downgrade, or withdrawal of any of the ratings of the certificates.

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SPRINT DATA CENTER

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties(1)                                        1
Location (City/State)                                           Santa Clara, CA
Property Type                                                  Industrial/Other
Size (Square Feet)                                                   160,000(2)
Percentage Physical Occupancy as of February 21, 2006                 100.0%(2)
Year Built                                                              2001(3)
Appraisal Value                                                     $98,000,000
Average Rent Per Square Foot                                          $47.27(4)
Underwritten Economic Occupancy                                          95.0%
Underwritten Revenues                                                $8,308,682
Underwritten Total Expenses                                          $1,637,727
Underwritten Net Operating Income (NOI)                              $6,634,955
Underwritten Net Cash Flow (NCF)                                     $6,286,310

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                              September 7, 2005
Cut-off Date Principal Balance                                      $52,800,000
Cut-off Date Loan Balance Per SF/Unit                                     $3302
Percentage of Initial Mortgage Pool Balance                                2.5%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.4230%
Amortization Type                                             Interest Only ARD
IO Period (Months)                                                           84
Original Term to Maturity/ARD (Months)                                       84
Original Amortization Term (Months)                                           0
Lockbox                                                          Springing Hard
Cut-off Date LTV Ratio                                                    53.9%
LTV Ratio at Maturity or ARD                                              53.9%
Underwritten DSCR on NOI                                                  2.32x
Underwritten DSCR on NCF                                                  2.20x

--------------------------------------------------------------------------------

_____________________

(1)   The borrower has also pledged as additional collateral a vacant Tier III data center located at 3080 Raymond Street, which contains approximately
      25,000 square feet. Merrill Lynch has not attributed any income to this property in its underwriting nor has it been included in the appraised valuation.

(2)   Does not include square footage of the vacant data center at 3080 Raymond
      Street.

(3)   3080 Raymond Street was built in 1980 and renovated into a Tier III data center in 1999.

(4)   Based on the Sprint Primary Lease (as defined hereinafter).

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                                  [MAP OMITTED]

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THE LOAN. The mortgage loan (the "Sprint Data Center Loan") is evidenced by a promissory note secured by a first mortgage encumbering a data center located in
Santa Clara, California ("the Sprint Data Center Property")(1). The Sprint Data
Center Loan represents approximately 2.5% of the initial mortgage pool balance and 2.8% of the initial group 1 balance.

The Sprint Data Center Loan was originated on September 7, 2005 and has an aggregate principal balance as of the cut-off date of $52,800,000. The Sprint
Data Center Loan has a remaining term of 79 months to its anticipated repayment date of October 1, 2012. The Sprint Data Center Loan is locked out from prepayment until October 1, 2009. Thereafter, prepayment is permitted subject to a yield maintenance charge that is the greater of the Treasury-flat make-whole formula and 1% of the outstanding balance. The loan is open in the final month of the term.

THE PROPERTY. The Sprint Data Center Loan is secured by a fee interest in a class A Tier IV data center (as determined by The Uptime Institute) with a rentable area of 160,000 square feet. The Sprint Data Center Property is located at 1350 Duane Avenue, Santa Clara, California. The building was constructed in
2001. The Sprint Data Center Property was purchased by the borrower simultaneously with the origination of the Sprint Data Center Loan.

The Tier IV designation is considered one of the highest ratings in the industry. The designation reflects the building's ability to provide four levels of back-up power to the facility. The Sprint Data Center Property can provide an average of 166 watts of power per square foot while the industry average is between 100 and 125 watts per square foot. A center of this designation also has the capacity to greatly increase its wattage per square foot, as illustrated by
Yahoo!'s current usage of over 200 watts per square foot. Additionally, the building has six sets of generators which can provide 12 megawatts of power if there is a loss of electricity from Silicon Valley Power, the local power source.

The following table presents certain information regarding the tenants and leases in place at the Sprint Data Center Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT STRUCTURE

                                                                      CREDIT RATING                         BASE RENT PER   LEASE
              TENANT                 LEASE TYPE      PARENT COMPANY  (MOODY'S/S&P)(2) SQUARE FEET  % OF GLA  SQUARE FOOT  EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Sprint Communications Company L.P.. Primary Lease  Sprint Nextel Corp.   Baa2/A-        160,000     100.0%    $ 47.27     9/30/2014
Equinix Operating Co., Inc.........   Sublease        Equinix Inc.       NAP/NAP        160,000     100.0%    $ 21.27     9/29/2014
Yahoo! Inc......................... Sub-Sublease      Yahoo! Inc.        NAP/BBB-         9,403       5.9%    $179.58     12/1/2006
------------------------------------------------------------------------------------------------------------------------------------

LEASE STRUCTURE. The Sprint Data Center Property is currently 100% leased to
Sprint Communications Company L.P. ("Sprint Communications") (the "Sprint
Primary Lease"). Sprint Communications has subleased the entire building to
Equinix Operating Co., Inc. ("Equinix") (the "Equinix Sublease"). Equinix
currently sub-subleases a small portion of the data center, approximately 9,403 square feet, to Yahoo! on a short term basis (the "Yahoo! Sub-Sublease").

The Sprint Primary Lease commenced in April 2001 and will expire in September
2014. The Sprint Primary Lease has an annual rent of $47.27 per square foot. On
April 1, 2006, the annual rent will increase to $7,790,328, or $48.69 per square foot. Beginning on April 1, 2007 and on each April 1st thereafter until April 1,
2014, the base monthly rent shall increase by the greater of (i) 3% or (ii) 75%
of the percentage increase in the CPI between the preceding February of such year and the February of the immediately preceding year. There are no renewal options under the Sprint Primary Lease.

The Equinix Sublease is co-terminous with the Sprint Primary Lease. Equinix is currently paying 45% of Sprint Communications base rent, a ratio that will remain constant throughout the remainder of the sublease (the "Equinix Sublease
Rate"). Upon termination of the Sprint Primary Lease for any reason (other than casualty or condemnation), or at the option of Equinix following expiration of the Sprint Primary Lease term, Landlord and Equinix shall be parties to a new lease (the "New Equinix Lease") with a ten-year term, four ten-year extension options, and a rental rate (the "New Equinix Lease Rate") determined as follows:
(i) before September 30, 2014 at the greater of fair market rental or the
Equinix Sublease Rate, that is, the same base monthly rent which would have been payable under the Equinix Sublease; and (ii) after September 30, 2014, the rent would be the greater of: (a) fair market rental on September 30, 2014, or (b)
$267,347 per month. The fair market rental value shall be determined by both the landlord and the tenant. If the landlord and the tenant are unable to agree upon a value, it shall be determined by an appraiser.

The Yahoo! Sub-Sublease expires on December 1, 2006. Yahoo! pays $179.58 per square foot per year for the 9,403 square feet it leases. Provided that the
Yahoo! Sub-Sublease has not been terminated, upon termination of the Sprint
Primary Lease for any reason (other than casualty or condemnation), and termination of Equinix's right to possession of the Sprint Data Center Property,
Landlord and Yahoo! shall be parties to a new lease (the "New Yahoo! Lease") for all 160,000 square feet of the property with a term extending until the later of
(i) September 30, 2014, or (ii) the expiration date of the New Equinix Lease.
Yahoo! shall have up to ninety days to elect to terminate the new lease by providing written notice to the landlord. The rental rate is to be determined as follows: (i) before September 30, 2014 at the New Equinix Lease Rate, provided that, to the extent a New Equinix Lease had not previously been executed by the landlord and Equinix, the rent shall be fair market rent as of the commencement date of the New Yahoo! Lease, yet in no event less than 45% of the rent that would have been collected under the Sprint Primary Lease; and (ii) after
September 30, 2014, the rent would be the greater of: (a) fair market rent on
September 30, 2014, and (b) $267,347 per month. The fair market rental value shall be determined by both the landlord and the tenant. If the landlord and the tenant are unable to agree upon a value, it shall then be determined by an appraiser.

__________________

(1)   The Borrower (as defined above) has also pledged as additional collateral a vacant Tier III data center located at 3080 Raymond Street, which contains approximately 25,000 square feet. This building shares the same subdivided lot and tax parcel as 1350 Duane Avenue. This data center was constructed in 1980 and was fully renovated as a Tier III data center in
      1999. The Borrower has agreed with the seller to share 50% of any profit arising from future leasing from the date of purchase through the earlier to occur of the expiration of the Sprint Primary Lease (as herein defined)
      in September 2014 or any earlier termination of the Sprint Primary Lease which does not result in a replacement lease with Equinix or Yahoo!.
      Lender has not attributed any income to this property in its underwriting nor has it included any value from this property in its appraisal value.

(2)   Credit ratings are of the parent company whether or not the parent guarantees the lease.

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THE MARKET(1). Comprised of San Mateo and Santa Clara Counties, the Silicon
Valley has long been the high-tech center of the nation. High-tech employment accounts for nearly one-fourth of all employment within the Silicon Valley, as compared to about four percent across the rest of the country. The region's skilled labor force earns an average household income that is 56% above the average of the nation's largest 100 metropolitan areas. The Santa Clara market is nearly 100% built-out with little room for further development and the Sprint
Data Center Property's location in Santa Clara also allows it to benefit from discounted electric costs as Silicon Valley Power charges up to 40% less than conventional power sources. The telecommunications industry rebounded in 2004 and has witnessed modest growth that is expected to continue in the upcoming years. Increased demand for technology-based services and consumer electronics, as well as accelerating defense spending, should further boost the local Silicon
Valley economy. Additionally, the appraisal concluded a market rent of $48.00 per square foot.

THE BORROWER. The Sprint Data Center Borrower associated with the promissory note for the Sprint Data Center Loan is Inland Western Santa Clara 1350 Duane,
L.L.C. (the "Sprint Data Center Borrower"). It is a single-purpose Delaware limited liability company whose sole member is Inland Western Retail Real Estate
Trust, Inc., a real estate investment trust ("REIT") organized under the laws of
Maryland.

Inland Western Retail Real Estate Trust, formed in March 2003, is sponsored by
Inland Real Estate Investment Corporation ("Inland"), which is part of the
Inland Real Estate Group of Companies. Formed in 1994, Inland is a NYSE-listed company with an equity market capitalization of over $1.08 billion as of
February 21, 2006.

PROPERTY MANAGEMENT. The Sprint Data Center Property is managed by Inland
Pacific Property Services, LLC (the "Property Manager"), a full service property management organization. The Property Manager is also a part of the Inland Real
Estate Group of Companies.

LOCKBOX. At closing, the Sprint Data Center Borrower signed a tenant direction letter instructing tenants to remit their rent directly to the Lender. Lender will hold such letters in escrow and will only send such letters after (a)
Lender's determination that the aggregate debt service coverage ratio ("DSCR")
for the preceding six-month period is less than 1.75x, (b) Borrower's failure to repay the debt on or before the payment date that is three months prior to the anticipated repayment date, or (c) a Cash Management Trigger Event (as defined below), (each, a "Clearing Bank Trigger"). In the event that the Lender receives rent pursuant to the foregoing, it shall apply rent to pay taxes, insurance, debt service, and any applicable reserves. All remaining funds held by the
Lender shall be returned to the Sprint Data Center Borrower provided that in an event of (i) default, (ii) bankruptcy or insolvency of the Sprint Data Center
Borrower, Property Manager or Sprint Communications or (iii) Lender's
determination that the DSCR for a preceding six-month period is less than or equal to 1.25x (a "Cash Management Trigger Event"), or (iv) failure to repay the
Sprint Data Center Loan on or before the anticipated repayment date, funds shall be released to the Sprint Data Center Borrower only to pay for operating expenses approved by Lender and any other funds ("Excess Cash Flow") shall be held as additional security for the Loan. Upon the event that the DSCR for the preceding six-month period is greater than or equal to 1.35x for two complete, consecutive calendar months (a "Cash Management Termination Event"), all Excess
Cash Flow held by the Lender shall be released to Borrower and Lender shall suspend its collection of Excess Cash Flow.

ESCROWS. The following escrow/reserve account has been established with respect to the Sprint Data Center Loan(2):

    ------------------------------------------------------------
                           ESCROWS / RESERVES

    TYPE:                                 INITIAL      MONTHLY
    ------------------------------------------------------------
    Capital Expenditure Reserve........     $0         $3,333
    ------------------------------------------------------------

ADDITIONAL DEBT. The Sprint Data Center Borrower will not be permitted to further encumber the property or incur additional indebtedness, other than trade payables capped at 5% of outstanding loan balance, while the first mortgage is outstanding.

__________________

(1)   Certain information obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2)   A monthly escrow for taxes and insurance will not be required initially.
      Borrower shall provide evidence acceptable to Lender of payment for taxes and insurance. In the event Borrower fails to provide such evidence, a monthly tax and/or insurance escrow will be required, as applicable.

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PRINCE GEORGE CENTER II

                                [PHOTOS OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                           Hyattsville, MD
Property Type                                                            Office
Size (Square Feet)                                                      394,578
Percentage Physical Occupancy as of November 16, 2005                    100.0%
Year Built                                                                 1968
Year Renovated                                                             2002
Appraisal Value                                                     $66,000,000
# of Tenants Leases                                                           2
Average Rent Per Square Foot                                             $18.05
Underwritten Economic Occupancy                                           95.1%
Underwritten Revenues                                                $9,026,631
Underwritten Total Expenses                                          $4,873,265
Underwritten Net Operating Income (NOI)                              $4,153,366
Underwritten Net Cash Flow (NCF)                                     $3,736,484

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        CRF
Loan Group                                                                    1
Origination Date                                                     11/30/2005
Cut-off Date Principal Balance                                      $43,360,868
Cut-off Date Loan Balance Per SF/Unit                                      $110
Percentage of Initial Mortgage Pool Balance                                2.0%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.6600%
Amortization Type                                                       Balloon
IO Period (Months)                                                            0
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    65.7%
LTV Ratio at Maturity or ARD                                              55.3%
Underwritten DSCR on NOI                                                  1.38x
Underwritten DSCR on NCF                                                  1.24x

--------------------------------------------------------------------------------

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THE LOAN. The mortgage loan (the "Prince George Center II Loan") is evidenced by a single promissory note secured by a first mortgage encumbering an office building (the "Prince George Center II Property") located in Hyattsville,
Maryland. The Prince George Center II Loan represents approximately 2.0% of the initial mortgage pool balance and approximately 2.3% of the initial loan group 1 balance.

The Prince George Center II Loan was originated on November 30, 2005, and has a principal balance as of the cut-off date of $43,360,867.94. The Prince George
Center II Loan has a remaining term of 117 months and a scheduled maturity date of December 8, 2015. The Prince George Center II Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Prince George Center II Loan is permitted on or after September 8, 2015 without penalty.

THE PROPERTY. The Prince George Center II Property consists of an office building with 394,578 rentable square feet situated on 6.84 acres in
Hyattsville, Prince George County, Maryland. The improvements were originally constructed in 1968 and were renovated in 1992 and 2002. The building was designed by Edward Durell Stone, the architect who designed the Kennedy Center for the Performing Arts in Washington DC and the Museum of Modern Art in New
York City. The building is a ten-story commercial office building with typical floor plates of 30,000 square feet. Amenities include an onsite cafeteria. The
Prince George Center II Property is a part of Prince George's Metro Center, a four office building complex. The sponsor is redeveloping an adjacent site to include a 910-bed student housing complex for the University of Maryland, which is less than a mile north of the Prince George Center II Property, a 14-screen cinema, and a grocery anchored retail development. There are also plans for 800 apartment and condominium units, a 200-room hotel and a performing arts center.
The new development is to be called University Town Center.

The Prince George Center II Property is 100% occupied by two tenants. The United
States Government Services Administration (the "GSA") leases 99.5% of the building and a cafeteria tenant leases the balance of the space. The GSA space is occupied by the U.S. Department of the Treasury (the "Treasury"). The
Treasury has been a tenant at the property since 1992 and its lease runs through
2012. The Treasury may not terminate its lease early.

The following tables present certain information relating to the tenants at the
Prince George Center II Property:

------------------------------------------------------------------------------------------------------------------------------
                                                    TENANT INFORMATION(1)

         TENANT NAME               PARENT COMPANY     MOODY'S / S&P   SQUARE FEET  % OF GLA   BASE RENT PSF   LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

GSA - Dept. of Treasury......    Federal Government      Aaa/AAA        392,578      99.5%        $18.05          9/30/2012
Hyo & Hyo Cafeteria, Inc.....           NAP               NR/NR           2,000       0.5          18.00          3/31/2006
------------------------------------------------------------------------------------------------------------------------------
TOTAL........................                                           394,578     100.0%        $18.05
------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Prince George Center II Property:

--------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE(1)

                                                                                                                      CUMULATIVE
                                                                      % OF    CUMULATIVE   CUMULATIVE   CUMULATIVE       % OF
                    NUMBER OF    SQUARE FEET  % OF GLA   BASE RENT  BASE RENT SQUARE FEET   % OF GLA    BASE RENT     BASE RENT
     YEAR        LEASES EXPIRING   EXPIRING   EXPIRING   EXPIRING   EXPIRING   EXPIRING     EXPIRING     EXPIRING      EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

Vacant.........        NAP               0      0.0%         NAP        NAP            0        0.0%          NAP         NAP
Month-toMonth..         0                0      0.0     $        0      0.0%           0        0.0    $        0         0.0%
2006...........         1            2,000      0.5         36,012      0.5        2,000        0.5        36,012         0.5
2007...........         0                0      0.0              0      0.0        2,000        0.5        36,012         0.5
2008...........         0                0      0.0              0      0.0        2,000        0.5        36,012         0.5
2009...........         0                0      0.0              0      0.0        2,000        0.5        36,012         0.5
2010...........         0                0      0.0              0      0.0        2,000        0.5        36,012         0.5
2011...........         0                0      0.0              0      0.0        2,000        0.5        36,012         0.5
2012...........         1          392,578     99.5      7,087,967     99.5      394,578      100.0     7,123,979       100.0
2013...........         0                0      0.0              0      0.0      394,578      100.0     7,123,979       100.0
2014...........         0                0      0.0              0      0.0      394,578      100.0     7,123,979       100.0
2015...........         0                0      0.0              0      0.0      394,578      100.0     7,123,979       100.0
Thereafter.....         0                0      0.0              0      0.0      394,578      100.0     7,123,979       100.0
--------------------------------------------------------------------------------------------------------------------------------
TOTAL..........         2          394,578    100.0%    $7,123,979    100.0%     394,578      100.0%   $7,123,979       100.0%
--------------------------------------------------------------------------------------------------------------------------------

__________________

(1)   Information obtained from the Prince George Center II Borrower's rent roll dated November 16, 2005.

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THE MARKET(1). The Prince George Center II Property is located at 3700 East West
Highway, Hyattsville, Prince Georges County, MD within the Washington DC
Metropolitan Statistical Area ("MSA"). The Prince George Center II Property is
located approximately 9.2 miles northeast of Washington DC central business district and 12.4 miles northwest of the Ronald Reagan Washington National
Airport. It is in close proximity to highways I-295, which is 2.5 miles east of the Prince George Center II Property, I-495 (the beltway), I-95, and I-250. In addition, the main campus for the University of Maryland is located approximately one mile to the north of the Prince George Center II Property.

The Prince George Center II Property is located in the College Park submarket within the Northern Prince George County market in the greater suburban Maryland office market, which is comprised of Montgomery and Prince George counties.

The Northern Prince George County vacancy rate as of year end 2004 was 12.0% and
11.2% as of the second quarter 2005. The average rental rate for the Northern
Prince George County market is $20.32 per square foot.

The Prince George Center II Property is a Class A office building within its market. There are only seven Class A office buildings within the College Park submarket with a total of 1.9 million square feet. The Class A office inventory has a vacancy rate of 10.7%, similar to the overall submarket. However, excluding a nearly 150,000-square foot space that is currently off-line for renovation, the vacancy rate decreases to 3.1%. Among the five Class A office comparables assessed by the appraiser, the rental rates ranged from $19.50 to
$25.50 per square foot for a full service lease and $20.15 to $23.95 per square foot for a modified gross lease with a base year stop.

THE BORROWER. The borrower, Prince George Center II, LLC (the "Prince George
Center II Borrower"), is a single purpose entity that is a Delaware limited liability company. Prince George's Metro Center, Inc. ("Metro Center")
indirectly owns a 99% interest in the Prince George Center II Borrower and
Center Building Corp. ("Center Building") indirectly owns a 1% interest. Mr.
Herschel W. Blumberg is the president and a 75% owner of the Metro Center and his wife Goldene Blumberg is a 25% owner of the Metro Center. Center Building
Corp. is 100% owned by Mr. Blumberg.

Mr. Blumberg has been involved in a variety of real estate ventures since 1948, including the design, construction and management of the Prince George Center II
Property. As an owner of the Metro Center and a partner in the Quad Construction
Corporation, he has participated in the acquisition, engineering, zoning, development and sale to home builders of more than 10,000 single family detached lots, single family attached lots, apartments, and a commercial office building.
He has also been involved with the conversion of apartment buildings to condominiums.

PROPERTY MANAGEMENT. The property manager for the Prince George Center II
Property is Moore & Associates, Inc. ("Moore & Associates"). Moore & Associates
is an owner-managed, full service commercial real estate investment, development and management firm serving affiliated and independent clients throughout the
Washington, DC metropolitan area. Moore & Associates is not affiliated with the
Prince George Center II Borrower. Moore & Associates' partners and senior professionals have experience in real estate planning, finance, design, construction, acquisitions, dispositions, asset management and property management. Headquartered in Silver Spring, Maryland, and founded in 1979, Moore
& Associates has developed more than 1 million square feet of Class A office space. Moore & Associates currently manages over 1.1 million square feet in a portfolio of fourteen buildings with over 180 tenants.

LOCKBOX. The mortgage loan requires a hard lockbox and springing cash management. At origination, the Prince George Center II Borrower was required to establish a lockbox account. The loan documents require the Prince George Center
II Borrower to direct the tenants to pay their rents directly to the lockbox account. Until a "cash management event" has occurred, all funds in the lockbox accounts are transferred to an account designated by the Prince George Center II
Borrower. Following a cash management event, all amounts are transferred to a cash management account and applied to debt service and reserves. A "cash management event" is defined as an event of default.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Prince George Center II Loan:

    ------------------------------------------------------------
                                 ESCROWS/RESERVES

    TYPE:                                INITIAL      MONTHLY
    ------------------------------------------------------------

    Taxes..............................  $340,025      $85,006
    Capital Expenditure Reserve........     $0         $ 6,576
    ------------------------------------------------------------

SPRINGING MONTHLY TI/LC RESERVE. The Prince George Center II Borrower is
required to deposit $166,667 per month beginning on December 8, 2010 through
November 8, 2012. In lieu of cash payments, the Prince George Center II Borrower may deliver one or more letters of credit totaling the sum of amounts required to be deposited into the TI/LC Reserve account.

ADDITIONAL DEBT. Except as set forth below under "Permitted Mezzanine Debt", the
Prince George Center II Borrower will not be permitted to further encumber the
Prince George Center II Property or incur additional indebtedness, other than trade payables in the ordinary course of business capped at 4% of the initial loan amount.

__________________

(1)   Certain information obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

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PERMITTED MEZZANINE DEBT. The direct or indirect parents of the Prince George
Center II Borrower are permitted to incur additional debt secured by their ownership interest in the Prince George Center II Borrower provided that certain conditions are met, including, (i) the aggregate amount of the Prince George
Center II Loan and the mezzanine loan (as of the effective date of the mezzanine loan) will not exceed 95% of the fair market value of the Prince George Center
II Property, (ii) the proceeds of the mezzanine loan will be required to be used solely for building improvements, tenant improvements and lease commission costs associated with a new or a renewal of an existing lease at the Prince George
Center II Property, (iii) the aggregate debt service coverage ratio is at least
1.20x (or will be 1.20x after the new or renewal tenant takes occupancy) and
(iv) the permitted mezzanine lender will be required to execute and deliver an intercreditor agreement acceptable to the lender.

PARKING AGREEMENT SUBSTITUTION. The loan documents permit the Prince George
Center II Borrower to substitute the existing parking agreement with one or more qualified substitute parking agreements providing for an aggregate of at least
750 parking spaces in the vicinity of the Prince George Center II Property provided that certain conditions set forth in the loan agreement are met.

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INGLEWOOD PARK

                                [PHOTOS OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           7
Location (City/State)                                                 Largo, MD
Property Type                                                         See Table
Size (Square Feet)                                                      536,197
Percentage Physical Occupancy as of January 24, 2006                      67.1%
Year Built                                                            See Table
Appraisal Value                                                     $67,200,000
# of Tenant Leases                                                           60
Average Rent Per Square Foot                                             $15.56
Underwritten Economic Occupancy                                           86.0%
Underwritten Revenues                                                $8,192,468
Underwritten Total Expenses                                          $2,772,883
Underwritten Net Operating Income (NOI)                              $5,419,585
Underwritten Net Cash Flow (NCF)                                  $4,879,175(1)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        CRF
Loan Group                                                                    1
Origination Date                                                     11/14/2005
Cut-off Date Principal Balance                                      $43,300,000
Cut-off Date Loan Balance Per SF/Unit                                       $81
Percentage of Initial Mortgage Pool Balance                                2.0%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.9700%
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           24
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                 56.7%(1)
LTV Ratio at Maturity or ARD                                           49.3%(1)
Underwritten DSCR on NOI                                               1.75x(2)
Underwritten DSCR on NCF                                               1.57x(2)

--------------------------------------------------------------------------------

___________________

(1)   Cut-Off Date LTV ratio and Maturity Date LTV ratio were calculated using the net funding loan amount (full loan amount less $5,200,000 Cash Flow
      Holdback Reserve) and the "as is" Appraised Value. Using the full loan amount and the "as is" value of $67,200,000, the Cut-Off Date LTV ratio is
      64.4% and the Maturity Date LTV ratio is 57.1%.

(2)   UW NCF and UW DSCR were calculated using "as stabilized" Cash Flows. "In
      Place" NCF is $3,269,315, giving an UW DSCR of 1.05x.The loan has an initial 24-month interest only period; the debt service coverage ratio calculated using the In Place NCF and the interest only debt service is
      1.25x. The debt service coverage ratio on NOI during the interest only period is 2.07x. The debt service coverage ratio on NCF during the interest only period is 1.86x.

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                                  [MAP OMITTED]

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THE LOAN. The mortgage loan (the "Inglewood Park Loan") is evidenced by a single promissory note secured by first mortgages encumbering five industrial/flex buildings and two office buildings (collectively, the "Inglewood Park
Properties") located in Largo, Maryland. The Inglewood Park Loan represents approximately 2.0% of the initial mortgage pool balance and approximately 2.3%
of the initial loan group 1 balance.

The Inglewood Park Loan was originated on November 14, 2005, and has a principal balance as of the cut-off date of $43,300,000. The Inglewood Park Loan has a remaining term of 117 months and a scheduled maturity date of December 8, 2015.
The Inglewood Park Loan permits defeasance of the entire loan or partial defeasance (on a property-by-property basis) with United States Treasury obligations or other non-callable government securities (and in the case of a partial defeasance, in an amount equal to at least 125% of the allocated loan amount) beginning two years after the creation of the securitization trust.
Voluntary prepayment of the Inglewood Park Loan is permitted on or after
September 8, 2015 without penalty.

THE PROPERTY. The Inglewood Park Properties are comprised of five industrial/flex buildings and two traditional office buildings in the Inglewood
Business Park, located on the south side of Landover Road, just off exit 17 in
Largo, Maryland, which is in central Prince George's County. The business park is located near both the Largo Town Center Metro Station and County bus lines. A variety of shopping, restaurants, and hotels are located in the surrounding area. The nearby FedEx Stadium, the home of the Washington Redskins, generates parking income for the Inglewood Park Property.

The seven buildings total 536,197 square feet of net rentable area on 45.7 acres of land. Five of the buildings are multi-tenanted one-story industrial/flex buildings with offices in front and dock-high loading in the rear. The other two buildings are traditional five-story office buildings with central lobbies and elevators. The Inglewood Park Properties were originally constructed in phases from 1982 through 1987. Periodic renovations have been performed. Construction for all buildings is steel frame with brick veneer and glass exterior finish.

Combined parking is provided for 1,787 cars (3.33/1000 square feet) on surface parking surrounding the buildings.

The following tables present certain information regarding the Inglewood Park
Property:

-----------------------------------------------------------------------------------------------------------------------------
                                                   TENANT INFORMATION(1)

          TENANT NAME              PARENT COMPANY   MOODY'S/S&P(2)   SQUARE FEET   % OF GLA    BASE RENT    LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

Prince George's County
  Maryland........................       NAP            Aa2/AA           80,441       15.0%    $1,369,885        6/30/2007
Inphonic, Inc.....................       NAP            NR/NR            51,667        9.6%      $451,570        9/30/2009
LineMark Printing, Inc............       NAP            NR/NR            36,385        6.8%      $327,753       11/30/2008
Rx Solutions International........       NAP            NR/NR            16,118        3.0%      $233,711        7/31/2010
Multimax, Inc.....................       NAP            NR/NR            15,249        2.8%      $251,609        4/30/2006
-----------------------------------------------------------------------------------------------------------------------------
TOTAL ............................                                      199,860       37.2%    $2,634,528
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                    INGLEWOOD PARK PROPERTIES

                                                                % OF
                                            YEAR                TOTAL
                                           BUILT/    SQUARE    SQUARE                            PRIMARY               APPRAISED
    PROPERTY             LOCATION        RENOVATED   FEET(1)   FEET(1)  OCCUPANCY(1)            TENANT(1)                VALUE
-----------------------------------------------------------------------------------------------------------------------------------

Inglewood 1 ....     9200 Basil Court       1982     103,936    19.4%      84.2%            Ingenium Corporation      $15,800,000
                         Largo MD
Inglewood 2 ....   1801 McCormick Drive     1986     113,709    21.2       34.0          Prince George's County MD     16,170,000
                         Largo MD
Inglewood 3 ....  9301 Peppercorn Place     1982     51,667      9.6      100.0               Inphonic, Inc.            5,550,000
                         Largo MD
Inglewood 4 ....   1601 McCormick Drive     1983     62,102     11.6       66.4          Prince George's County MD      5,400,000
                         Largo MD
Inglewood 5 ....   1441 McCormick Drive     1985     50,606      9.4       51.9               Multimax, Inc.            7,080,000
                         Largo MD
Inglewood 6 ....    1220 Caraway Court      1987     76,013     14.2      100.0           LineMark Printing, Inc.       9,100,000
                         Largo MD
Inglewood 7 ....    1221 Caraway Court      1987     78,164     14.6       49.3      Rx Solutions International, Inc.   8,100,000
                         Largo MD
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL ..........                                    536,197    100.0%      67.1%                                      $67,200,000
-----------------------------------------------------------------------------------------------------------------------------------

___________________

(1)   Information obtained from the Inglewood Park Borrower's rent roll dated
      January 24, 2006.

(2)   Ratings provided are for the entity identified in the "parent company"
      column, where applicable, whether or not the Parent Company guarantees the lease.

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The following table presents certain information relating to the lease rollover schedule of the Inglewood Park Properties:

------------------------------------------------------------------------------------------------------------------------------------
                                                         LEASE ROLLOVER SCHEDULE(1)

                                                                                                                         CUMULATIVE
                       NUMBER      SQUARE                               % OF     CUMULATIVE    CUMULATIVE   CUMULATIVE       % OF
                      OF LEASES     FEET     % OF GLA    BASE RENT    BASE RENT  SQUARE FEET    % OF GLA     BASE RENT    BASE RENT
      YEAR            EXPIRING    EXPIRING   EXPIRING    EXPIRING     EXPIRING    EXPIRING      EXPIRING     EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

Vacant ...........       NAP      188,519      35.2%            NAP      NAP       188,519        35.2%            NAP        NAP
Month-to-Month ...        3         4,210       0.8     $    76,980      1.4%      192,729        35.9      $   76,980        1.4%
2006 .............       16        61,728      11.5       1,080,904     20.0       254,457        47.5       1,157,884       21.4
2007 .............       10        65,587      12.2       1,050,661     19.4       320,044        59.7       2,208,545       40.8
2008 .............       18        93,110      17.4       1,504,011     27.8       413,154        77.1       3,712,555       68.6
2009 .............        4        60,389      11.3         646,797     12.0       473,543        88.3       4,359,352       80.6
2010 .............        7        31,340       5.8         503,662      9.3       504,883        94.2       4,863,014       89.9
2011 .............        0             0       0.0               0      0.0       504,883        94.2       4,863,014       89.9
2012 .............        1        10,698       2.0         201,550      3.7       515,581        96.2       5,064,565       93.6
2013 .............        0             0       0.0               0      0.0       515,581        96.2       5,064,565       93.6
2014 .............        1        20,616       3.8         345,060      6.4       536,197       100.0       5,409,625      100.0
2015 .............        0             0       0.0               0      0.0       536,197       100.0       5,409,625      100.0
Thereafter .......        0             0       0.0               0      0.0       536,197       100.0       5,409,625      100.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL ............       60       536,197     100.0%    $ 5,409,625    100.0%      536,197       100.0%     $5,409,625      100.0%
------------------------------------------------------------------------------------------------------------------------------------

THE MARKET(2). The Inglewood Park Properties are located in the Inglewood
Business Park, which is located on the east side of the Capital Beltway
(Interstate 495) and the south side of Landover Road (Maryland Route 202), in the Landover/Largo area of central Prince George's County, Maryland. The
Inglewood Park Properties are located 20 miles east of downtown Washington, DC.
FedEx Field, home of the Washington Redskins, is on the opposite side of the
Beltway from the Inglewood Park Properties, and just to the south is The
Boulevard at the Capital Centre, a 490,000 square foot town center retail project that opened in the winter of 2003. A new train station was built as part of this center and a new pedestrian bridge is proposed to connect the train station to the Inglewood Park Property.

The Inglewood Park Property is located in the Landover/Lanham/Largo sub-market of the Prince George's County office market.

LANDOVER/LANHAM/LARGO OFFICE MARKET. According to Grubb & Ellis Suburban
Maryland Office Statistical Summary, the Landover/Lanham/Largo office sub-market has approximately 4.3 million square feet of inventory and had a mid-year 2005 vacancy rate of 9.48%. CoStar, a commercial real estate information company, defines the sub-market as Landover/Largo/Capital Heights, and reports a current overall (Mid October, 2005) vacancy rate of 13.6% including A, B and C space.
This figure is up from 11.8% at year end 2004. The Class A vacancy rate in the sub-market is 10.0%, up from 8.4% at year-end 2004. Class A vacancy in the sub-market had dropped to 5.7% as of the end of the third quarter, 2005;
however, the vacancy rate increased sharply when Verizon vacated 67,689 square feet at the Inglewood Park Properties at the end of September. The Verizon space at the Inglewood Park Properties represented 4.99% of the Class A market inventory in the sub-market. Average rents of $20.77 per square foot have increased steadily over the past two years, up from $20.00 in the fourth quarter of 2004 and $19.50 in the fourth quarter of 2003. There has been limited new office construction in the market with the last building completed in 2002.

Based on the available market information, sub-market rental rates range from
$17.00 to $24.00 per square foot for Class A office buildings with the higher range for newer buildings or superior build-out. Most leases are full service and include annual increases of expenses over base year.

LANDOVER/LANHAM/LARGO FLEX/OFFICE MARKET. According to CoStar, as of the 3rd
quarter 2005, the Prince George's County flex market consists of 239 buildings that contain 11,081,054 square feet of space. The market has a vacancy rate of
16.0%, with approximately 1,774,221 square feet available. CoStar cites the current flex vacancy rate in the Landover/Largo/Lanham market area at 17.9%.
CoStar separates Lanham from the Landover/Largo sub-market (the property is within Landover/Largo), although the proximity of the sub-markets makes them inter-competitive. The Landover/Lanham/Largo sub-market has experienced the greatest delivery of new space since 2000, which explains, in part, higher vacancy rates. The current vacancy rate is up from 13.6% at year-end 2004, and from 13.5% at year-end 2003. Average rents of $9.59 per square foot, triple net, are slightly down from $9.90 in the fourth quarter 2004 but up from $8.97 in the fourth quarter 2003.

Based on the available market information, sub-market rental rates range from
$6.50 to $13.00 per square foot for flex/office buildings with the higher range for newer buildings or superior build-out. Most leases are triple net. After adjusting the comparable rentals, according to the appraisal, the concluded market rental rate for the subject is $11.00 per square foot, triple net.

___________________

(1)   Information obtained from the Inglewood Park Borrower's rent roll dated
      January 24, 2006.

(2)   Certain information obtained from third party appraisals. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

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THE BORROWER. The borrowers are seven single purpose Maryland limited liability companies (collectively, the "Inglewood Park Borrower"). Each borrower is 100%
owned by Inglewood Associates LLC, which is in turn owned by Dean Morehouse
(46%), four additional individual members (10%), 50/301 Associates, LLC (25%)
and Ox Investments, LLC (19%). Dean Morehouse also owns 77.78% of 50/301
Associates, LLC. The remaining interest in 50/301 Associates and Ox Investments are held by five passive investors with no one investor controlling more than
9.2625% interest.

Dean Morehouse began his real estate career in the early 1970's working initially for the Savage/Forgarty Companies, then Oxford Development, and most recently the Bush Construction Corporation, all regional real estate development companies. Mr. Morehouse is the founder of MTM Builder/Developer, Inc. ("MTM"), the sponsor of the loan. MTM currently operates in the metro DC area as well as
North Carolina, South Carolina, Kentucky, Georgia, Florida, and the Virgin
Islands. MTM reportedly owns and manages in excess of 1,000,000 square feet of commercial property. Individual properties include the subject properties,
Presidential Corporate Center, a 250-acre master-planned business park on
Pennsylvania Avenue in Prince George County, and a residential / resort property in St. Croix.

PROPERTY MANAGEMENT. The property manager for the Inglewood Park Properties is
Michael Management, Inc. ("MMI"), a wholly owned subsidiary of NAI Michael and an affiliate of the Inglewood Park Borrower. MMI provides full service property management and is currently managing over seven million square feet of commercial, industrial, office and retail properties located in the Washington
DC Metropolitan Area.

Kenneth H. Michael, a native Washingtonian, established NAI Michael in 1973. He is the founder and actively serves as chairman of the board. NAI Michael is involved in commercial brokerage, property management, and development consulting. NAI is a collaboration of commercial brokerage firms serving major cities throughout the United States, Canada, Mexico, Brazil, England, Poland,
and Russia. It currently has over 50 employees and it exclusively represents New
America International (NAI) in the Washington DC Metropolitan area.

The Washington Business Journal has ranked NAI Michael among the top fifteen largest property management organizations in the Washington, DC market. The staff of Michael Management, Inc. includes certified property managers, real property managers, accountants, lease administrators, and licensed engineers.

LOCKBOX. The mortgage loan requires a hard lockbox and springing cash management. At origination, the Inglewood Park Borrower was required to establish a lockbox account. The loan documents require the Inglewood Park
Borrower to direct the tenants to pay their rents directly to the lockbox account. Until a "cash management event" has occurred, all funds in the lockbox accounts are transferred to an account designated by the Inglewood Park
Borrower. Following a cash management event, all amounts are transferred to a cash management account and applied to debt service and reserves. A "cash management event" means an event of default or the DSCR declining below 1.05x.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Inglewood Park Loan:

    ------------------------------------------------------------
                          ESCROWS/RESERVES

    TYPE:                                INITIAL       MONTHLY
    ------------------------------------------------------------
    Taxes.............................   $193,333      $48,333
    Insurance.........................   $61,660        $8,809
    TI/LC Reserve.....................      $0         $33,959
    Capital Expenditure Reserve ......      $0          $7,038
    Environmental Remediation.........   $10,000          $0
    Leasing Holdback Reserve..........   $150,000         $0
    Cash Flow Holdback Reserve........  $5,200,000        $0
    ------------------------------------------------------------

Cash Flow Holdback Reserve: A $5,200,000 reserve was established at closing.
Amounts in this reserve will be released during the first three loan years only, on a quarterly basis, subject to the Inglewood Park Properties achieving a 75%
occupancy, a 1.25x DSCR calculated using the actual debt service after the expiration of the interest only period and including amounts actually released to the Inglewood Park Borrower from the cash flow holdback reserve, and a 0.90x
DSCR calculated using a 9.25% debt constant and the total amount funded
(including the full cash flow holdback reserve), in each case using the underwritten net cash flow.

Leasing Holdback Reserve: A $150,000 reserve was established at closing. Amounts in this reserve will be released provided that either (a) the Quality Technology lease has been renewed for an additional term of at least five years at a rental rate at least equal to the rate in effect under such lease as of the closing of the Inglewood Park Loan or (b) the Inglewood Park Borrower has entered into a new lease for at least 4,210 square feet on terms and conditions set forth in the loan documents.

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ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

PERMITTED MEZZANINE DEBT. From and after the date that is 24 months after the closing of the Inglewood Park Loan, the direct or indirect owners of the
Inglewood Park Borrower are permitted to incur additional debt secured by their ownership interests in the Inglewood Park Borrower provided that certain conditions are met, including (a) the aggregate amount of the Inglewood Park
Loan and the mezzanine debt do not exceed 80% of the fair market value of the
Inglewood Park Properties, (b) the aggregate debt service coverage ratio for the
Inglewood Park Loan and the mezzanine debt is at least 1.20x, (c) the mezzanine lender executes an intercreditor agreement that is reasonably satisfactory to the lender, and (d) the rating agencies deliver confirmation that the mezzanine debt will not result in any qualification, downgrade, or withdrawal of the ratings assigned to the certificates.

RELEASE PROVISIONS. Individual Inglewood Park Properties may be released from the lien of the related mortgage upon defeasance by the Inglewood Park Borrower of a principal amount equal to the higher of the following amounts (a) 125% of the allocated loan amount for the property to be released; and (b) such other amount which, after giving effect to the partial release, results in a remaining unpaid principal balance of the Inglewood Park Loan supporting (i) a minimum debt service coverage ratio of at least 1.25x on the actual debt service constant after the expiration of the interest only period and (ii) a maximum loan-to-value ratio of 65%.

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